As Filed with the Securities and Exchange Commission on October 18,
1995.
                                        REGISTRATION NO. 33-_____

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                  _____________________________
                            FORM S-4
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                  _____________________________
                      HIBERNIA CORPORATION
     (Exact Name of Registrant as Specified in its charter)

Louisiana              6711                     72-0724532
(State or              (Primary Standard        (I.R.S. Employer
Jurisdiction of        Industrial               Identification
Incorporation or       Classification           Number)
Organization)

                      313 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 533-5332
  (Address, Including Zip Code, and Telephone Number, Including
     Area Code, of Registrant's Principal Executive Offices)
                  _____________________________
                          Gary L. Ryan
                        Associate Counsel
                      Hibernia Corporation
                      313 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 533-5560
    (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code of Agent for Service)

                           COPIES TO:
                         Virginia Boulet
                      Phelps Dunbar, L.L.P.
                       Counsellors at Law
                          Texaco Center
                       400 Poydras Street
               New Orleans, Louisiana  70130-3245
                         (504) 566-1311

                    Jeffrey C. Gerrish, Esq.
                    Gerrish & McCreary, P. C.
                  700 Colonial Road, Suite 200
                    Memphis, Tennessee  38117
                         (615) 251-0900
                  ____________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO
THE PUBLIC:
     As soon as practicable after this registration statement is declared effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ______
     /_____/


                 CALCULATION OF REGISTRATION FEE

_________________________________________________________________

Title of each   Amount to be   Proposed   Proposed   Amount of
class of        Registered     Maximum    Maximum    Registration
securities to                  Offering   Aggregate  Fee (1)
be registered                  Price per  Offering
                               Share (1)  Price (1)
_________________________________________________________________

Class A
Common Stock,
no par value     889,640       $6.41     $5,706,560   $1,968.00
                 shares
_________________________________________________________________

(1) Based upon a book value of the securities to be exchanged as of June 30, 1995 of $5,706,560 pursuant to Rule 457(f)(2) of the Securities Act of 1933 (the "Securities Act").


THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE
WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                      HIBERNIA CORPORATION

 Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

     Item of Form S-4                   Location or Caption in
                                        Proxy Statement
                                        (Prospectus)

1. Forepart of Registration Statement Introduction and Outside Front Cover Page of
    Prospectus

2.  Inside Front and Outside Back       Table of Contents;
    Cover Pages of Prospectus           Available Information

3.  Risk Factors, Ratio of Earnings     Introduction; The
    To Fixed Charges and Other          Parties to the Merger;
    Information                         Summary;
                                        Certain Regulatory
                                        Considerations

4.  Terms of the Transaction            Introduction; Summary;
                                        Proposed Merger

5.  Pro Forma Financial                 Pro Forma Financial
    Information                         Information

6.  Material Contacts with the          Proposed Merger
    Company Being Acquired

7.  Additional Information Required     Not Applicable
    for Reoffering by Persons and
    Parties Deemed to be Underwriters

8.  Interests of Named Experts and      Validity of Shares;
    Counsel                             Experts; Relationship
                                        with Independent
                                        Auditors

9.  Disclosure of Commission Position   Not Applicable
    on Indemnification for Securities
    Act Liabilities

10. Information with Respect to         Introduction; Available
    S-3 Registrants                     Information; The
                                        Parties to the Merger

11. Incorporation of Certain            Available Information
    Information by Reference

12. Information with Respect to         Not Applicable
    S-2 or S-3 Registrants

13. Incorporation of Certain            Not Applicable
    Information by Reference

14. Information with Respect to         Not Applicable
    Registrants other than
    S-2 or S-3 Registrants

15. Information with Respect to         Not Applicable
    S-3 Companies

16. Information with Respect to         Not Applicable
    S-2 or S-3 Companies

17. Information with Respect to         Summary; The Parties to
    Companies Other Than S-2 or         the Merger; Certain
    S-3 Companies                       Information Relating to
                                        FNB; FNB Consolidated
                                        Financial Information;
                                        Management's Discussion
                                        and Analysis of Financial
                                        Condition and Results of
                                        Operations of FNB

18. Information if Proxies,             Introduction; Summary;
    Consents or Authorizations          Meeting Information;
    are to be Solicited                 Proposed Merger; Certain
                                        Information Relating to
                                        FNB; Relationship with
                                        Independent Auditors

19. Information if Proxies,             Not Applicable
    Consent, Authorizations are not
    to be Solicited or in an Exchange
    Offer



            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               OF
                      FNB BANCSHARES, INC.
                        November 27, 1995

     NOTICE IS HEREBY GIVEN that, pursuant to the call of the directors of FNB Bancshares, Inc. ("FNB"), a Special Meeting of the shareholders of FNB will be held at the main office of FNB Bancshares, Inc., 216 Lake Street, Lake Providence, Louisiana 71254 on November 27, 1995, at 10:00 a.m., for the purpose of considering and voting upon the following matters:

     1. A proposal to approve a Merger of FNB with and into Hibernia Corporation ("Hibernia") (the "Merger"), and the related Agreement and Plan of Merger between FNB and Hibernia dated as of June 15, 1995 (the "Agreement"), a copy of which is attached as Appendix A to the accompanying Proxy Statement-Prospectus and incorporated herein by this reference, and which Agreement also provides for the merger of The First National Bank of Lake Providence (the "Bank"), a national banking association and wholly-owned subsidiary of FNB, with and into Hibernia National Bank ("HNB") (the "Bank Merger").

     2. The transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on October 16, 1995 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Special Meeting.

     Each share of common stock, par value $20.00 per share, of FNB (the "FNB Common Stock") will entitle the holder thereof to one vote on all matters that come before the Special Meeting. Approval of the Merger will require the affirmative vote of two-thirds of the voting power of FNB present or represented by proxy at the Special Meeting.

     Dissenting shareholders who comply with the procedural requirements of the Business Corporation Law of Louisiana will be entitled to receive payment of the fair cash value of their shares if the Merger is effected upon approval by less than eighty percent (80%) of FNB's total voting power.

     Whether you intend to attend the Special Meeting, and regardless of the number of shares you own, your vote is important. Please take a moment to complete, date and sign the enclosed proxy card. Your proxy may be revoked by notice to the Secretary of FNB or by executing and delivering a later dated proxy to the Secretary prior to the Special Meeting.

                         By Order of the Board of Directors,


                         Sharon E. Knight
                         Secretary

SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS.


                      FNB BANCSHARES, INC.
                              PROXY

              This Proxy is Solicited on Behalf of
         The Board of Directors of FNB Bancshares, Inc.


     The undersigned shareholder of FNB Bancshares, Inc., a Louisiana corporation, hereby appoints Frederick H. Schneider, III and James J. Schneider, or either of them, proxies with power of substitution to vote and act for the undersigned, as designated below, with respect to the number of shares of the Common Stock of FNB Bancshares, Inc. ("FNB") the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of FNB, which will be held at the office of FNB Bancshares, Inc., 216 Lake Street, Lake Providence, Louisiana 71254 on November 27, 1995, at 10:00 a.m. (the "Special Meeting"), and at any adjournments or postponements thereof, and, at their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF FNB.

     The Board of Directors of FNB recommends that you vote FOR approval of the Merger of FNB with and into Hibernia Corporation.

          THIS PROXY IS CONTINUED ON THE REVERSE SIDE
       PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY


PLEASE MARK YOUR CHOICE LIKE
THIS ___ IN BLUE OR BLACK INK/
    /___/


___________________
   Common Stock

Item 1    Approval of Merger of FNB with and into Hibernia
          Corporation and the related Agreement and Plan of Merger between FNB Bancshares and Hibernia Corporation dated
          June 15, 1995


                    For            Against             Abstain

                   ___            ___                 ___
                  /___/          /___/               /___/

     The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Proxy
Statement and hereby revokes any proxy or proxies heretofore given.


Date_______________________________


Signature__________________________


Please mark, date and sign as your account name appears and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation or partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each shareholder named should sign.




                         PROXY STATEMENT


                      FNB BANCSHARES, INC.
                 SPECIAL MEETING OF SHAREHOLDERS
                 To Be Held on November 27, 1995


                           PROSPECTUS

                      HIBERNIA CORPORATION

                       889,640 SHARES OF
                      CLASS A COMMON STOCK
                         (NO PAR VALUE)


     This Proxy Statement-Prospectus is being furnished to the holders of common stock, par value $20.00 per share (the "FNB Common Stock"), of FNB Bancshares, Inc. ("FNB") in connection with the solicitation of proxies by the Board of Directors of FNB for use at a special meeting of shareholders (the "Special Meeting") to be held at 10:00 a.m., local time, on November 27, 1995, at the office of FNB, 216 Lake Street, Lake Providence, Louisiana 71254, and at any adjournments or postponements thereof.

          At the Special Meeting, the holders of record of FNB Common Stock as of the close of business on October 16, 1995 (the "Record Date") will consider and vote upon a proposal to approve the merger of FNB with and into Hibernia Corporation ("Hibernia") (the "Merger"), and the related Agreement and Plan of Merger dated June 15, 1995 (the "Agreement") between FNB and Hibernia pursuant to which, immediately following the merger of FNB into Hibernia, The First National Bank of Lake Providence (the "Bank") will also merge with and into Hibernia National Bank ("HNB") (the "Bank Merger"). Upon consummation of the Merger, each outstanding share of FNB Common Stock, except for shares owned beneficially by Hibernia and its subsidiaries and shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited, will be converted into 92 shares of Hibernia's Class A Common Stock, no par value (the "Hibernia Common Stock") with cash being paid in lieu of any fractional share interests. For a description of the Agreement, which is included in its entirety as Appendix A to this Proxy Statement-Prospectus, see "PROPOSED MERGER."

          This Proxy Statement-Prospectus also constitutes a prospectus of Hibernia with respect to the 889,640 shares of Hibernia Common Stock to be issued pursuant to the Agreement if the Merger is consummated. See "PROPOSED MERGER -- Terms of the
Merger."

          The outstanding shares of Hibernia Common Stock are listed on the New York Stock Exchange, Inc. (the "NYSE"). The reported last sale price of Hibernia Common Stock on the NYSE Composite Transactions Reporting System on October __, 1995 was $______ per share.

          This Proxy Statement-Prospectus and the accompanying proxy card are first being mailed to shareholders of FNB on or about October __, 1995.

     No person is authorized to give any information or to make any representations other than those contained in this Proxy Statement-Prospectus, and, if given or made, such information or representation may not be relied upon as having been made by Hibernia or FNB. This Proxy Statement-Prospectus does not constitute an offer to sell or solicitation of an offer to buy by Hibernia, nor will there be any sale of Hibernia Common Stock offered hereby, in any state in which, or to any person to whom, it would be unlawful to make such an offer or solicitation prior to registration or qualification under applicable state law.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE SHARES OF HIBERNIA COMMON STOCK OFFERED HEREBY ARE
NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR
SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this Proxy Statement-Prospectus is October __, 1995.



                        TABLE OF CONTENTS
                                                           Page
INTRODUCTION . . . . . . . . . . . . . . . . . . . . .
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . .
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . .
THE PARTIES TO THE MERGER. . . . . . . . . . . . . . .
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . .
MEETING INFORMATION. . . . . . . . . . . . . . . . . .

     Date, Place and Time  . . . . . . . . . . . . . .
     Record Date; Voting Rights  . . . . . . . . . . .
     Voting and Revocation of Proxies. . . . . . . . .
     Solicitation of Proxies . . . . . . . . . . . . .

PRO FORMA FINANCIAL INFORMATION. . . . . . . . . . . .
PROPOSED MERGER. . . . . . . . . . . . . . . . . . . .

     Background of and Reasons for Merger. . . . . . .
     Terms of the Merger . . . . . . . . . . . . . . .
     Opinion of Financial Advisor  . . . . . . . . . .
     Surrender of Certificates . . . . . . . . . . . .
     Representations and Warranties:
       Conditions to the Merger; Waiver. . . . . . . .
     Regulatory and Other Approvals. . . . . . . . . .
     Business Pending the Merger . . . . . . . . . . .
     Effective Date of the Merger; Termination . . . .
     Management and Operations After the Merger. . . .
     Certain Differences in Rights of Shareholders . .
     Material Tax Consequences . . . . . . . . . . . .
     Resale of Hibernia Common Stock . . . . . . . . .
     Rights of Dissenting Shareholders . . . . . . . .
     Dividend Reinvestment Plan. . . . . . . . . . . .
     Accounting Treatment. . . . . . . . . . . . . . .

CERTAIN REGULATORY CONSIDERATIONS  . . . . . . . . . .
CERTAIN INFORMATION RELATING TO FNB  . . . . . . . . .

     Description of Business . . . . . . . . . . . . .
     Ownership of FNB Common Stock
       and Dividends . . . . . . . . . . . . . . . . .

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS OF FNB . . . . .
RELATIONSHIP WITH INDEPENDENT AUDITORS . . . . . . . .
VALIDITY OF SHARES . . . . . . . . . . . . . . . . . .
EXPERTS  . . . . . . . . . . . . . . . . . . . . . . .
FNB CONSOLIDATED FINANCIAL INFORMATION . . . . . . . .

APPENDIX A    --    AGREEMENT AND PLAN OF MERGER
APPENDIX B    --    OPINION OF SOUTHARD FINANCIAL
APPENDIX C    --    SELECTED PROVISIONS OF LOUISIANA LAW RELATING
                          TO RIGHTS OF DISSENTING SHAREHOLDERS
APPENDIX D    --    OPINION OF ERNST & YOUNG LLP REGARDING CERTAIN
                          TAX MATTERS



                          INTRODUCTION


     This Registration Statement relates to 889,640 shares of Class A Common Stock, no par value of Hibernia Corporation, a Louisiana corporation, which will be issued in connection with the Merger of FNB Bancshares, Inc., a Louisiana corporation, with and into Hibernia. The shares of Hibernia Common Stock offered hereby will be exchanged, upon consummation of the Merger, for the outstanding shares of common stock, $20.00 par value, of FNB (the "FNB Common Stock").

     Shareholders of FNB will be asked to approve the Merger at a Special Meeting to be held on November 27, 1995. The proxy statement relating to such Special Meeting is included in this Proxy Statement-Prospectus.

     The terms of the Merger are described in this Proxy Statement-Prospectus, and a copy of the Agreement and Plan of Merger between Hibernia and FNB is attached hereto as Appendix A for reference.

                      AVAILABLE INFORMATION

     Hibernia Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, 14th Floor, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning Hibernia may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, on which the shares of Common Stock are listed.

     Hibernia has filed with the Commission a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to Hibernia and the Hibernia Common Stock offered hereby, reference is hereby made to the Registration Statement. Statements contained in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission and the NYSE, as set forth above.

     All information contained in this Proxy Statement-Prospectus relating to Hibernia and its subsidiaries has been supplied by Hibernia, and all information relating to FNB and its subsidiaries has been supplied by FNB.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Incorporated by reference in this Prospectus are the following documents filed by Hibernia Corporation with the Commission pursuant to the Exchange Act: Hibernia's (1) Annual Report on Form 10-K for the year ended December 31, 1994, (2) definitive Proxy Statement dated March 17, 1995 relating to its 1995 Annual Meeting of Shareholders held on April 18, 1995 except for the information contained therein under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph", which are expressly excluded from incorporation in this Registration Statement, (3) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995 and June 30, 1995, and
(4) Current Report on Form 8-K dated October 6, 1995 and October
12, 1995.

     All documents subsequently filed by Hibernia with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date such documents are filed, except that any and all information included in any proxy statement filed by Hibernia under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph" are hereby expressly excluded from such incorporation by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Hibernia will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the information incorporated herein by reference other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such information). Written or oral requests should be directed to Hibernia Corporation, 313 Carondelet Street, New Orleans, Louisiana 70130, Attention: Assistant Corporate Secretary, Telephone (504) 533-3411.

                    THE PARTIES TO THE MERGER

     Hibernia. Hibernia is a Louisiana corporation registered under the Bank Holding Company Act of 1956, as amended ("BHCA"). As of June 30, 1995, Hibernia had total consolidated assets of approximately $6.7 billion and shareholders' equity of approximately $624 million. As of June 30, 1995, Hibernia was ranked, on the basis of total assets, as the 81st largest bank holding company in the United States and the second largest headquartered in Louisiana.

     Hibernia has a single banking subsidiary, Hibernia National Bank ("HNB"), that provides retail and commercial banking services through approximately 160 branches throughout Louisiana. As of June 30, 1995, HNB was the largest bank headquartered in Louisiana. Hibernia consummated one merger in each of the first two quarters of 1995 (one as of March 1, and one as of May 1, 1995) and two mergers in the third quarter of 1995 (each as of July 1), each of which was accounted for as a pooling of interests. Restated supplemental consolidated financial statements of Hibernia reflecting the impact of these mergers were included in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 1995 and are incorporated herein by reference. As restated to reflect those mergers, Hibernia's total assets and shareholders' equity as of December 31, 1994 were $6.8 billion and $592 million, respectively.

     Hibernia has publicly announced its plan to acquire Bunkie Bank & Trust Company, which at June 30, 1995 had total assets of $109.0 million, total deposits of $99.3 million and $9.2 million of shareholders equity.

     The principal executive offices of Hibernia are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is (504) 533-5532. For additional information concerning the business and financial condition of Hibernia, reference should be made to the Hibernia reports incorporated herein by reference. See "AVAILABLE INFORMATION."

     Selected Financial Data. The closing market price per share of Hibernia Common Stock on the NYSE on June 14, 1995, the day prior to the announcement of the proposed Merger was $8.875. There can be no assurance of the market price of Hibernia Common Stock on the Closing Date.

          SELECTED FINANCIAL INFORMATION ABOUT HIBERNIA
                           (Unaudited)


The following table sets forth certain consolidated financial information for Hibernia. The historical information is based on the historical financial statements and related notes of Hibernia contained in (i) its Annual Report on Form 10-K for the year ended December 31, 1994, after giving retroactive effect to the mergers with American Bank, consummated on March 1, 1995 and STABA Bancshares, Inc. consummated on May 1, 1995, both of which were accounted for as poolings of interests and (ii) its quarterly report on Form 10-Q for June 30, 1995. The restated year-end information is derived from the supplemental restated consolidated financial statements of Hibernia Corporation contained in Hibernia's Current Report on Form 8-K dated October 12, 1995, which give effect to the four mergers consummated in 1995, as discussed in Notes A and B to the pro forma combined financial statements. The restated June 30 information reflects the impact of the mergers with Bank of St. John and Progressive Bancorporation, Inc., both of which were consummated on July 1, 1995 and accounted for as poolings of interests. The mergers with Bank of St. John and Progressive are not reflected in the June 30 historical financial information since the transactions were consummated subsequent to June 30, 1995.

HISTORICAL HIBERNIA CORPORATION (1)
SELECTED FINANCIAL INFORMATION

                                                                  Year Ended December 31                  6 Months Ended June 30
Unaudited ($ in thousands, except per share amounts)   1994      1993      1992      1991      1990          1995      1994

Net interest income                                  $269,595  $265,772  $264,950  $287,859  $304,928      $138,825  $133,169
Income (loss) from continuing operations               87,971    63,525     4,028  (138,287)  (16,944)       55,261    43,804
Per share:
   Income (loss) from continuing operations              0.78      0.57      0.07     (2.42)    (0.30)         0.49      0.39
   Cash dividends                                        0.19      0.03         -      0.15      0.90          0.12      0.08
   Book value                                            5.07      4.78      4.11      4.59      7.48          5.60      4.89


SELECTED PERIOD-END BALANCES

Debt                                                    5,650    30,194    32,587   134,809   146,784         4,748    24,446
Total assets                                        6,516,411 6,412,895 6,280,371 7,517,779 8,783,541     6,736,779 6,432,421

(1) Refer to "PRO FORMA FINANCIAL INFORMATION".


RESTATED HIBERNIA CORPORATION (2)
SELECTED FINANCIAL INFORMATION

                                                                  Year Ended December 31                  6 Months Ended June 30
Unaudited ($ in thousands, except per share amounts)   1994      1993      1992      1991      1990          1995      1994

Net interest income                                  $283,212  $278,322  $275,682  $295,598  $311,481      $145,464  $139,487
Income (loss) from continuing operations               95,617    66,846     7,442  (136,726)  (15,766)       55,546    45,872
Per share:
   Income (loss) from continuing operations              0.81      0.57      0.12     (2.17)    (0.25)         0.47      0.39
   Cash dividends                                        0.19      0.03         -      0.15      0.90          0.12      0.08
   Book value                                            4.98      4.66      4.03      4.25      6.85          5.50      4.80


SELECTED PERIOD-END BALANCES

Debt                                                   11,846    38,698    37,568   141,339   429,221         9,570    28,350
Total assets                                        6,779,343 6,653,356 6,519,475 7,732,627 8,986,869     7,000,079 6,681,337

(2) Refer to "PRO FORMA FINANCIAL INFORMATION".

FNB. FNB is a Louisiana corporation registered under the BHCA. As of of June 30, 1995, FNB had total consolidated assets of $53 million and shareholders' equity of $5.7 million. FNB's banking subsidiary is The First National Bank of Lake Providence, a national banking association having two offices in East Carroll and West Carroll parishes. The Bank engages in retail and commercial banking services, including taking deposits and extending secured and unsecured credit.

     The principal offices of FNB are located at 216 Lake Street, Lake Providence, Louisiana 71254, and its telephone number is (318) 559-2595. For additional information concerning the business of FNB and its financial condition, see "CERTAIN INFORMATION CONCERNING "FNB" and "FNB CONSOLIDATED FINANCIAL INFORMATION."

    SELECTED FINANCIAL INFORMATION ABOUT FNB BANCSHARES, INC.
                           (Unaudited)


The following selected financial information of FNB Bancshares, Inc. with respect to each year in the five-year period ended December 31, 1994 and the six months ended June 30, 1995 and 1994 has been derived from the financial statements of FNB Bancshares, Inc. The information set forth below should be read in conjunction with FNB Bancshares, Inc. financial statements, the notes thereto, and FNB Bancshares, Inc. Management's Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 1994 and 1993 and the six months ended June 30, 1995 and 1994 appearing elsewhere in this Proxy Statement-Prospectus.




                                                    SELECTED FINANCIAL INFORMATION

                           Six Months
                              Ended
                             June 30                             Year Ended December 31
                           (Unaudited)                                     (Audited)
                       ________________  ____________________________________________
                                                (in thousands)
Summary of Financial
Condition
at End of Period       1995      1994    1994    1993    1992    1991    1990

Total Assets           $53,149   $51,127 $58,903 $52,571 $51,252 $49,307 $46,702
Investment Securities   23,708    24,696  30,764  25,508  26,860  20,209  13,212
Loans-Net of
Unearned Income         25,985    22,594  19,074  18,108  17,974  15,385  16,572
Reserve for Loan
Losses                     277       250     280     348     453     453     446
Total Deposits          45,802    45,111  53,259  47,458  46,667  45,129  42,774
Shareholders' Equity     5,707     5,041   5,362   4,874   4,339   3,761   3,501


Summary of Income

Net Interest Income    $ 1,258   $   979 $ 2,093 $ 2,008 $ 2,037 $ 1,711 $ 1,581
Provision for Credit
Losses                      10        75     100      10      40      25     200
Non-Interest Income        145       161     322     315     315     314     241
Other Income                 2        33      89      35      16      10      40
Non-Interest
Expenses                   747       789   1,513   1,522   1,443   1,428   1,265
Net Income Before
Change in
Accounting Principle       442       224     632     600     646     468     347
Cumulative Effect of
Change in
Accounting Principle         -         -       -      82       -       -       -
Net Income                 442       224     632     683     646     468     347



                         Six Months
                           Ended
                          June 30                 Year Ended December 31
                         (Unaudited)                    (Audited)
                      ________________  ____________________________________________
Summary of Financial
Condition
at End of Period      1995     1994      1994     1993     1992     1991    1990

Comparative Per
Share Data

Book Value Per
Common Share          $590.13  $521.26   $554.47  $504.08  $433.78  $369.82 $310.86

Cash Dividends Per
Common Share            10.00     6.00     15.00     9.00     3.99     3.15    3.21

Net Income Per
Common Share            45.66    23.18     65.39    61.69    63.89    44.20   29.66

Selected Financial
Ratios

Return on Average
Assets                  1.58%    .86%      1.13%   1.16%     1.28%    .98%    .81%

Return on Average
Shareholders' Equity   15.96%   9.04%     12.35%  13.03%    15.94%  12.89%  10.24%

Equity Capital to
Total Avg. Assets, at
End of Period          10.19%   9.72%      9.62%   9.39%     8.63%   7.83%   8.16%

Allowance for Credit
Losses to Net Loans
at End of Period        1.06%   1.10%      1.47%   1.92%     2.52%   2.95%   2.69%



FNB BANCSHARES, INC.

QUARTERLY INCOME RESULTS
Unaudited ($ in thousands, except per share amounts)


                                 1995
                                   I         II

Interest income                  $1,094     $1,119
Net interest income                 630        630
Net income                          199        243
Net income per share             $20.58     $25.13




                                                   1994
                                   I         II         III        IV

Interest income                    $848      $877       $931       $994
Net interest income                 476       502        547        568
Net income                           99       125        165        243
Net income per share             $10.24    $12.93     $17.06     $25.13


                                                   1993
                                   I         II         III        IV

Interest income                  $1,018       $722       $901       $826
Net interest income                 651        361        537        459
Net income                          152        156        162        213
Net income per share             $15.72     $16.13     $16.75     $22.03

        PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION
                           (Unaudited)


The following table sets forth certain unaudited pro forma combined financial information for Hibernia, after giving effect to (i) the merger with American Bank consummated on March 1, 1995 and the merger with STABA Bancshares, Inc. consummated on May 1, 1995, as discussed in Note A to the pro forma combined financial statements and (ii) the mergers with Bank of St. John and Progressive
Bancorporation, Inc., each consummated on July 1, 1995, as discussed in Note B to the pro forma combined financial statements, and FNB Bancshares, Inc. The table also gives effect to a probable merger with Bunkie Bancshares, Inc. as discussed in Note D to the pro forma combined financial statements. The pro forma information, which reflects the Merger and other probable and consummated mergers, using the pooling of interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had any of the mergers been consummated at the beginning of the periods indicated or that may be obtained in the future. See "Pro Forma
Financial Information" and the "Notes to Pro Forma Combined
Financial Statements" contained elsewhere herein.

PRO FORMA HIBERNIA CORPORATION*
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                        Year Ended December 31        6 Months Ended June 30
Unaudited ($ in thousands, except per share amounts)   1994       1993      1992         1995      1994

Net interest income                                   $285,305  $280,330  $277,719     $146,724  $140,465
Income from continuing operations                       96,249    67,446     8,088       55,988    46,096
Per share:
   Income from continuing operations                      0.81      0.57      0.12         0.47      0.39
   Cash dividends                                         0.19      0.03         -         0.12      0.08
   Book value                                             4.99      4.66      4.04         5.50      4.78


SELECTED PERIOD-END BALANCES

Debt                                                    11,846    36,809    37,568        9,570    28,350
Total assets                                         6,838,246 6,705,927 6,570,727    7,053,228 6,732,464


*  Includes restated Hibernia Corporation and FNB Bancshares, Inc.


TOTAL PRO FORMA HIBERNIA CORPORATION**
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                        Year Ended December 31        6 Months Ended June 30
Unaudited ($ in thousands, except per share amounts)   1994       1993      1992         1995      1994

Net interest income                                   $289,086  $284,139  $281,618     $148,809  $142,318
Income from continuing operations                       97,463    68,668     9,539       56,692    46,630
Per share:
   Income from continuing operations                      0.80      0.57      0.14         0.47      0.38
   Cash dividends                                         0.19      0.03         -         0.12      0.08
   Book value                                             4.98      4.66      4.04         5.49      4.77


SELECTED PERIOD-END BALANCES

Debt                                                    11,846    36,809    37,568        9,570    28,350
Total assets                                         6,944,648 6,801,177 6,664,067    7,162,247 6,834,117


**  Includes restated Hibernia Corporation, FNB Bancshares, Inc. and Bunkie Bancshares, Inc.

                COMPARATIVE PER SHARE INFORMATION
                           (Unaudited)


The following table sets forth for Hibernia Common Stock and FNB
Bancshares, Inc. Common Stock certain historical, restated, unaudited pro forma combined and unaudited pro forma equivalent per share financial information for the six months ended June 30, 1995 and 1994 and for the years ended December 31, 1994, 1993 and 1992.
The information about Hibernia Common Stock does not take into effect the proposed issuance of 1,874,760 shares in connection with a previously announced plan to acquire Bunkie Bancshares, Inc.
Year end information under the column titled "Historical Hibernia
Corporation" is derived from the historical financial statements of Hibernia Corporation contained in its Annual Report on Form 10-K for the year ended December 31, 1994, after giving effect to the mergers with American Bank consummated on March 1, 1995 and STABA
Bancshares Inc. consummated on May 1, 1995, both of which were accounted for as poolings of interests. The historical June 30 information is derived from Hibernia's Quarterly Report on Form 10-
Q for June 30, 1995.  Year-end information under the column titled
"Restated Hibernia Corporation" is derived from the supplemental restated consolidated financial statements of Hibernia Corporation contained in Hibernia's Current Report on Form 8-K dated October
12, 1995, which reflects the impact of the mergers with Bank of St.
John and Progressive Bancorporation, Inc. ("Progressive"), both of which were consummated on July 1, 1995, and accounted for as poolings of interests.
The restated June 30 information is derived from Hibernia's Quarterly Report on Form 10-Q for June 30, 1995, after giving effect to the mergers with Bank of St. John and Progressive. Information under the column titled "Historical FNB Bancshares, Inc." is based on, and should be read in conjunction with, the historical financial statements and related notes of FNB Bancshares, Inc. contained elsewhere in this Proxy Statement-Prospectus.

Information under the column entitled "Pro Forma Hibernia Corporation (With FNB Bancshares, Inc.)" is based upon the pro forma financial statements and related notes contained elsewhere herein. Such pro forma combined information, which reflects the Merger and the mergers consummated in 1995 with American, STABA, Bank of St. John and Progressive using the pooling of interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had any of the mergers been consummated at the beginning of the periods indicated or that may be obtained in the future. The pro forma combined information gives effect to the issuance, in each of the periods presented, of
92.0 shares of Hibernia Common Stock for each outstanding share of FNB Bancshares, Inc. Common Stock.

The information under the column entitled "FNB Bancshares, Inc. Pro Forma Equivalent" is derived by multiplying the numbers contained in the column titled "Pro Forma Hibernia Corporation (with FNB
Bancshares, Inc.)" by the Exchange Rate of 92.0.  See "The
Merger - Consideration to be Received in the Merger."

HIBERNIA CORPORATION AND FNB BANCSHARES, INC.

COMPARATIVE PER SHARE INFORMATION
Unaudited

                                                                                 PRO FORMA
                                                                                 HIBERNIA           FNB
                                 HISTORICAL     RESTATED     HISTORICAL        CORPORATION    BANCSHARES, INC.
                                  HIBERNIA      HIBERNIA         FNB             (WITH FNB       PRO FORMA
                                CORPORATION   CORPORATION  BANCSHARES, INC.  BANCSHARES, INC.)   EQUIVALENT
Per Common Share:

Income from continuing operations:
   For the six months ended June 30,
        1995                           $0.49         $0.47         $45.66               $0.47          $43.24
        1994                            0.39          0.39          23.18                0.39           35.88
   For the year ended December 31,
        1994                           $0.78         $0.81         $65.39               $0.81          $74.52
        1993                            0.57          0.57          61.69                0.57           52.44
        1992                            0.07          0.12          63.89                0.12           11.04

Cash dividends:
   For the six months ended June 30,
        1995                           $0.12         $0.12         $10.00               $0.12          $11.04
        1994                            0.08          0.08           6.00                0.08            7.36
   For the year ended December 31,
        1994                           $0.19         $0.19         $15.00               $0.19          $17.48
        1993                            0.03          0.03           9.00                0.03            2.76
        1992                               -             -           3.99                   -               -

Book Value:
   At June 30, 1995                    $5.60         $5.50        $590.13               $5.50         $506.00
   At December 31, 1994                 5.07          4.98         554.47                4.99          459.08


     From time to time, Hibernia investigates and holds discussions and negotiations in connection with possible merger or similar transactions with other financial institutions. At the date hereof, Hibernia has entered into definitive merger agreements with one financial institution in addition to FNB which is described in documents incorporated herein by reference and described under "PRO FORMA FINANCIAL INFORMATION" below. In addition, Hibernia is pursuing other possible acquisition opportunities and intends to continue to pursue such opportunities in the near future when available and feasible in the light of Hibernia's business and strategic plans. Although it is anticipated that such transactions may be entered into both before and after the Merger, there can be no assurance as to when or if, or the terms upon which, such transactions may be pursued or consummated. If required under applicable law, any such transactions would be subject to regulatory approval and the approval of shareholders.

Other Pending Merger Transaction for Hibernia

     In addition to FNB, Hibernia has entered into a definitive merger agreement with Bunkie Bancshares, Inc. ("Bunkie"). That transaction is subject to certain conditions, similar to the conditions to the Merger described herein, and may be consummated before or after consummation of the Merger. Shareholders of FNB will not have the right to vote on the pending transaction with Bunkie, or any other transaction that might be entered into by Hibernia prior to the Effective Date of the Merger. In addition, if the Merger is consummated prior to consummation of another transaction, former shareholders of FNB who have not exercised and perfected dissenters' rights will be shareholders of Hibernia at the time those transactions are consummated. Shareholders of Hibernia do not have the right to vote on the proposed transaction with Bunkie. At June 30, 1995, Bunkie had total assets of $109.0 million, total deposits of $99.3 million and shareholders' equity of $9.2 million.

     On a pro forma basis, and based upon historical results, if the proposed merger with Bunkie had been effective on January 1, 1992, Hibernia's earnings per share in each of the years 1992, 1993 and 1994 would have decreased as shown on the Pro Forma Combined Statements of Income included in the Pro Forma Financial Statements below.

     On a pro forma basis, as of June 30, 1995, the book value of the shares of Hibernia would be slightly decreased by the pending transaction with Bunkie.

                             SUMMARY

This summary is not intended to be a complete explanation of the matters covered in this Proxy Statement-Prospectus and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated herein by reference, all of which shareholders are urged to read carefully prior to the Special Meeting.

The Proposed Merger

     In accordance with the terms of the Agreement, FNB will be merged with and into Hibernia, whereupon the separate existence of FNB will cease. Immediately thereafter, the Bank will be merged into HNB, with HNB as the surviving bank. On the Effective Date, each outstanding share of FNB Common Stock, other than shares held by shareholders who exercise and perfect dissenters' rights in accordance with Louisiana law, will be converted into 92 shares of Hibernia Common Stock.

Management and Operations After the Merger

     After the Effective Date, the offices of the Bank will operate as branch banking offices of HNB. As of the Effective Date, the directors of FNB and the Bank will no longer hold their positions as directors. See "PROPOSED MERGER -- Management and Operations After the Merger." Certain officers of FNB and its subsidiaries have executed or intend to execute employment agreements with Hibernia, and Hibernia maintains an advisory board of directors in the Monroe region of Louisiana on which some or all of the directors of FNB and its subsidiaries may serve.

Recommendation of the Board of Directors

     The Board of Directors of FNB has unanimously approved the Agreement, believes that the Merger is in the best interests of the shareholders of FNB, and recommends that the shareholders vote FOR the Merger. The Board of Directors has received from Southard Financial an opinion that the terms of the Merger are fair, from a financial point of view, to the shareholders of FNB. See "PROPOSED MERGER -- Opinion of Financial Advisor." FNB's Board believes that the Merger will provide significant value to all FNB shareholders and will enable them to participate in opportunities for growth that FNB's Board believes the Merger makes possible. In recommending the Merger to the shareholders, FNB's Board of Directors considered, among other factors, the financial terms of the Merger, the liquidity it will afford FNB's shareholders and the business earnings and potential for future growth of FNB and Hibernia. See "PROPOSED MERGER -- Background of and Reasons for the Merger."

Basis for the Terms of the Merger

     A number of factors were considered by the Board of Directors of FNB in approving the terms of the Merger, including, without limitation, information concerning the financial condition, results of operations and prospects of Hibernia, FNB, HNB and the Bank; the ability of the combined entity to compete in the relevant banking markets; the market price of Hibernia Common Stock; the absence of an active trading market for FNB's common stock; the consideration to be received by FNB shareholders in relation to FNB's earnings and book value; the anticipated tax-free nature of the Merger to FNB's shareholders for federal income tax purposes; and the financial terms of other recent business combinations in the banking industry. See "PROPOSED MERGER -- Background of and Reasons for the Merger."

Advice and Opinion of Financial Advisor

     Southard Financial, FNB's financial advisor, has rendered a written opinion that the terms of the Merger are fair, from a financial point of view, to FNB's shareholders. A copy of the opinion of Southard Financial is attached hereto as Appendix B and should be read in its entirety with respect to the assumptions made therein and other matters considered. See "PROPOSED MERGER -- Opinion of Financial Advisor" for further information regarding, among other things, the selection of such firm and its compensation in connection with the Merger.

Votes Required

     Approval of the Merger requires the affirmative vote of the holders of two-thirds of the voting power of FNB present at the Special Meeting. Directors of FNB and members of their families have voting power with respect to 7,006 shares of FNB Common Stock, representing 72.5% of the FNB Common Stock outstanding as of the Record Date. See "PROPOSED MERGER -- Ownership of FNB Common Stock." Subject to receipt of certain fairness opinions from Southard Financial, the directors of FNB have agreed to vote their stock in favor of approval of the Agreement at any meeting of FNB's shareholders held before February 28, 1996 at which the Merger is considered, unless they are legally required to abstain from voting or to vote against the Merger in the opinion of their counsel. See "MEETING INFORMATION -- Record Date; Voting Rights" and "CERTAIN INFORMATION RELATING TO FNB -- Voting Securities and Certain Holders Thereof."

Conditions; Abandonment; Amendment

     Consummation of the Merger is subject to the satisfaction of a number of conditions, including approval of the Agreement by the shareholders of FNB and the Federal Reserve Board and approval of the Bank Merger by the Office of the Comptroller of the Currency ("OCC"). The OCC approved the Merger on August 29, 1995, and it is anticipated that the Federal Reserve Board will approve the merger by October 31, 1995. Applicable law provides that the Merger may not be consummated until at least 15, but no more than 90, days after approval of the Federal Reserve Board is obtained. See "PROPOSED MERGER -- Representations and Warranties; Conditions to Closing; Waiver" and "-- Regulatory and Other Approvals."

     Substantially all of the conditions to consummation of the Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by FNB's shareholders may reduce the ratio of Hibernia Common Stock to FNB Common Stock to be issued in the Merger (the "Exchange Ratio"). Any other material change to the Agreement after the date of the Special Meeting would require, however, a resolicitation of FNB's shareholders for the purpose of voting on the transaction as amended. In addition, the Agreement may be terminated, either before or after shareholder approval, under certain circumstances. See "PROPOSED MERGER -- Representations and Warranties; Conditions to Closing; Waiver" and "-- Effective Date of the Merger; Termination."

Interests of Certain Persons in the Merger

     The terms of the Merger include certain benefits for employees and management of FNB, including employment agreements between Hibernia and H. Graham Schneider, James J. Schneider, Raymond G. Dickerson and Sharon E. Knight, and indemnification of officers, directors and employees of FNB for certain liabilities up to certain aggregate limitations. See "PROPOSED MERGER."

Employee Benefits

     Hibernia has agreed as part of the Agreement that it will offer to all employees of FNB who are employed as of the Effective Date and who become employees of Hibernia or HNB after the Merger, the same employee benefits as those offered by Hibernia and HNB to their employees, except that employees of FNB will not be required to wait for any period in order to be eligible to participate in Hibernia's Flex Plan (including its medical and dental coverage). Hibernia will also give FNB employees who become Hibernia employees full credit for their years of service (for both eligibility and vesting) with FNB for purposes of Hibernia's 401(k) plan, the Retirement Security Plan. Hibernia has also agreed to pay or provide certain other benefits. See "PROPOSED MERGER -- EMPLOYEE BENEFITS."

Material Tax Consequences

     The parties have received an opinion from Ernst & Young LLP, certified public accountants, who also serve as independent auditors for Hibernia, to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Code and that the exchange of FNB Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to FNB's shareholders with respect to such exchange. A copy of such opinion is attached hereto as Appendix C. See "PROPOSED MERGER -- Material Tax Consequences."

     Because of the complexities of the tax laws and because the tax consequences may vary depending upon a holder's individual circumstances or tax status, it is recommended that each shareholder of FNB consult his or her tax advisor concerning the federal (and any applicable state, local or other) tax consequences of the Merger to him or her.

Dissenters' Rights

     Each holder of FNB Common Stock who objects to the Merger is entitled to the rights and remedies of dissenting shareholders provided in the LBCL, Louisiana Revised Statute Section 12:131, a copy of which is attached hereto as Appendix D. However, if dissenters' rights are exercised and perfected with respect to 10% or more of the outstanding shares of FNB Common Stock, Hibernia may abandon the Merger. Dissenting shareholders may receive value for their shares that is more or less than, or equal to, the value received by other shareholders in the Merger. See "PROPOSED MERGER -- Rights of Dissenting Shareholders."

Differences in Shareholders' Rights

     Upon completion of the Merger, shareholders of FNB will become shareholders of Hibernia, and their rights as such will be governed by Hibernia's Articles of Incorporation and Bylaws. The rights of shareholders of Hibernia are different in certain respects from the rights of shareholders of FNB. See "PROPOSED MERGER -- Certain Differences in Rights of Shareholders."

Accounting Treatment

     The parties intend the Merger to be treated as a pooling of interests for financial accounting purposes. If, among other things, holders of more than 10% of the outstanding shares of FNB Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for pooling-of-interests accounting treatment, and Hibernia will not be obligated to effect the Merger. See "PROPOSED MERGER -- Accounting Treatment."

                       MEETING INFORMATION

General

     Each copy of this Proxy Statement-Prospectus mailed to holders of FNB Common Stock is accompanied by a proxy card furnished in connection with the solicitation of proxies by FNB's Board of Directors for use at the Special Meeting and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders of FNB on approximately October __, 1995. The Special Meeting is scheduled to be held on November 27, 1995 at 10:00 a.m. local time, at the main office of First National Bank & Trust Company, 216 Lake Street, Lake Providence, Louisiana 71254. Only holders of record of FNB Common
Stock at the close of business on October 16, 1995 (the "Record
Date") are entitled to notice of and to vote at the Special
Meeting. At the Special Meeting, the shareholders of FNB will consider and vote upon a proposal to approve the Merger and the related Agreement, and such other matters as may properly be brought before the Special Meeting.

     HOLDERS OF FNB COMMON STOCK ARE REQUESTED TO COMPLETE, DATE
AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO FNB IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

     Any holder of FNB Common Stock who has delivered a proxy may revoke it any time before it is voted by giving notice of revocation in writing or delivering a signed proxy card bearing a later date to FNB, provided that such notice or proxy card must actually be received by FNB before the vote of shareholders at the Special Meeting. A shareholder who votes in person at the Special Meeting in a manner that is inconsistent with a proxy previously filed on the shareholder's behalf will be deemed to have revoked his or her proxy as to that matter only. Any notice of revocation or proxy card should be sent to FNB at 216 Lake Street, P. O. Box 832, Lake Providence, Louisiana 71254, Attention: Sharon E. Knight, Secretary.

     The shares of FNB Common Stock represented by properly executed proxies received at or before the Special Meeting and not subsequently revoked will be voted as directed in such proxies. Proxy cards that are received and that do not contain instructions as to how to vote the shares represented thereby will be voted FOR approval of the Merger and the related Agreement. If any other matters are properly presented for consideration at the Special Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on such matters in accordance with their best judgment. If necessary, and unless contrary instructions are given, the proxy holder also may vote in favor of a proposal to adjourn the Special Meeting one or more times to permit further solicitation of proxies in order to obtain sufficient votes to approve the Merger and the related Agreement. As of the date of this Proxy Statement-Prospectus, FNB's Board of Directors is unaware of any matter to be presented at the Special Meeting other than the proposal to approve the Merger.

     Any costs of soliciting proxies from shareholders of FNB will be borne by FNB. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers and employees of FNB (who will receive no additional compensation for doing so).

     FNB SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, SHAREHOLDERS OF FNB WILL RECEIVE INSTRUCTIONS REGARDING THE EXCHANGE OF THEIR FNB STOCK CERTIFICATES FOR CERTIFICATES REPRESENTING HIBERNIA COMMON STOCK.

Votes Required

     As of the Record Date, there were 9,670 shares of FNB Common Stock outstanding and entitled to vote at the Special Meeting, with each share being entitled to one vote. The affirmative vote of two-thirds of the voting power of FNB present or represented by proxy and entitled to vote at the Special Meeting will be required to approve the Merger. Members of FNB's Board of Directors and executive officers, along with members of their families who are expected to vote in favor of approval of the Merger, own 72.5% of the outstanding FNB Common Stock. Approval of the Merger, therefore, is assured.

     For purposes of the Special Meeting, the presence in person or by proxy of a majority of the outstanding shares of FNB Common Stock is necessary to constitute a quorum of shareholders in order to take action. NOTE: If proxies are returned blank, they will be voted FOR. A vote to abstain will be considered present for quorum purposes, but will have the same effect as a vote "against" the proposal as to which the abstention is made. The affirmative vote of two-thirds of the voting power of FNB present or represented by proxy at the Special Meeting will be necessary to approve the Merger.

     Each outstanding share of FNB Common Stock is entitled to one vote on each matter that comes before the Special Meeting. As of the Record Date for the Special Meeting, there were 9,670 shares of FNB Common Stock outstanding and entitled to vote at the Special Meeting.

     The directors and executive officers of FNB, their affiliates and members of their families beneficially owned a total of 7,006 shares or approximately 72.5% of the outstanding shares of FNB Common Stock as of the Record Date. Each shareholder who is a director has executed an agreement with Hibernia pursuant to which such shareholder has committed, subject to certain conditions, to vote the shares of FNB Common Stock owned by him in favor of the proposal to approve the Merger. Additionally, FNB has been advised that all of its directors and executive officers intend to vote their shares in favor of approval of the Merger.

     As of the Record Date, the directors and executive officers of Hibernia and their affiliates beneficially owned no shares of FNB
Common Stock.

     Approval of the Merger by Hibernia shareholders is not required under applicable law.

Recommendation of FNB's Board

     FNB's Board has unanimously approved the Merger and unanimously recommends that FNB's shareholders vote FOR approval of the Merger. See "PROPOSED MERGER -- Background of and Reasons for the Merger" and "-- Opinion of Financial Advisor."

Other Matters

     The Board of Directors of FNB is not aware of any business to be acted upon at the Special Meeting other than consideration of the Merger. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or abstain from voting thereon according to their best judgment.

                 PRO FORMA FINANCIAL INFORMATION

The following pro forma financial statements reflect all of Hibernia's pending mergers giving effect to the assumptions and adjustments described in the accompanying notes.

The year-end information in the columns titled "Historical Hibernia Corporation" on the Pro Forma Combined Income Statement is summarized from the historical financial statements of Hibernia Corporation contained in its Annual Report on Form 10-K for the year ended December 31, 1994, after giving effort to the mergers with American Bank consummated on March 1, 1995 and STABA Bancshares, Inc. consummated on May 1, 1995, both of which were accounted for as poolings of interests. The year-end information in the column titled "Restated Hibernia Corporation" on the Pro Forma Combined Income Statement is summarized from the supplemental consolidated financial statements of Hibernia Corporation filed in Hibernia's current report on Form 8-K dated October 12, 1995 which reflects the impact of the mergers with Bank of St. John and Progressive Bancorporation, Inc., both of which were consummated on July 1, 1995, and accounted for as poolings of interest.

The information at June 30, 1995 and for the six month periods ended June 30, 1995 and 1994 in the column titled "Historical Hibernia Corporation" is summarized from the unaudited consolidated financial statements of Hibernia Corporation filed in Hibernia's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995. The information at June 30, 1995 and for the six month periods ended June 30, 1995 and 1994 in the column titled "Restated Hibernia Corporation" reflects the impact of the mergers with Bank of St. John and Progressive Bancorporation, Inc., both of which were consummated on July 1, 1995, and accounted for as poolings of interests.

The information contained in the columns titled "FNB Bancshares, Inc." and "Bunkie Bancshares, Inc." is based on December 31, 1994, 1993, and 1992 audited financial statements of those entities and unaudited financial statements for those entities for June 30, 1995 and the six month periods ended June 30, 1995 and 1994.

The Pro Forma Financial Statements do not purport to be indicative of the results that actually would have occurred if the merger or the pending transaction had occurred on the dates indicated or that may be obtained in the future.

On September 7, 1995, Hibernia announced that it had executed an agreement and plan of merger with Bunkie Bancshares, Inc., a Louisiana corporation headquartered in Bunkie, Louisiana ("Bunkie"). Shareholders of Bunkie will receive an aggregate of 1,874,760 shares of Hibernia Common Stock in the merger. The merger with Bunkie Bancshares, Inc. is subject to the satisfaction of certain conditions similar to those described herein with regard to the Merger. There can be no assurance that the proposed merger will occur, or that the timing of the consummation of the merger will be as assumed in the Pro Forma Financial Statements.

The merger with Bunkie Bancshares, Inc. is subject to the satisfaction of certain conditions similar to those described herein with regard to the merger. There can be no assurances that the proposed merger will occur.

                 PRO FORMA COMBINED BALANCE SHEET
                           (Unaudited)


The following unaudited pro forma combined balance sheet combines the restated balance sheet of Hibernia and the historical balance sheet of FNB Bancshares, Inc. as if the merger had been effective on June 30, 1995. This unaudited pro forma combined balance sheet should be read in conjunction with the historical financial statements and related notes of Hibernia contained in Hibernia's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and its Current Report on Form 8-K dated October 12, 1995, each incorporated by reference into this Proxy Statement - Prospectus, and the historical financial statements and related notes of FNB Bancshares, Inc. contained elsewhere herein. The historical balance sheet reflects the impact of two mergers consummated prior to June 30, 1995, as discussed in Note A to the pro forma financial statements. The restated balance sheet reflects the impact of the mergers with Bank of St. John and Progressive consummated on July 1, 1995 as discussed in Note B to the pro forma financial statements. The pro forma combined balance sheet also gives effect to another probable merger with Bunkie Bancshares, Inc. as discussed in Note D to the pro forma combined financial statements. Each probable merger has been included in the pro forma combined balance sheet as though the merger had been effective on June 30, 1995.

HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
June 30, 1995

                                                                    (B)
                                                     HISTORICAL   RESTATED     FNB      PRO      PRO FORMA
                                                      HIBERNIA    HIBERNIA  BANCSHARES FORMA     HIBERNIA
Unaudited ($ in thousands)                           CORPORATIONCORPORATION    INC.     ADJ     CORPORATION

ASSETS
  Cash and due from banks                              $349,476    $360,719    $1,722             $362,441
  Short-term investments                                 26,755      55,571         -               55,571
  Securities available for sale                         542,773     572,690        36              572,726
  Securities held to maturity                         1,818,750   1,854,501    23,709            1,878,210
  Loans, net of unearned income                       3,840,665   3,993,121    25,985            4,019,106
      Reserve for possible loan losses                 (149,090)   (151,240)     (277)            (151,517)
          Loans, net                                  3,691,575   3,841,881    25,708      -     3,867,589
  Bank premises and equipment                           112,492     116,471       862              117,333
  Customers' acceptance liability                           115         115         -                  115
  Other assets                                          194,843     198,131     1,112              199,243
          TOTAL ASSETS                               $6,736,779  $7,000,079   $53,149      -    $7,053,228

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                    $1,073,305  $1,112,892    $6,135           $1,119,027
      Interest-bearing                                4,668,949   4,863,768    39,667            4,903,435
          Total Deposits                              5,742,254   5,976,660    45,802      -     6,022,462
  Short-term borrowings                                 259,251     259,502     1,180              260,682
  Liability on acceptances                                  115         115         -                  115
  Other liabilities                                     105,991     109,738       460              110,198
  Debt                                                    4,748       9,570         -                9,570
          TOTAL LIABILITIES                           6,112,359   6,355,585    47,442      -     6,403,027

SHAREHOLDERS' EQUITY
  Preferred Stock                                             -           -         -                    -
  Common Stock                                          217,810     228,997       300 $1,408 (C)   230,705
  Surplus                                               387,315     377,857       500 (2,211)(C)   376,146

  Retained earnings                                      35,998      53,976     5,710               59,686
  Treasury Stock                                            (94)        (94)     (803)   803 (C)       (94)
  Unearned compensation                                 (16,044)    (16,044)        -              (16,044)
  Unrealized losses on securities available for sale       (565)       (198)        -                 (198)
          TOTAL SHAREHOLDERS' EQUITY                    624,420     644,494     5,707      -       650,201
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY $6,736,779  $7,000,079   $53,149      -    $7,053,228

See notes to Pro Forma Combined Financial Statements.




HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET (continued)
June 30, 1995

                                                                                             TOTAL
                                                      PRO FORMA    BUNKIE      PRO           PRO FORMA
                                                      HIBERNIA   BANCSHARES   FORMA              HIBERNIA
Unaudited ($ in thousands)                           CORPORATION    INC.       ADJ              CORPORATION

ASSETS
  Cash and due from banks                              $362,441      $4,729                       $367,170
  Short-term investments                                 55,571       4,100                         59,671
  Securities available for sale                         572,726      12,181                        584,907
  Securities held to maturity                         1,878,210      40,414                      1,918,624
  Loans, net of unearned income                       4,019,106      44,257                      4,063,363
      Reserve for possible loan losses                 (151,517)       (719)                      (152,236)
          Loans, net                                  3,867,589      43,538         -            3,911,127
  Bank premises and equipment                           117,333       2,405                        119,738
  Customers' acceptance liability                           115           -                            115
  Other assets                                          199,243       1,652                        200,895
          TOTAL ASSETS                               $7,053,228    $109,019         -           $7,162,247

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                    $1,119,027     $15,058                     $1,134,085
      Interest-bearing                                4,903,435      84,246                      4,987,681
          Total Deposits                              6,022,462      99,304         -            6,121,766
  Short-term borrowings                                 260,682           -                        260,682
  Liability on acceptances                                  115           -                            115
  Other liabilities                                     110,198         473                        110,671
  Debt                                                    9,570           -                          9,570
          TOTAL LIABILITIES                           6,403,027      99,777         -            6,502,804

SHAREHOLDERS' EQUITY
  Preferred Stock                                             -           -                              -
  Common Stock                                          230,705         265    $3,335    (D)       230,970
  Surplus                                               376,146       2,735    (3,335)   (D)       378,881

  Retained earnings                                      59,686       6,354                         66,040
  Treasury Stock                                            (94)          -                            (94)
  Unearned compensation                                 (16,044)          -                        (16,044)
  Unrealized losses on securities available for sale       (198)       (112)                          (310)
          TOTAL SHAREHOLDERS' EQUITY                    650,201       9,242         -              659,443
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY $7,053,228    $109,019         -           $7,162,247

See notes to Pro Forma Combined Financial Statements.

              PRO FORMA COMBINED INCOME STATEMENTS
                           (Unaudited)


The following unaudited pro forma combined income statements for the six months ended June 30, 1995 and 1994 and the years ended
December 31, 1994, 1993, and 1992 combine the restated income statements of Hibernia and the historical income statements of FNB Bancshares, Inc. as if the Merger had been effective on January 1,
1992.  The unaudited pro forma combined income statements should be read in conjunction with the consolidated financial statements and notes of Hibernia contained in Hibernia's Quarterly Report on Form
10-Q for the quarter ended June 30, 1995 and its Current Report on
Form 8-K dated October 12, 1995, each incorporated by reference into this Proxy Statement - Prospectus, and the historical
financial statements and notes of FNB Bancshares, Inc. contained
elsewhere herein.   The historical statements of Hibernia Corporation
include the impact of two mergers consummated prior to June 30, 1995, as discussed in Note A to the pro forma financial statements.
The restated statements of income of Hibernia
Corporation for the six month periods ended June 30 reflect the impact of the two mergers that were consummated on July 1, 1995, as discussed in Note B to the pro forma financial statements. The costs associated with the Merger, estimated to be approximately $-------, will be accounted for as a current period expense when incurred. The unaudited pro forma combined statements of income also give effect to another probable merger as discussed in Note D to the pro forma combined financial statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Six Months Ended June 30, 1995

                                                                         (B)                                              TOTAL
                                                          HISTORICAL   RESTATED      FNB       PRO FORMA     BUNKIE     PRO FORMA
                                                           HIBERNIA    HIBERNIA  BANCSHARES,   HIBERNIA   BANCSHARES,   HIBERNIA
Unaudited ($ in thousands, except per share data)        CORPORATION CORPORATION     INC.     CORPORATION     INC.     CORPORATION
Interest Income
    Interest and fees on loans                              $166,307    $173,845      $1,287     $175,132      $2,025     $177,157
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                          73,870      76,325         846       77,171       1,598       78,769
        Obligations of states and political subdivisions         717       1,227          46        1,273         161        1,434
    Trading account interest                                       1           1           -            1           -            1
    Interest on time deposits in domestic banks                   23         210           -          210          25          235
    Interest on federal funds sold and securities
        purchased under agreements to resell                   2,887       3,076          34        3,110          99        3,209
        Total Interest Income                                243,805     254,684       2,213      256,897       3,908      260,805
Interest Expense
    Interest on deposits                                      99,023     103,076         942      104,018       1,823      105,841
    Interest on federal funds purchased and
        securities sold under agreements to repurchase         5,811       5,815          11        5,826           -        5,826
    Interest on debt and other                                   146         329           -          329           -          329
        Total Interest Expense                               104,980     109,220         953      110,173       1,823      111,996
Net Interest Income                                          138,825     145,464       1,260      146,724       2,085      148,809
    Provision for possible loan losses                             -           0          10           10        (150)        (140)
Net Interest Income After Provision for
    Possible Loan Losses                                     138,825     145,464       1,250      146,714       2,235      148,949
Noninterest Income
    Service charges on deposits                               20,615      21,407         129       21,536         333       21,869
    Trust fees                                                 5,703       5,703           -        5,703           -        5,703
    Other service, collection and exchange charges            12,768      12,768          20       12,788          56       12,844
    Gain on divestiture of banking offices                     2,361       2,361           -        2,361           -        2,361
    Gain on sale of business lines                             3,064       3,064           -        3,064           -        3,064
    Other operating income                                     3,371       3,638          (1)       3,637           -        3,637
    Securities gains (losses), net                                 -         (45)          -          (45)          2          (43)
        Total Noninterest Income                              47,882      48,896         148       49,044         391       49,435
Noninterest Expense
    Salaries and employee benefits                            59,727      62,733         425       63,158         773       63,931
    Occupancy expense, net                                    12,105      12,559          69       12,628         135       12,763
    Equipment expense                                          8,979       9,441          24        9,465         124        9,589
    Data processing expense                                    9,761      10,231          37       10,268           -       10,268
    Foreclosed property expense                                 (535)       (557)          -         (557)          -         (557)
    Other operating expense                                   37,494      40,049         195       40,244         647       40,891
        Total Noninterest Expense                            127,531     134,456         750      135,206       1,679      136,885
Income Before Income Taxes                                    59,176      59,904         648       60,552         947       61,499
Income tax expense                                             3,915       4,358         206        4,564         243        4,807
Income from Continuing Operations                            $55,261     $55,546        $442      $55,988        $704      $56,692

Pro Forma Weighted Average Common Shares                 112,578,062 118,405,011     889,640  119,294,651   1,874,760  121,169,411

Pro Forma Income Per Common Share
     from Continuing Operations (E)                            $0.49       $0.47                    $0.47                    $0.47

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Six Months Ended June 30, 1994

                                                                         (B)                                              TOTAL
                                                          HISTORICAL   RESTATED      FNB       PRO FORMA     BUNKIE     PRO FORMA
                                                           HIBERNIA    HIBERNIA  BANCSHARES,   HIBERNIA   BANCSHARES,   HIBERNIA
Unaudited ($ in thousands, except per share data)        CORPORATION CORPORATION     INC.     CORPORATION     INC.     CORPORATION
Interest Income
    Interest and fees on loans                              $128,800    $135,542      $1,018     $136,560      $1,688     $138,248
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                          73,038      75,512         595       76,107       1,246       77,353
        Obligations of states and political subdivisions         209         637          67          704         129          833
    Trading account interest                                      15          15           -           15           -           15
    Interest on time deposits in domestic banks                   22          84           7           91          52          143
    Interest on federal funds sold and securities
        purchased under agreements to resell                   3,533       3,639          38        3,677          72        3,749
        Total Interest Income                                205,617     215,429       1,725      217,154       3,187      220,341
Interest Expense
    Interest on deposits                                      68,561      71,630         741       72,371       1,334       73,705
    Interest on federal funds purchased and
        securities sold under agreements to repurchase         2,541       2,548           6        2,554           -        2,554
    Interest on debt and other                                 1,346       1,764           -        1,764           -        1,764
        Total Interest Expense                                72,448      75,942         747       76,689       1,334       78,023
Net Interest Income                                          133,169     139,487         978      140,465       1,853      142,318
    Provision for possible loan losses                           820         820          75          895           -          895
Net Interest Income After Provision for
    Possible Loan Losses                                     132,349     138,667         903      139,570       1,853      141,423
Noninterest Income
    Service charges on deposits                               21,207      21,950         130       22,080         253       22,333
    Trust fees                                                 6,448       6,448           -        6,448           -        6,448
    Other service, collection and exchange charges            10,632      10,632          31       10,663          32       10,695
    Other operating income                                     5,123       5,520          34        5,554          23        5,577
    Securities gains, net                                        185         189           -          189          89          278
        Total Noninterest Income                              43,595      44,739         195       44,934         397       45,331
Noninterest Expense
    Salaries and employee benefits                            61,491      63,517         411       63,928         732       64,660
    Occupancy expense, net                                    12,294      12,688         133       12,821         134       12,955
    Equipment expense                                          7,035       7,314          30        7,344         108        7,452
    Data processing expense                                   10,131      10,496          39       10,535           -       10,535
    Foreclosed property expense                               (4,191)     (4,219)          -       (4,219)          3       (4,216)
    Other operating expense                                   42,985      44,405         179       44,584         548       45,132
        Total Noninterest Expense                            129,745     134,201         792      134,993       1,525      136,518
Income Before Income Taxes                                    46,199      49,205         306       49,511         725       50,236
Income tax expense                                             2,395       3,333          82        3,415         191        3,606
Income from Continuing Operations                            $43,804     $45,872        $224      $46,096        $534      $46,630

Pro Forma Weighted Average Common Shares                 112,683,601 118,510,550     889,640  119,400,190   1,874,760  121,274,950

Pro Forma Income Per Common Share
     from Continuing Operations (E)                            $0.39       $0.39                    $0.39                    $0.38

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS


A. In March 1995, Hibernia National Bank merged with American Bank in a transaction accounted for as a pooling of interests. Hibernia issued 2,098,968 shares of Hibernia Common Stock in such transaction, with a market price of $7.4875 and a stated value of $4,030,019.

     In May 1995, Hibernia merged with STABA Bancshares, Inc. in a transaction accounted for as a pooling of interests. Hibernia issued 2,180,133 shares of Hibernia Common Stock in such transaction, with a market price of $8.2563 and a stated value of $4,185,855.

B. In July 1995, Hibernia merged with Bank of St. John in a transaction accounted for as a pooling of interests. Hibernia issued 3,338,700 shares of Hibernia Common Stock, with an aggregate market value at the date of the merger of $30,048,300 based on a market value of $9.00 per share, to effect the merger. Based upon the 300,000 shares of Bank of St. John Common Stock outstanding on the Record Date, the exchange rate in the merger was 11.13. The stated value of Hibernia Common Stock is $1.92 per share. In accordance with the pooling of interests method of accounting, the historical equities of the merged companies are combined.

     In July 1995, Hibernia was also a party to a merger with Progressive Bancorporation, Inc. Hibernia issued 2,488,249 shares of Hibernia Common Stock with an aggregate market value at the date of the merger of $22,207,622 based on a market value of $8.925 per share, to effect the merger. Based upon the 614,762 shares of Progressive Common Stock outstanding
     (net of 2,908 shares owned by Hibernia) the exchange rate in the merger was 4.0475. The stated value of Hibernia Common Stock is $1.92 per share. In accordance with the pooling of interests method of accounting, the historical equities of the merged companies are combined.

     In addition, upon the merger each issued and outstanding share of Progressive Preferred Stock was converted into the right to receive cash in the amount of $12.50 per share plus all accumulated and unpaid dividends thereon, amounting to $3,457,000.

     The Progressive debt of $2,317,000 was held by HNB and was offset against the outstanding HNB loan balance upon consummation of the merger with Progressive.

C. Hibernia plans to issue 889,640 shares of Hibernia Common Stock with an aggregate market value at the date of the Merger of $9,341,200 based upon an assumed market value of $10.50 per share, to effect the Merger. Based upon the 9,670 shares of FNB Bancshares, Inc. outstanding on the Record Date, the Exchange Rate in the Merger will be approximately 92.00. The stated value of Hibernia Common Stock is $1.92 per share. In accordance with the pooling of interests method of accounting, the historical equities of the merged companies are combined.

D. In addition to the Merger, Hibernia is a party to a pending merger with Bunkie Bancshares, Inc. It is assumed that Hibernia will issue 1,874,760 shares of Hibernia Common Stock with an aggregate market value at the date of the merger of $19,684,980 based upon an assumed market value of $10.50 per share to effect the merger. Based on the 11,006 shares of Bunkie Common Stock outstanding the exchange rate in the merger will be approximately 170.34. The stated value of Hibernia Common Stock is $1.92 per share. In accordance with the pooling of interests method of accounting, the historical equities of the merged companies are combined.

E. Hibernia expects to achieve savings through reductions in interest expense and operating costs in connection with the proposed mergers. The savings vary from merger to merger depending upon Hibernia's pre-merger operations in the respective geographic area. The majority of the savings will be achieved through consolidation of certain operations. The extent to which the savings will be achieved depends, among other things, on the regulatory environment and economic conditions, and may be affected by unanticipated changes in business activities, inflation and certain external factors such as Federal Deposit Insurance Corporation ("FDIC") assessments. Therefore, there can be no assurance that such savings will be realized. No adjustment has been included in the unaudited pro forma financial statements for the anticipated savings.



                         PROPOSED MERGER

     This section of the Proxy Statement-Prospectus describes certain aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Appendix A to this Proxy Statement-Prospectus and is incorporated herein by reference. All shareholders are urged to read the Agreement carefully and in its entirety.

Background and Reasons for Merger

     As a result of recent improvement in the Louisiana economy, there has been a sharp increase in the level of interest in and the number of acquisitions of financial institutions in Louisiana. One of the responsibilities of the Board of Directors of FNB is to consider various strategic alternatives, including whether to affiliate with a larger, more diversified financial organization, as viable opportunities might arise.

     In the last quarter of 1994 Hibernia contacted representatives of FNB and expressed an interest in a proposed merger. After several meetings and extensive negotiations, the Agreement was executed on June 15, 1995. The Agreement calls for an exchange of Hibernia Common Stock for all of the outstanding shares of FNB in a tax-free merger.

     In determining that the Merger was in the best interests of FNB and its stockholders, the Board of Directors of FNB considered numerous factors, including: (a) the business, earnings and potential for future growth of FNB and Hibernia; (b) potential operational and managerial benefits that could be derived from the Merger; (c) the consideration to be received by FNB stockholders in the Merger in relation to the book value and earnings of FNB; (d) prices paid in similar merger transactions; (e) the tax-free nature of the stock-for-stock exchange; (f) the liquidity provided by holding shares of Hibernia which are traded on the NYSE; and (g) the fairness opinion issued by Southard Financial.

     Based on the foregoing, the Board of Directors of FNB has unanimously approved the Agreement and believes that the Merger is in the best interests of the shareholders of FNB, and recommends that the shareholders vote FOR the Merger. The Board of Directors has received from Southard Financial an opinion that the terms of the Merger are fair, from a financial point of view, to the common shareholders of FNB. See "PROPOSED MERGER -- Opinion of Financial Advisor." FNB's Board believes that the Merger will provide significant value to all FNB shareholders and will enable them to participate in opportunities for growth that FNB's Board believes the Merger makes possible.

Terms of the Merger

     On the Effective Date, each outstanding share of FNB Common Stock (other than shares held by dissenting shareholders) will be converted into 92 shares of Hibernia Common Stock. An aggregate of 889,640 shares of Hibernia Common Stock will be issued in exchange.

     Upon the effectiveness of the Merger, the conversion of shares of FNB Common Stock to Hibernia Common Stock will be automatic, and FNB shareholders will automatically be entitled to all of the rights and privileges afforded to Hibernia shareholders as of such date. However, the exchange of FNB stock certificates for certificates representing Hibernia Common Stock will occur after the Effective Date of the Merger.

     SHAREHOLDERS OF FNB SHOULD NOT FORWARD THEIR STOCK
CERTIFICATES TO FNB OR HIBERNIA AT THIS TIME.  IF THE MERGER IS
CONSUMMATED, FNB SHAREHOLDERS WILL RECEIVE INSTRUCTIONS REGARDING
THE EXCHANGE OF THEIR CERTIFICATES FOR HIBERNIA COMMON STOCK.

     For a discussion of the rights of dissenting shareholders, see "PROPOSED MERGER -- Rights of Dissenting Shareholders."

Advice and Opinion of Financial Advisor

     FNB retained the financial institutions consulting firm of Southard Financial, Memphis, Tennessee ("Southard") to render its opinion as to the fairness, from a financial point of view, to the holders of FNB Common Stock of the consideration to be paid in the Merger. In connection with this engagement, Southard evaluated the financial terms of the Merger, but was not asked to, and did not, recommend the specific ratio of exchange between FNB Common Stock and Hibernia Common Stock and did not assist in the merger negotiations. The ratio of exchange was determined by Hibernia's and FNB's respective boards of directors after arm's length negotiations. FNB did not place any limitations on the scope of Southard's investigation or review.

     Southard is a financial valuation consulting firm, specializing in the valuation of closely-held companies and financial institutions. Since its founding in 1987, Southard has provided approximately 1,000 valuation opinions for clients in over 40 states. Further, Southard provides valuation services for approximately 100 financial institutions annually.

     Southard provided the board of FNB with a fairness opinion letter and supporting documentation. The full text of the opinion letter of Southard, dated October 11, 1995, which sets forth certain assumptions made, matters considered, and limitations on the review performed, is set forth as Appendix B to this Proxy Statement/Prospectus and should be read in its entirety. The summary of the opinion of Southard set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the opinion.

     In arriving at its opinion, Southard conducted interviews with officers of Hibernia and FNB and reviewed the documents indicated in the opinion letter. Southard did not independently verify the accuracy and/or the completeness of the financial and other information reviewed in rendering its opinion. Southard did not, and was not requested to, solicit third party indications of interest in acquiring any or all the assets of FNB.

     In connection with rendering its opinion, Southard performed a variety of financial analyses, which are summarized below. Southard believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not susceptible to partial analyses. In its analyses, Southard made numerous assumptions, many of which are beyond the control of FNB and Hibernia. Any estimates contained in the analyses prepared by Southard are not necessarily indicative of future results or values, which may vary significantly from such estimates.
Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard was assigned a greater significance than any other.

     Dividend Yield Analysis. In evaluating the impact of the proposed Merger on the shareholders of FNB, Southard reviewed the dividend paying histories of FNB and Hibernia. Based on this review, it is reasonable to expect that the shareholders of FNB, in total, will receive dividends at or above the level currently paid by FNB after the Merger is completed (defined as post-Merger combined dividends per share times the exchange ratio set forth in the Merger Agreement). Based upon 1995 expected dividend payments for Hibernia and FNB and an exchange ratio of 92 shares of Hibernia Common Stock for each share of FNB Common Stock, the shareholders of FNB would see an increase in dividends of 10.0%.

     Earnings Yield Analysis. In evaluating the impact of the proposed Merger on the shareholders of FNB, Southard determined that, based upon the exchange ratio of 92 shares of Hibernia Common Stock for each share of FNB Common Stock, the shareholders of FNB would see an increase of 10.0% in their share of earnings based upon reported 1994 earnings of Hibernia and FNB. Based upon the average of independent third party estimates of Hibernia's 1995 earnings and Southard's estimates of FNB's 1995 earnings, FNB's shareholders would see an increase of about 2.0% over what FNB would be expected to earn in 1995, absent the Merger.

     Book Value Analysis. In evaluating the impact of the proposed Merger on the shareholders of FNB, Southard determined that the shareholders of FNB would have seen dilution in the book value of their investment had the proposed Merger been consummated prior to June 30, 1995. Reported book value of FNB at June 30, 1995 was $590.13 per share. Reported book value of Hibernia at June 30, 1995 was $5.50 per share. Had the Merger been consummated prior to June 30, 1995, each former FNB share would have book value of $506.00 (Hibernia June 30, 1995 book value of $5.50 times 92 shares). This represents 86.0% of FNB's book value at June 30, 1995.

     Analysis of Market Transactions. Based upon the Merger terms and a closing price of Hibernia Common Stock of $10.00 as of September 25, 1995, FNB shareholders would receive 156% of June 30, 1995 book value per share (177% adjusted for non-banking assets), and 14.1 times reported 1994 earnings. Based upon the review conducted by Southard, the pricing for FNB in the Merger is within the range of multiples seen in recent bank acquisitions.

     Fundamental Analysis. Southard reviewed the financial characteristics of FNB and Hibernia with respect to profitability, capital ratios, liquidity, asset quality, and other factors. Southard compared FNB and Hibernia to a universe of publicly traded banks and bank holding companies and to peer groups prepared by the Federal Financial Institutions Examination Council. Southard found that the post-merger combined entity will have capital ratios and profitability ratios near those of the public peer group.

     Liquidity. Unlike FNB stock, shares of Hibernia Common Stock to be received in the Merger will be registered with the SEC and Hibernia Common Stock is actively traded on the New York Stock Exchange. Further, except in the case of officers, directors and certain large shareholders of FNB ("affiliated parties"), Hibernia shares received will be freely tradeable with no restrictions.

     For rendering its opinion, Southard received a fee of $7,500, plus reasonable out of pocket expenses. Southard has never been engaged previously by FNB or Hibernia. Neither Southard nor its principals owns an interest in the securities of FNB or Hibernia.

Surrender and Exchange of Stock Certificates

     As soon as practicable after the Effective Date, the transfer agent of Hibernia, in its capacity as Exchange Agent, will mail all non-dissenting shareholders of FNB a letter of transmittal, together with instructions for the exchange of their FNB Common Stock certificates for certificates representing Hibernia Common Stock. Until so exchanged, each certificate representing FNB Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes to evidence ownership of the number of shares of Hibernia Common Stock into which such shares have been converted on the Effective Date. Shareholders should not send their FNB Common Stock certificates for surrender until they receive further instructions from the Exchange Agent.

     FNB shareholders who cannot locate their FNB stock certificates are encouraged to contact Sharon E. Knight, Secretary, 216 Lake Street, P. O. Box 832, Lake Providence, Louisiana 71254, telephone: (318) 559-2595 prior to the Special Meeting. New certificates will be issued to FNB shareholders who have misplaced their certificates only if the shareholder executes an affidavit certifying that the certificate cannot be located and agreeing to indemnify FNB and Hibernia (as its successor), against any claim that may be made against either of them by the owner of the lost certificate(s). FNB or Hibernia (as its successor) may require a shareholder to post a bond in an amount sufficient to support the shareholder's indemnification obligation. Shareholders who have misplaced their stock certificates and shareholders who hold certificates in names other than their own are encouraged to resolve those matters prior to the Effective Date of the Merger in order to avoid delays in receiving their Hibernia Common Stock if the Merger is approved and consummated.

Employee Benefits

     Hibernia has agreed as part of the Agreement that it will offer to all employees of FNB who are employed as of the Effective Date and who become employees of Hibernia or HNB after the Merger, the same employee benefits as those offered by Hibernia and HNB to their employees, except that employees of FNB will not be required to wait for any period in order to be eligible to participate in Hibernia's Flex Plan (including its medical and dental coverage). Hibernia will also give FNB employees who become Hibernia employees full credit for their years of service (for both eligibility and vesting) with FNB for purposes of Hibernia's 401(k) plan, the Retirement Security Plan.

     FNB intends to terminate its existing profit sharing plan and to distribute the funds in that plan to participants promptly after receipt of a termination letter from the Internal Revenue Service. Distributions from this plan may be rolled over into Hibernia's Retirement Security Plan (its 401(k) plan) by persons eligible to participate in Hibernia's plan, as long as the legal requirements of such rollover are met.

Expenses

     The Agreement provides that all expenses incurred in connection with the negotiation and execution of the Agreement and the consummation of the Merger will be borne by the party that incurred them, regardless whether the Merger is consummated.

Representations and Warranties; Conditions to the Merger; Waiver

     The Agreement contains representations and warranties by FNB regarding, among other things, its organization, authority to enter into the Agreement, capitalization, properties, financial statements, pending and threatened litigation, contractual obligations and contingent liabilities. The Agreement also contains representations and warranties by Hibernia regarding, among other things, its organization and authority to enter into the Agreement, capitalization, financial statements and public reports. Except as otherwise provided in the Agreement, these representations and warranties will not survive the Effective Date.

     The obligations of Hibernia and FNB to consummate the Merger and the Bank Merger are conditioned upon, among other things, approval of the Agreement by FNB's shareholders; the receipt of necessary regulatory approvals, including the approval of the OCC and the Federal Reserve without any materially burdensome conditions; the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of
Section 368 of the Code and that, to the extent FNB Common Stock is exchanged for Hibernia Common Stock, FNB's shareholders will recognize no gain or loss for federal income tax purposes with respect to such exchange; the effectiveness under the Securities Act of a registration statement relating to the Hibernia Common Stock to be issued in connection with the Merger and the absence of a stop order suspending such effectiveness; the absence of an order, decree or injunction enjoining or prohibiting the consummation of the Merger and the Bank Merger; the receipt of all required state securities law permits or authorizations; the accuracy of the representations and warranties set forth in the Agreement as of the Closing Date; the listing of the Hibernia Common Stock to be issued in the Merger on the NYSE; the receipt of certain opinions of counsel; in the case of FNB, the receipt of certain opinions of Southard Financial and, in the case of Hibernia, the absence of an event that would preclude the Merger from being accounted for as a pooling of interests. In this regard, Hibernia may abandon the Merger if FNB shareholders holding more than 10% of the outstanding FNB Common Stock exercise and perfect dissenters' rights.

     Except with respect to any required shareholder or regulatory approval, substantially all of the conditions to consummation of the Merger may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by FNB's shareholders may reduce the Exchange Ratio. In addition, any material change in the terms of the Merger after the Special Meeting would require a resolicitation of votes from FNB shareholders.

Regulatory and Other Approvals

     Hibernia is a registered bank holding company and as such is regulated by the Federal Reserve Board. The approval of the Federal Reserve Board of the Merger is required in order to consummate the Merger, and the Merger must be consummated within 90 calendar days after such approval is obtained. Approval of the Federal Reserve Board for the Merger was obtained on October __, 1995.

     HNB is regulated by the OCC, and the Bank Merger consequently must be approved by the OCC before it may be effected. The OCC has approved the Merger.

     FNB and Hibernia must wait at least 15 days after October __, 1995 (the date of Federal Reserve Board approval) before they may consummate the Merger. During this 15-day period, the Department of Justice may object to the Merger on antitrust grounds.

     The shares of Hibernia Common Stock offered pursuant to the Proxy Statement-Prospectus will be registered with the Securities and Exchange Commission and the state securities regulators in those states that require such registration. The shares will also be listed on the NYSE.

     The regulatory approvals sought in connection with the Merger and the Bank Merger may be obtained or denied prior to or after the Special Meeting. The vote on the Merger at the Special Meeting is not dependent or conditioned upon receipt of any such approvals prior to the Special Meeting. Even if the Merger is approved at the Special Meeting, it may not be consummated thereafter. Failure to receive the requisite regulatory approvals will result in a termination of the Agreement.

Business Pending the Merger

     Under the terms of the Agreement, neither FNB nor the Bank may, without the prior written consent of Hibernia or as otherwise provided in the Agreement: (i) create or issue any additional shares of capital stock or any options or other rights to purchase or acquire shares of capital stock; (ii) except as provided enter into employment in the Agreement, contracts with directors, officers or employees or otherwise agree to increase the compensation of or pay any bonus to such persons except in accordance with existing policy;
(iii) enter into or substantially modify any employee benefits plans, except that FNB may amend its Profit Sharing Plan in order to bring such plan into compliance with applicable laws and regulations, and FNB may take steps to terminate its Profit Sharing Plan, including, but not limited to, the appointment of a successor trustee for purposes of distributing the proceeds of the plan to participants; (iv) establish any automatic teller machines or branch or other banking offices; (v) make any capital expenditure(s) in excess of $100,000;
(vi) merge with any other company or bank or liquidate or otherwise dispose of its assets; or (vii) acquire another company or bank
(except in connection with foreclosures of bona fide loan transactions). In addition, FNB may not solicit bids or other transactions that would result in a merger of FNB or the Bank with an entity other than Hibernia or HNB. FNB may pay normal and customary dividends of $5.00 per calendar quarter prior to the Closing Date.

Effective Date of the Merger; Termination

     After all conditions to consummation of the Merger have been satisfied or waived, the effective date of the Merger shall be the date and time that the Merger will become effective as of the date and time of the issuance by the Louisiana Secretary of State of a certificate of merger relating to the Merger (the "Effective Date").

     Prior to the Effective Date, the Agreement may be terminated by either party, whether before or after approval of the Agreement and the Merger by FNB's shareholders: (i) in the event of a material breach by the other party of any representation, warranty or covenant which has not been cured within the period allowed by the Agreement; (ii) if any of the conditions precedent to the obligations of such party to consummate the Merger have not been satisfied, fulfilled or waived as of the Closing Date; (iii) if any application for any required federal or state regulatory approval has been denied, and the time for all appeals of such denial has run; (iv) if the shareholders of FNB fail to approve the Merger at the Special Meeting; or (v) in the event that the Merger is not consummated by February 26, 1996. The Agreement also may be terminated at any time by the mutual consent of the parties. In the event of termination, the Agreement becomes null and void, except that certain provisions thereof relating to expenses and confidentiality and the accuracy of information provided for inclusion in the Registration Statement of which this Prospectus is a part survive any such termination and any such termination does not relieve any breaching party from liability for any uncured breach of any covenant or agreement giving rise to such termination.

Management and Operations After the Merger

     On the Effective Date, FNB will be merged with and into Hibernia. Immediately thereafter, the Bank will merge with and into HNB and the separate existences of FNB and the Bank will cease. The offices of the Bank will operate as branch banking offices of HNB. The employees of the Bank on the Effective Date will become employees of HNB as of the Effective Date and will be employed on an "at will" basis thereafter, subject to any existing employment agreements or similar contractual obligations assumed by or entered into on or after the Effective Date by Hibernia or HNB.

     The Boards of Directors of Hibernia and HNB following the Merger shall consist of those persons serving as directors immediately prior thereto. Certain information regarding the directors of Hibernia elected at its annual meeting of shareholders on April 18, 1995 is contained in documents incorporated herein by reference. See "AVAILABLE INFORMATION." The directors of FNB and the Bank will resign their positions as directors as of the Effective Date. Some of these directors may serve on an advisory board of Hibernia after the Merger.

Certain Differences in Rights of Shareholders

     If the shareholders of FNB approve the Merger and the Merger is subsequently consummated, all shareholders of FNB, other than any shareholders who exercise and perfect dissenters' rights, will become shareholders of Hibernia. As shareholders of Hibernia, their rights will be governed by and subject to Hibernia's Articles of Incorporation and Bylaws, rather than FNB's Articles of Incorporation and Bylaws. The following is a summary of the principal differences between the rights of shareholders of FNB and Hibernia not described elsewhere in this Proxy Statement-Prospectus.

     Liquidity of Stock. There currently is no ready market for the shares of FNB Common Stock, and such a market is not likely to develop in the future. The shares of Hibernia Common Stock that will be issued in the Merger will be registered under applicable securities laws and may therefore be freely resold by persons who are not "affiliates" of FNB or Hibernia. In addition, the Hibernia Common Stock is listed on the NYSE and actively traded on that exchange. Current quotes of the market price of Hibernia Common Stock are available from brokerage firms and other securities professionals, as well as other sources, and are published in major newspapers on a daily basis.

     Removal of Directors. Shareholders of Hibernia may remove a director for cause (defined as gross negligence or wilful misconduct) by the vote of a majority of the total voting power and may remove a director without cause by a vote of two-thirds of the total voting power. One or more directors of FNB may be removed, with cause, by the affirmative vote of a majority of the shares entitled to vote on the election of directors present at a meeting expressly called for that purpose.

     Amendment of Bylaws. The Bylaws of Hibernia may be amended or repealed by a vote of two-thirds of the total voting power outstanding or by a vote of two-thirds of the "continuing directors" of the company, as defined in the Bylaws. A "continuing director" for this purpose is generally a director who was nominated for election by a majority of the existing directors.
The Bylaws of FNB may be amended by the Board of Directors and the shareholders, by a majority of the Directors and/or shareholders at a duly called meeting.

     Special Meetings of Shareholders. Special meetings of the shareholders of Hibernia may be called by the Chairman of the Board, the President, the Chief Executive Officer or the Treasurer of Hibernia. In addition, shareholders holding one-fifth or more of the total voting power of Hibernia may request a special meeting of shareholders and, upon receipt of such request, the Secretary of Hibernia is required to call a special meeting of the shareholders. A special meeting of shareholders of FNB may be called at any time by the President, the Board of Directors, or the holders of not less than fifty percent (50%) of all shares entitled to vote at such meeting.

     Shareholder Proposals. Hibernia's Bylaws contain certain provisions expressly allowing shareholders to submit shareholder proposals and to nominate individuals for election as directors, under certain circumstances and provided the shareholder complies with all of the conditions set forth in those provisions. FNB's bylaws contain no specific provisions relating to shareholder proposals.

     Certain Transfer Restrictions Relating to 5-Percent Shareholders. Article IX of Hibernia's Articles of Incorporation restricts transfers of equity interests in Hibernia under certain circumstances. This restriction (the "5-Percent Restriction") is intended to protect Hibernia from certain transfers of equity interests which could have a material adverse effect on Hibernia's ability to use certain tax benefits to reduce its taxable income. Under the 5-Percent Restriction, if, before December 29, 1995, a shareholder transfers or agrees to transfer Hibernia stock or stock equivalents, the transfer will be prohibited and void to the extent that it would result under applicable Federal income tax rules in the identification of a new "5-percent shareholder" of Hibernia or an increase in the percentage stock ownership of any existing "5-percent shareholder" is increased.

      The 5-Percent Restriction does not apply to any transfer which has been approved in advance by the Board of Directors of Hibernia, or which is made in compliance with exceptions established from time to time by resolution of the Board of Directors. The Board of Directors may withhold its approval of a transfer only if, in its judgment, the transfer may result in any limitation on the use by Hibernia of its net operating loss carryforwards or built-in tax losses or other tax attributes. The Board of Directors may adopt further resolutions exempting additional transfers from the 5-Percent Restriction.

     The 5-Percent Restriction may adversely affect the marketability of the Hibernia Common Stock by discouraging potential investors from acquiring equity securities of Hibernia.
However, since its adoption in September 1992, the 5-Percent
Restriction does not appear to have had any such adverse affect on the marketability of the Hibernia Common Stock.

     While the 5-Percent Restriction may have the effect of impeding a shareholder's attempt to acquire a significant or controlling interest in Hibernia, the purpose of the 5-Percent Restriction is to preserve the tax benefits of Hibernia's previous losses, not to insulate management from change. Management of Hibernia believes the tax benefits outweigh any anti-takeover impact of the 5-Percent Restriction. Any anti-takeover effect of the 5-Percent Restriction will end with the termination of the 5-Percent Restriction on December 29, 1995.

Interests of Certain Persons in the Merger

     Indemnification of FNB Directors. The terms of the Merger include certain provisions that protect the officers and directors of FNB and the Bank from and against liability for actions arising while they served in those capacities for FNB and/or the Bank. The Agreement provides for indemnification of such persons to the same extent as they would have been indemnified under the Articles of Incorporation and Bylaws of Hibernia in effect on June 15, 1995, except that the Agreement limits Hibernia's aggregate liability for such indemnification to $2 million and requires each officer and director eligible for such indemnification to execute a joinder agreement in which such persons agree to cooperate with Hibernia in any litigation or proceeding giving rise to a claim of indemnification. The indemnification provisions of the Agreement do not apply to claims of which such persons were aware or should have been aware on or prior to the Closing Date as to which either of FNB's or the Bank's director and officer liability insurance carrier was not notified prior to the Closing.

     The Agreement also provides for indemnification of FNB's officers, directors and certain affiliates from and against liability arising under the Securities Act or otherwise if such liability arises out of or is based on an untrue statement or omission of a material fact required to be stated therein or necessary to make the statements made therein not misleading. This indemnification does not apply to statements made in reliance on information furnished to Hibernia by FNB for use in the Registration Statement, including this Proxy Statement-Prospectus.

     Employment Agreements. Hibernia intends to execute, contemporaneously with consummation of the Merger, employment agreements with H. Graham Schneider, Chairman of FNB; James J.
Schneider, President of FNB; Raymond G. Dickerson, Vice President of FNB; and Sharon E. Knight, Executive Vice President and Secretary of FNB. These contracts provide employment for certain periods after the date thereof (depending on the person) and salaries at the levels currently earned by those individuals, with annual salary increases and bonuses based upon Hibernia's policies and the performance of each individual. James J. Schneider's employment contract period is for three years from January 1, 1996; Raymond G. Dickerson's and Sharon E. Knight's are for two years from January 1, 1996; and H. Graham Schneider's is for one year from January 1, 1996. Each contract may be terminated for cause by Hibernia without liability for further payments thereunder. The agreements may also be terminated without cause by Hibernia or for "good reason", as defined therein, by the individual, which termination would require Hibernia to pay the individual the salary provided for therein for the remainder of the unexpired term of the contract. For purposes of these contracts, "good reason" is generally defined as a material diminution or other adverse change in the duties and responsibilities of the employee or requiring the employee to relocate without his consent.

     Advisory Board of Directors. If the Merger occurs, HNB may invite some of the members of FNB's or the Bank's Board of Directors to serve on the Advisory Board of Hibernia headquartered in Monroe. The Advisory Board meets periodically at the discretion of the City President in Monroe, and members of the Advisory Board are paid for attendance at those meetings.

Material Tax Consequences

     The following is a summary description of the material income tax consequences of the Merger; it is not intended to be a complete description of the federal income tax consequences of the Merger. Tax laws are complex, and each shareholder's individual circumstances may affect the tax consequences to such shareholder. In addition, no information is provided with respect to the tax consequences of the Merger under applicable state, local or other tax laws. Each shareholder is therefore urged to consult a tax advisor regarding the tax consequences of the Merger to him or her.

     Consummation of the Merger is conditioned upon the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement will constitute a reorganization within the meaning of Section 368 of the Code, and that the exchange of FNB Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to FNB's shareholders with respect to such exchange. See "PROPOSED MERGER -- Representations and Warranties; Conditions to the Merger; Waiver."

     If the Merger constitutes a reorganization within the meaning of Section 368 of the Code: (i) no gain or loss will be recognized by FNB, the Bank, Hibernia or HNB by reason of the Merger; (ii) a shareholder of FNB will not recognize any gain or loss for federal income tax purposes to the extent Hibernia Common Stock is received in the Merger in exchange for FNB Common Stock; (iii) the tax basis in the Hibernia Common Stock received by a shareholder of FNB will be the same as the tax basis in the FNB Common Stock surrendered in exchange therefor; and (iv) the holding period, for federal income tax purposes, for Hibernia Common Stock received in exchange for FNB Common Stock will include the period during which the shareholder held the FNB Common Stock surrendered in the exchange, provided that the FNB Common Stock was held as a capital asset at the Effective Date.

     The Louisiana income tax treatment to the shareholders of FNB should be substantially the same as the federal income tax treatment to the shareholders of FNB described above. Shareholders residing in states other than Louisiana are encouraged to consult their tax advisors regarding the state income tax implications of the Merger to them.

     The parties have received the opinion of Ernst & Young LLP, certified public accountants, to the effect that the Merger, if consummated in accordance with the terms of the Agreement, will constitute a reorganization for purposes of Section 368 of the Code and will have the tax effects described in this section. A copy of the form of opinion of Ernst & Young LLP in this regard is attached hereto as Appendix D. As noted in the opinion, the opinion is based upon certain representations and assumptions described therein. Shareholders of FNB are urged to review the full text of the opinion of Ernst & Young LLP attached hereto as Appendix D with regard to the tax consequences of the Merger to them.

     For information regarding the federal income tax consequences of cash payments received by dissenting shareholders, see "PROPOSED MERGER -- Rights of Dissenting Shareholders."

Resale of Hibernia Common Stock

     The shares of Hibernia Common Stock issuable to shareholders of FNB upon consummation of the Merger have been registered under the Securities Act. It is a condition to closing of the Merger that all shares of Hibernia Common Stock issued in connection with the Merger be approved for listing, upon official notice of issuance, on the NYSE. Such shares may be traded freely by those shareholders not deemed to be affiliates of FNB as that term is defined under the Securities Act. The term "affiliate" generally means each person who controls, or is a member of a group that controls, or who is under common control with, FNB, and for purposes hereof could be deemed to include all executive officers, directors and 10% shareholders of FNB.

     Hibernia Common Stock received and beneficially owned by those shareholders who are deemed to be affiliates of FNB may be resold without registration as provided by Rule 145, or as otherwise permitted, under the Securities Act. Such affiliates, provided they are not affiliates of Hibernia Corporation, may publicly resell Hibernia Common Stock received by them in the Merger subject to certain limitations, principally as to the manner of sale, during the two years following the Effective Date. After the two-year period, such affiliates may resell their shares without restriction. In addition, shares of Hibernia Common Stock issued to affiliates of FNB in the Merger will not be transferable until financial statements pertaining to at least 30 days of post-Merger combined operations of Hibernia and FNB have been published, in order to satisfy certain requirements of the Securities and Exchange Commission relating to pooling-of-interests accounting treatment.

     The Agreement provides that FNB will use its best efforts to identify those persons who may be deemed to be affiliates of FNB and to cause each person so identified to deliver to Hibernia a written agreement providing that such person will not dispose of FNB Common Stock or Hibernia Common Stock received in the Merger except in compliance with the Securities Act, the rules and regulations promulgated thereunder and the Commission's rules relating to pooling-of-interests accounting treatment. In addition, Hibernia intends to place stop transfer instructions with its transfer agent regarding Hibernia Common Stock issued to affiliates of FNB.

Rights of Dissenting Shareholders

     Each FNB shareholder who objects to the Merger is entitled to the rights and remedies of dissenting shareholders provided in Louisiana Revised Statutes Section 12:131 of the LBCL, a copy of which is set forth as Appendix C hereto.

     Section 131 provides that shareholders of Louisiana corporations who vote against a merger have the right to dissent if the merger is authorized by less than 80% of the total voting power of the corporation. In order to so dissent, the shareholder must file with the corporation a written objection to the merger, which objection must be filed with the corporation prior to or at the meeting at which the vote is taken. In addition, the shareholder must vote against the merger at the meeting. If the merger is approved by less than 80% of the total voting power of the corporation, the corporation must provide by registered mail notice of such vote to shareholders who filed a written objection and voted against the merger. A dissenting shareholder must then file with the company a written demand for the fair cash value of his shares as of the date before the vote was taken. The demand must be made within twenty days of the mailing of the notice from the corporation and must include the fair value being requested by the dissenting shareholder. The shareholder must also include in the demand a post office address to which the corporation's reply may be sent and must deposit his shares in escrow at a bank, duly endorsed and transferred to the corporation on the sole condition that the fair value be paid. If the corporation does not agree with the fair value requested by the dissenting shareholder, it must notify the shareholder within twenty days after receipt of the shareholder's demand and state in such notice the value it is willing to pay for the shares. If a disagreement continues over the fair value, the LBCL provides a method for determination of fair value by a district court in the parish in which the corporation (if it still exists) or the merged corporation has its registered office.

     The amount received by a dissenting shareholder may be more or less than, or equal to, the value of the Hibernia Common Stock received by other FNB shareholders in the Merger.

     Shareholders who file a demand for payment of fair value cease to have any rights as shareholders of the corporation thereafter. Also, shareholders may withdraw their demand at any time before the corporation gives notice of disagreement. Withdrawal of a demand thereafter requires the written consent of the corporation in order to be effective.

     Each step must be taken in strict compliance with the applicable provisions of the statute in order for holders of FNB Common Stock to perfect dissenters' rights. Shareholders of FNB will lose their right to dissent from the Merger unless they both
(i) file with FNB a written objection to the Agreement and the Merger prior to or at the Special Meeting and (ii) vote their shares (in person or by proxy) against the Merger at the Special Meeting.

     Cash received by a dissenting shareholder of FNB in exchange for his or her FNB stock will generally be subject to state and federal income tax and should be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a shareholder owns no stock either directly or through the application of Section 318(a) of the Code, the redemption should be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her stock, as provided by Section 302(a) of the Code. In that case, the shareholder would recognize ordinary income, or capital gain, as the case may be, in an amount equal to the difference between the amount of cash received in redemption of his shares and his basis in his FNB shares. The Louisiana income tax treatment to dissenting shareholders of FNB will be substantially the same as the federal income tax treatment to such shareholders. Shareholders residing outside of Louisiana should consult their tax advisors as to the state income tax consequences of exercising dissenters' rights.

Dividend Reinvestment Plan

     Hibernia Corporation maintains a Dividend Reinvestment Plan through which shareholders of Hibernia who participate in the plan may reinvest dividends in Hibernia Common Stock. Shares are purchased for participants in the plan at their market value as determined by the market price of the stock as listed on the NYSE. The plan also permits participants to purchase additional shares with cash at the then-current market price. All shares purchased through the plan are held in a separate account for each participant maintained by Hibernia's transfer agent. Shareholders who participate in the Dividend Reinvestment Plan purchase shares through the plan without paying brokerage commissions or other costs ordinarily associated with open market purchases of stock.
It is anticipated that the Dividend Reinvestment Plan will continue after the Effective Date and that shareholders of FNB who become shareholders of Hibernia will have the same opportunity to participate in the plan as other shareholders of Hibernia.

Accounting Treatment

     It is anticipated that the Merger will be accounted for as a pooling of interests. In order for the Merger to qualify for pooling-of-interests accounting treatment, 90% or more of the outstanding FNB Common Stock must be exchanged for Hibernia Common Stock. If holders of more than 10% of the outstanding FNB Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for pooling-of-interest accounting. Also, in order for the pooling-of-interests accounting method to apply, "affiliates" of FNB cannot reduce their holdings of Hibernia Common Stock received in the Merger for a period beginning 30 days prior to the Effective Date and ending upon the publication of at least 30 days of post-Merger combined operations of FNB and Hibernia. Persons believed by FNB to be "affiliates" have agreed to comply with these restrictions.

     FNB has agreed to use its best efforts to permit the transaction to be accounted for as a pooling of interests.
Hibernia is not obligated to consummate the Merger if the Merger does not qualify for pooling-of-interests accounting treatment.

                CERTAIN REGULATORY CONSIDERATIONS

General

     As a bank holding company, Hibernia is subject to the regulation and supervision of the Federal Reserve Board. Under the Bank Holding Company Act of 1956 (the "BHCA"), bank holding companies may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited from engaging under the BHCA in nonbanking activities, subject to certain exceptions.

     Hibernia's banking subsidiary, Hibernia National Bank, is subject to supervision and examination by applicable federal and state banking agencies. HNB is a national banking association subject to the regulation and supervision of the Comptroller of the Currency (the "Comptroller"). HNB is also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of HNB. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

Payment of Dividends

     Hibernia generally depends upon payment of dividends by HNB in order to pay dividends to its shareholders and to meet its other needs for cash to pay expenses. Hibernia derives substantially all of its income from the payment of dividends by HNB, and its ability to pay dividends is affected by the ability of HNB to pay dividends. HNB is subject to various statutory restrictions on its ability to pay dividends to Hibernia. Under such restrictions, the amount available for payment of dividends to Hibernia by HNB was approximately $175 million at July 1, 1995. In addition, the OCC has the authority to prohibit any national bank from engaging in an unsafe or unsound practice, and the OCC has indicated its view that it generally would be an unsafe and unsound practice to pay dividends except out of current operating earnings. The ability of HNB to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies or agreements and by capital guidelines. Additional information in this regard is contained in documents incorporated by reference herein. See "AVAILABLE INFORMATION."

     In addition, consistent with its policy regarding bank holding companies serving as a source of strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial conditions.

Restrictions on Extensions of Credit

     HNB is subject to restrictions imposed by federal law on the ability of any national bank to extend credit to affiliates, including Hibernia, to purchase the assets thereof, to issue a guarantee, acceptance or letter of credit on their behalf (including an endorsement or standby letter of credit) or to purchase or invest in the stock or securities thereof or to take such stock or securities as collateral for loans to any borrower. Such extensions of credit and issuances generally must be secured by eligible collateral and are generally limited to 15% of HNB's capital and surplus.


               CERTAIN INFORMATION CONCERNING FNB

Description of Business

     General. FNB is a registered bank holding company headquartered in Lake Providence, Louisiana that was incorporated under the laws of Louisiana on January 21, 1985. FNB engages in the banking business through its subsidiary, The First National Bank of Lake Providence (the "Bank"). As of June 30, 1995, FNB's consolidated assets were equal to $53 million.

     The Bank is located in East Carroll Parish, Louisiana (which Parish has approximately 9,000 residents) and the Bank operates one branch office in Oak Grove, West Carroll Parish, Louisiana. As of June 30, 1995, the Bank had total assets of approximately $51.6 million and deposits of approximately $45.8 million.

     The Bank provides a wide range of retail banking services, including checking and savings accounts; certificates of deposit;
individual retirement accounts; commercial, real estate, consumer and agricultural loans; and safe deposit boxes.

     There is no individual customer or group of customers the loss of which would have a material adverse effect on the operations of the Bank. Except for loans to finance farm production and for other agricultural related purposes, no significant portion of the Bank' loans is concentrated within a single industry or group of related industries.

     Properties. The Bank operates in two locations: one in Lake Providence, Louisiana at 216 Lake Street and one in Oak Grove at 702 East Main Street. Each of the properties on which branches or offices of the Bank are located are owned by FNB or the Bank or operated under leases with third parties, the terms of which are fair to the Bank and provide for rent in amounts that do not exceed the rates charged for similar properties to other entities in the relevant markets.

     Employees. The Bank had 22 full-time equivalent employees as of June 30, 1995. FNB has no employees that are not otherwise employed by the Bank.

     Competitive Conditions. The principal markets in which FNB competes are East Carroll and West Carroll Parishes. For deposits and loans, FNB competes with other banks, savings institutions, credit unions, finance companies, mortgage companies, insurance companies, governmental agencies and other financial institutions.

     Legal Proceedings. FNB and its subsidiaries are parties to certain legal proceedings and litigation that arise in the ordinary course of their businesses that are not expected to have a material impact on FNB's consolidated operations or financial condition. Ownership of FNB Common Stock and Dividends

     Market Prices. As of the Record Date, there were 9,670 shares of FNB Common Stock outstanding and approximately 62 shareholders of record of such shares. There is no established trading market for FNB Common Stock, and it has been subject to only limited trading. The shares are not listed on any exchange or quoted on any automated quotation system, and no institution makes a market in the stock.

     Ownership of Principal Shareholders. Except for the FNB Common Stock, FNB has no other class of voting securities issued or outstanding. The following table provides information concerning persons known to FNB to be beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of FNB Common Stock, as of the Record Date. Except as set forth below, no person is known by FNB as of such date to be the beneficial owner of more than 5% of the outstanding voting securities of FNB. Unless otherwise noted, the named persons own the shares directly and have sole voting and investment power with respect to the shares indicated.

Name and Address              Amount and Nature of
of Beneficial Owner           Beneficial Ownership     % of Class

Katherine P. Hill                     502                 5.19%
2421 Belcher Drive
Montgomery, AL  36111

H. Graham Schneider                 2,767 (1)            28.61%
P. O. Box 711
Lake Providence, LA  71254

Harry G. Schneider, Jr.             1,110 (2)            11.48%
P. O. Box 711
Lake Providence, LA  71254

James J. Schneider                  1,624 (3)            16.79%
P. O. Box 711
Lake Providence, LA  71254

Samuel L. Schneider                 1,125 (4)            11.63%
P. O. Box 711
Lake Providence, LA  71254


_______________________________
(1) Includes 150 shares held in the name of Mr. Schneider's spouse.

(2)  All shares are held in a trust for the benefit of Mr.
Schneider.

(3)  Includes 1,110 shares held in a trust for the benefit of Mr.
Schneider; 14 shares held in the name of Mr. Schneider's spouse;
and 450 shares held in the names of Mr. Schneider's three minor children.

(4)  Includes 1,110 shares held in a trust for the benefit of Mr.
Schneider.

     Ownership of Directors and Executive Officers of FNB. The following table provides information concerning the shares of FNB Common Stock beneficially owned, directly or indirectly, by each director and executive officer of FNB, and all directors and executive officers as a group, as of the Record Date. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

Name                     Number of Shares              % of Class

Raymond G. Dickerson           66                         .68%

Sharon E. Knight               75                         .78%

Frederick H. Schneider, III   165                        1.71%

H. Graham Schneider         2,767 (1)                   28.61%

James J. Schneider          1,624 (2)                   16.79%

Thomas H. Shields, Jr.        128                        1.32%

All Directors and Executive
  Officers as a Group        4,825                      49.9%



___________________________
(1) Includes 150 shares held in the name of Mr. Schneider's spouse.

(2)  Includes 1,110 shares held in a trust for the benefit of Mr.
Schneider; 14 shares held in the name of Mr. Schneider's spouse;
and 450 shares held in the names of Mr. Schneider's three minor children.

     Market Prices. FNB Common Stock is not traded on any exchange or in any other established public trading market. Consequently, there is no market price information available for FNB Common
Stock.

     Dividends. FNB has paid dividends to its shareholders in each of the last three fiscal years, including $15.00 per share in 1994, $9.00 per share in 1993 and $4.00 per share in 1992. Additional dividends of $5.00 per calendar quarter are planned prior to the Effective Date of the Merger.

     FNB's ability to pay dividends is dependent upon the earnings and financial condition of the Bank, since all of the funds used by FNB to pay dividends are derived from dividends paid by the Bank to FNB.



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF FNB


     The following discussion provides certain information concerning FNB's financial condition and results of operations. For a more complete understanding of the following discussion, reference should be made to the financial statements of FNB and related notes thereto presented elsewhere in this Proxy Statement-Prospectus.

     Results of Operations - June 30, 1995 Compared to June 30, 1994. Net income for the six months ended June 30, 1995 was $441,565 or approximately $217,460 more than the six months ended June 30, 1994 net income of $224,105. The increase in net income was primarily due to an increase of approximately $278,282 in net interest income, a decrease in the provision for loan losses of $65,000, and an increase in the provision for income taxes of approximately $123,713.

     Return on average assets for the six months ended June 30, 1995 was 1.58% annualized compared to .86% annualized for the six months ended June 30, 1994. Return on average shareholders' equity was 15.96% and 9.04% annualized for the six month periods ended June 30, 1995 and 1994, respectively.

     The Bank's provisions for loan losses is, in management's opinion, sufficient to maintain an adequate allowance for loan losses and to support increases in the loan portfolio. The provision for loan losses was $10,000 and $75,000 for the six month periods ended June 30, 1995 and 1994, respectively.

     Net interest income is the major component of FNB's income. Net interest income for the six months ended June 30, 1995 was $1,257,626 as compared $979,344 for the six months ended June 30, 1994. The increase in net interest income was primarily attributable to an increase in yields on average earning assets during the six months ended June 30, 1995.

     Noninterest income was $145,222 for the six months ended June 30, 1995, a decrease of approximately $15,383 over the six months ended June 30, 1994. The primary sources of noninterest income were service charges and fees on deposit accounts and other fees and charges.

     Noninterest expenses were $746,678 for the six months ended June 30, 1995 or approximately 5.35% less than the $788,898 for the six months ended June 30, 1994. Salaries and employee benefits increased a combined $13,455 or 3.27%. Occupancy expense decreased $72,217. The decrease was due to higher than normal building repair and maintenance expenses incurred in 1994. Other noninterest expenses increased $16,542.

     Financial Condition - June 30, 1995 Compared to June 30, 1994. Total assets of FNB continued to grow, increasing 3.95% over total assets at June 30, 1994. Loans, net of unearned interest income, increased $3,390,813 or 15.01%, accounting for the largest portion of the increase.

     Loans, net of unearned interest income, increased $3,390,813 to $25,985,156 at June 30, 1995 compared to $22,594,343 at June 30,
1994. The allowance for loan losses at June 30, 1995 was $276,658, an increase of $26,998 over the allowance at June 30, 1994. The adequacy of the allowance for loan losses is determined on an ongoing basis using historical loan loss experience of the Bank, portfolio growth and asset quality trends, and economic conditions within the Bank's trade area. Additional allocations are made to the allowance for specifically identified potential losses in the portfolio. The allowance for loan losses was 1.06% of loans outstanding, net of unearned interest income, at June 30, 1995 compared to 1.10% at June 30, 1994.

     Total deposits grew 1.53% to $45,802,001 at June 30, 1995 as compared to $45,111,416 at June 30, 1994.

     Total stockholders' equity at June 30, 1995 was $5,706,560, an increase of $666,007 since June 30, 1994.

     At June 30, 1995, a significant portion of the loan portfolio consisted of loans for agriculturally related purposes.

     Results of Operation - 1994 Compared to 1993. Net income for the year 1994 was $632,277 or approximately $50,349 less than 1993 net income. The decrease in 1994 was primarily due to the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", in 1993 which resulted in an increase of 1993 income of approximately $82,371. Other changes affecting net income for 1994 were an increase of approximately $85,487 in net interest income, an increase in the provision for loan losses of $90,000, an increase in the provision for income taxes of approximately $31,593, and an increase in noninterest and other income of approximately $59,790. Net income per share was $65.39 in 1994 compared to $61.69 in 1993.

     Return on average assets for the year 1994 was 1.13% compared to 1.16% for 1993. Return on average equity was 12.35% and 13.03% in 1994 and 1993, respectively. FNB paid dividends of $15.00 per share in 1994 as compared to $9.00 per share in 1993.

     The Bank's provision for loan losses is, in management's opinion, sufficient to maintain an adequate allowance for loan losses and to support increases in the loan portfolio. The provision for loan losses for 1994 was $100,000 compared to $10,000 in 1993. Net loans charged off in 1994 were $168,841 versus
$114,494 in 1993.

     Net interest income is the major component of FNB's income.
Net interest income for the year 1994 was $2,093,158, an increase of approximately $85,487 over the amount reported for the year
1993.

     Noninterest income was $322,250 in 1994, an increase of approximately $5,929 over 1993. The primary sources of noninterest income were service charges and fees on deposit accounts and other fees and charges.

     Noninterest expenses were $1,513,339 in 1994, or approximately .55% less than the $1,521,677 reported for 1993. Salaries and employee benefits decreased a combined $855 or .10%. Occupancy expense increased $27,654. Other noninterest expense decreased $35,137.

     Financial Condition - 1994 Compared to 1993. Total assets of FNB continued to grow in 1994, increasing 12.04% over total assets at December 31, 1993. Investment securities increased $5,255,542, or 20.60%, accounting for the largest portion of the increase. Effective January 1, 1994, FNB adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." All the investment securities portfolio was classified as "held to maturity" in the first quarter for 1994.

     Loans, net of unearned interest income, increased $965,896 to $19,073,775 at December 31, 1994 compared to $18,107,879 at
December 31, 1993. The allowance for loan losses at December 31, 1994 was $279,595, a decrease of $68,841 below the balance at December 31, 1993. The adequacy of the allowance for loan losses is determined on an ongoing basis using historical loan loss experience of the Bank, portfolio growth and asset quality trends, and economic condition within the Bank's trade area. Additional allocations are made to the allowance for specifically identified potential losses in the portfolio. The allowance for loan losses was 1.47% of loans outstanding, net of unearned interest income, at December 31, 1994 compared to 1.92% at December 31, 1993.

     Total deposits grew 12.22% to $53,259,340 at December 31, 1994 as compared to $47,458,395 at December 1993.

     Total stockholders' equity at December 31, 1994 was $5,361,695, an increase of $487,227 since December 31, 1993.

     At December 31, 1994, a significant portion of the loan portfolio consisted of loans for agriculture or agriculturally related purposes.

     Results of Operation - 1993 Compared to 1992. Net income for 1993 was $682,625 or approximately $36,965 more than 1992 net income. The increase in 1993 was primarily due to the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", in 1993 which resulted in an increase of 1993 income of approximately $82,371. Other changes affecting net income for 1993 were a decrease of approximately $29,221 in net interest income, a decrease in the provision for loan losses of $30,000, a decrease in the provision for income taxes of approximately $11,776, and an increase in noninterest expense of approximately $78,922. Net income per share was $61.69 in 1993 compared to $63.89 in 1992.

     Return on average assets for the year 1993 was 1.16% compared to 1.28% for 1992. Return on average equity was 13.03% and 15.94% in 1993 and 1992, respectively. FNB paid dividends of $8.98 per share in 1993 as compared to $3.99 per share in 1992.

     The Bank's provision for loan losses is, in management's opinion, sufficient to maintain an adequate allowance for loan losses and to support increases in the loan portfolio. The provision for loan losses for 1993 was $10,000 compared to $40,000 in 1992. Net loans charged off in 1993 were $114,494 versus $40,384 in 1992.

     Net interest income is the major component of FNB Bancshares, Inc.'s income. Net interest income for the year 1993 was $2,007,671, a decrease of approximately $29,221 under the amount reported for 1992.

     Noninterest income was $316,320 in 1993, a decrease of approximately $3,965. The primary sources of noninterest income were service charges and fees on deposit accounts and other fees and charges.

     Noninterest expenses were $1,521,677 in 1993, or approximately 5.47% more than the $1,442,755 reported for 1992. Salaries and employee benefits increased a combined $32,059 or 4.08%. Occupancy expense increased $9,101. Other noninterest expense increased $37,762.

     Financial Condition - 1993 Compared to 1992. Total assets of FNB continued to grow in 1993, increasing 2.57% over total assets at December 31, 1992. Federal funds sold increased $2,775,000, or 104.72%, accounting for the largest portion of the increase.

     Loans, net of unearned interest income, increased $113,784 to $18,107,879 at December 31, 1993 compared to $17,974,095 at
December 31, 1992. The allowance for loan losses at December 31, 1993 was $348,436, a decrease of $104,494 below the balance at December 31, 1992. The adequacy of the allowance for loan losses is determined on an ongoing basis using historical loan loss experience of the Bank, portfolio growth and assets quality trends, and economic condition within the Bank's trade area. Additional allocations are made to the allowance for specifically identified potential losses in the portfolio. The allowance for loan losses was 1.92% of loans outstanding, net of unearned interest income, at December 31, 1993 compared to 2.52% at December 31, 1992.

     Total deposits grew 1.70% to $47,458,395 at December 31, 1993 as compared to $46,660,901 at December 31, 1992.

     Total stockholders' equity at December 31, 1993 was $4,874,468, an increase of $535,342 since December 31, 1992.

     At December 31, 1993, a significant portion of the loan portfolio consisted of loans for agriculture or agriculturally related purposes.

Selected Statistical Data

                                                             Loans by Type
                                                            (In Thousands)
Description                               6/30/95             6/30/94              12/31/94             12/31/93

Real Estate                               $11,595             $10,339              $11,774              $ 9,766
Commercial                                  1,319               1,577                1,611                1,742
Consumer                                    1,426               1,347                1,347                1,314
Other (Agri crop
& other)                                   11,792               9,501                4,504                5,471

                                           26,132              22,764               19,236               18,293

Unearned interest
& fees                                        147                 169                  162                  185
Allowance for loan
losses                                        277                 250                  280                  348

Loans, net                                 25,708              22,345               18,794               17,760



                                              Nonaccrual, Past Due and Restructured Loans
                                                            (In Thousands)
                                          6/30/95             6/30/94              12/31/94             12/31/93

Accruing loans contractually
90 days or more as to interest
or principal payments                     $ 87                $137                 $ 77                 $102
Nonaccrual loans                              0                   0                    0                   52
Restructured loans                            0                   0                    0                    0

Total nonperforming loans                   87                 137                   77                  154


                                                 Analysis of Allowance for Loan Losses
                                                            (In Thousands)

                                          Six Months Ending                                  Fiscal Year Ending
                                                June 30                                          December 31
                                          1995           1994                                1994            1993

Balance, beginning of period              $280           $348                                $348            $453
Amounts charged off:
Real Estate                                   0              0                                   0              80
Commercial                                   13           180                                 202               33
Consumer                                      0              0                                   2               8

Total charged off                            13           180                                 204             121

Recoveries on amounts
charged off:
Real Estate                                   0              7                                  36               3
Commercial                                    0              0                                   0               0
Consumer                                      0              0                                   0               3
Total recoveries                              0              7                                  36               6

Net charge-offs                              13           173                                 168             115
Provision for loan losses                    10             75                                100               10

Balance, end of period                     277            250                                 280             348

Ratio of net charge-offs during
the period to average loans
outstanding during the period             .06%           .85%                                .90%            .64%


                                        Average Deposit Distribution and Average Interest Rates
                                                        (Dollars in Thousands)

YEAR ENDED                             December 31, 1994                                   December 31, 1993

                               Average       Interest       Average                Average      Interest    Average
                               Balance       Expense         Rate                  Balance      Expense      Rate
Noninterest bearing
  accounts                     $ 8,177       $      0          N/A                 $ 6,719      $      0      N/A
NOW accounts                     6,387            195         3.55%                  5,567           179    3.19%
Money market accounts           10,801            352         3.94%                  9,332           291    3.13%
Savings accounts                 2,905            146         3.46%                  4,239           140    3.45%
Certificates of deposit
  $100,000 and greater           4,172            194         4.72%                  4,763           207    4.56%
Less than $100,000              15,547            657         5.06%                 15,127           624    4.16%

Total                           47,989          1,544                               45,747         1,441


SIX MONTHS ENDED                                    June 30, 1995                            June 30, 1994


                               Average       Interest       Average                Average      Interest      Average
                               Balance       Expense         Rate                  Balance      Expense        Rate
Noninterest bearing
  accounts                     $ 6,651       $      0          N/A                 $ 6,808      $      0         N/A
NOW accounts                     6,447            114         3.33%                  6,003            97        3.07%
Money market accounts            9,022            184         3.87%                 10,217           165        3.34%
Savings accounts                 3,857             65         3.29%                  4,439            74        3.34%
Certificates of deposit
  $100,000 and greater           5,133            134         5.55%                  4,564           102        3.90%
Less than $100,000              15,805            445         5.69%                 15,103           303        4.06%

Total                           46,915           942                                47,134           741


                                 Maturity Distribution of Certificates of Deposit of $100,000 and Over
                                                            (In Thousands)

                                               At December 31, 1994                                     At June 30, 1995
                                          Certificates        IRA                            Certificates       IRA
                                          Of Deposit     Accounts     Total                             Of Deposit     Accounts
  Total
Less than three months                       $1,914             0     $1,914                    $2,098            0         $2,098
Three to twelve months                        1,851             0      1,851           1,400             0          1,400
More than twelve months                         300             0        300                     1,614          112          1,726

Total                                         4,065             0      4,065           5,112          112          5,224




             RELATIONSHIP WITH INDEPENDENT AUDITORS

     Donald, Tucker and Betts has continuously served as the independent auditors for FNB from 1974 through 1995. A representative of Donald, Tucker and Betts is expected to be present at the Special Meeting of FNB's shareholders, will have an opportunity to make a statement if he desires and will be available to respond to appropriate questions.

                       VALIDITY OF SHARES

     The validity of the shares of Common Stock offered hereby has been passed upon for Hibernia by Randolf F. Kassmeier, Associate Counsel and Assistant Secretary of Hibernia. As of the date of this prospectus, Mr. Kassmeier owned 2,105 shares of Hibernia Common Stock and held options to purchase 5,730 shares of Hibernia Common Stock, of which 1,025 options are currently exercisable.

                             EXPERTS

     The consolidated financial statements of Hibernia incorporated in this Prospectus by reference from Hibernia's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, and have been so incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The supplemental consolidated financial statements of Hibernia for the fiscal year ended December 31, 1994 incorporated in this Prospectus by reference from Hibernia's Current Report on Form 8-K dated October 12, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference, which is based in part on the reports of the following independent auditors -- Arthur Andersen LLP and Postlethwaite & Netterville. The supplemental consolidated financial statements referred to above are incorporated by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of FNB as of December 31, 1994 and 1993 and for the years then ended contained in this Proxy Statement-Prospectus have been audited by Donald, Tucker and Betts, certified public accountants, as set forth in their report thereon contained therein, and have been included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            FNB BANCSHARES, INC. AND SUBSIDIARY
                                Lake Providence, Louisiana

                                     FINANCIAL REPORT
                                DECEMBER 31, 1994 AND 1993



                                         CONTENTS



                                                                       P A G E
REPORT OF INDEPENDENR CERTIFIED PUBLIC ACCOUNTANTS                         1
FINANCIAL STATEMENTS
  Consolidated statements of condition                                     2
  Consolidated statements of income                                      3 - 4
  Consolidated statements of changes in stockholders' equity               5
  Consolidated statements of cash flows                                    6
  Notes to consolidated financial statements                             7 - 14
SUPPLEMENTARY INFORMATION - BANK SUBSIDIARY FINANCIAL STATEMENTS
  Schedule I - Statements of condition                                    15
  Schedule II - Statements of income                                      16
  Schedule III - Statements of changes in stockholder's equity            17
  Schedule IV - Statements of cash flows                                  18




SAM DONALD, JR., CPA                                          MAIL ADDRESS
BARNEY M. TUCKER, CPA                                         P O BOX 4088
BRUCE W. BETTS, CPA                                 MONROE, LA  71211-4088
  -----------                                               (318) 387-0376
VICKI J. COLLINS, CPA                                   FAX (318) 322-1911
DON S. MEARS, CPA
STAN FULLER, CPA


                                 DONALD TUCKER AND BETTS
                         (A Professional Accounting Corporation)
                             Certified Public Accountants

2806 Kilpatrick Boulevard
Monroe,  Louisiana     71201

            REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
FNB Bancshares, Inc.
Lake Providence,  Louisiana

      We have audited the accompanying consolidated statements of condition of FNB Bancshares, Inc. and Subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FNB Bancshares, Inc. and Subsidiary as of December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended, in conformity with generally accpeted accounting principles.

      Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The bank subsidiary financial statemetns on Schedule I through IV are presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial statements have been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, are fairly presented in all material respects in relation to the consolidated financial statements taken as a whole.

                                          /s/ DONALD, TUCKER & BETTS
                                          DONALD, TUCKER & BETTS



Monroe, Louisiana
January 9, 1995

                            FNB BANCSHARES, INC. AND SUBSIDIARY
                                Lake Providence, Louisiana

                           CONSOLIDATED STATEMENTS OF CONDITION
                                DECEMBER 31, 1994 AND 1993


            ASSETS                                           1994              1993
            ------                                      -------------     -------------

Cash and due from banks                                $ 3,235,737.77    $ 1,702,641.42
Federal funds sold                                       4,600,000.00      5,425,000.00
CD's in other banks                                               .00        400,000.00
Investment securities
  Held to maturity, fair value of $30,639,262.67        30,763,681.77               .00
Investment securities, fair value of $25,980,778.69               .00     25,508,139.88
Loans, less allowance for loan losses of
  $279,595.18 and $348,436.17, respectively             18,794,179.44     17,759,442.79
Stock of Federal Reserve Bank                               24,000.00         24,000.00
Stock of Federal Agricultural Mortgage Corp.                 2,000.00          2,000.00
Stock of Financial Institution Service Corp.                10,000.00               .00
Bank premises and equipment                                853,549.68        831,266.28
Accrued interest and other receivables                     559,794.49        461,104.86
Other assets                                                59,932.90        457,283.80
                                                       --------------    --------------

TOTAL ASSETS                                           $58,902,876.05    $52,570,879.03
                                                       ==============    ==============

            LIABILITIES AND STOCKHOLERS' EQUITY
            -----------------------------------

Deposits:
  Demand                                               $ 9,346,081.30    $ 6,627,000.37
  NOW and Super NOW                                     19,751,754.73     16,558,096.43
  Savings                                                4,174,468.63      4,322,050.39
  Time - $100,000 and over                               4,065,235.48      4,841,434.75
  Time - other                                          15,921,800.09     15,109,813.17
                                                       --------------    --------------
      Total deposits                                    53,259,340.23     47,458,395.11

Accrued interest payable                                   197,513.89        165,077.91
Other liabilities accrued                                   84,327.01         72,937.75
                                                       --------------    --------------
      Total liabilities                                 53,541,181.13     47,696,410.77
                                                       --------------    --------------

Commitments and contingent liabilities

Stockholders' equity
  Common stock, par value $20; 500,000 shares
    authorized, 15,000 shares issued; 9,670
    shares outstanding in 1994 and 1993                    300,000.00        300,000.00
  Surplus                                                  500,000.00        500,000.00
  Retained earnings                                      5,364,674.92      4,877,448.26
  Treasury stock, at cost                              (   802,980.00)   (   802,980.00)
                                                       ---------------   ---------------
      Total Stockholders' equity                         5,361,694.92      4,874,468.26
                                                       ---------------   ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $58,902,876.05    $52,570,879.03
                                                       ==============    ===============

               See accompanying notes to consolidated financial statements.

                            FNB BANCSHARES, INC. AND SUBSIDIARY
                                Lake Providence, Louisiana

                            CONSOLIDATED STATEMENTS OF INCOME
                          YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                      1994              1993
                                                  -------------     -------------

INTEREST INCOME
  Interest and fees on loans                      $2,246,641.75     $2,033,380.58
  Interest on investment securities:
      U.S. Treasuries                                485,297.97        612,439.92
      Obligations of other U.S. government
        agencies and corporations                    689,487.73        588,655.50
      Obligations of state and political
        subdivisions                                 127,398.95        143,827.79
      Dividends on Federal Reserve Bank stock          1,440.00          1,440.00
      Interest on deposits in other banks             11,780.70         22,841.00
      Interest on federal funds sold                  87,837.53         64,458.46
                                                  -------------     -------------
                                                   3,649,884.63      3,467,043.25
                                                  -------------     -------------


INTEREST EXPENSE
      Interest on deposits                         1,543,227.73      1,440,336.81
      Interest on federal funds purchased             10,982.83         16,816.59
      Interest on other borrowed money                 2,515.88          2,218.90
                                                  -------------     -------------
                                                   1,556,726.44      1,459,372.30
                                                  -------------     -------------

            Net interest income                    2,093,158.19      2,007,670.95

PROVISION FOR LOAN LOSSES                            100,000.00         10,000.00
                                                  -------------     -------------

      Net interest income after provision
        for loan losses                            1,993,158.19      1,997,670.95
                                                  -------------     -------------

OTHER INCOME
      Service charges on deposit accounts            263,290.95        264,280.93
      Other service charges and fees                  58,614.34         51,782.84
      Other income                                    89,505.93         35,557.40
                                                  -------------      ------------
                                                     411,411.22        351,621.17
                                                  -------------      ------------
OTHER EXPENSES
      Salaries                                       654,350.25        649,179.56
      Pension and other empolyee benefits            162,306.81        168,332.67
      Occupancy expenses                             210,856.20        183,202.18
      Other expenses                                 485,825.49        520,962.26
                                                  -------------      ------------
                                                   1,513,338.75      1,521,676.67
                                                  -------------      ------------
INCOME BEFORE INCOME TAXES                           891,230.66        827,615.45
                                                  -------------      ------------

Continued

               See accompanying notes to consolidated financial statements.

                            FNB BANCSHARES, INC. AND SUBSIDIARY
                                Lake Providence, Louisiana

                           CONSOLIDATED STATEMENTS OF INCOME
                          YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                       1994              1993
                                                  --------------     ------------
INCOME TAX PROVISION:
  Current                                            230,412.00        191,059.00
  Deferred                                            28,542.00         36,302.00
                                                   ------------       -----------

      Net income tax provision                       258,954.00        227,361.00
                                                   ------------       -----------

INCOME BEFORE CHANGE IN ACCOUNTING PRINCIPLE         632,276.66        600,254.45

CHANGE IN ACCOUNTING PRINCIPLE - Cumulative
  effect of application of Statement of
  Financial Accounting Standards No. 109,
  "Accounting for Income Taxes"                             .00         82,371.00
                                                   ------------       -----------

NET INCOME                                          $632,276.66       $682,625.45
                                                   ============       ===========

Concluded


               See accompanying notes to consolidated financial statements.



                            FNB BANCSHARES, INC. AND SUBSIDIARY
                                Lake Providence, Louisiana

                                CONSOLIDATED STATEMENTS OF
                              CHANGES IN STOCKHOLDERS' EQUITY
                          YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                                         COMMON STOCK
                                                                  ------------------------
                                                                      SHARES    PAR VALUE
                                                                  ------------  ---------

BALANCE - DECEMBER 31, 1992                                       15,000         $300,000.00
      Net Income, 1993                                                 0                 .00
      Cash Dividends                                                   0                 .00
      Treasury Stock Purchase                                          0                 .00
                                                                  ------         -----------
BALANCE - DECEMBER 31, 1993                                       15,000         $300,000.00
      Net Income, 1994                                                 0                 .00
      Cash Dividends                                                   0                 .00
                                                                  ------         -----------
BALANCE - DECEMBER 31, 1994                                       15,000         $300,000.00
                                                                  ======         ===========

                See accompanying notes to consolidted financial statements.


     TREASURY STOCK                                         RETAINED
SHARES           COST               SURPLUS                 EARNINGS            TOTAL
---------      ----------          ---------            ---------------    -------------

 4,997       $(743,040.00)       $500,000.00            $4,282,166.41      $4,339,126.41
     0                .00                .00               682,625.45         682,625.45
     0                .00                .00            (   87,343.60)     (   87,343.60)
   333        ( 59,940.00)               .00                      .00      (   59,940.00)
------       -------------       -----------            --------------     --------------
 5,330        (802,980.00)        500,000.00             4,877,448.26       4,874,468.26
     0                .00                .00               632,276.66         632,276.66
     0                .00                .00            (  145,050.00)     (  145,050.00)
------       -------------       -----------            --------------     --------------
 5,330       $(802,980.00)       $500,000.00            $5,364,674.92      $5,361,694.92
======       =============       ===========            ==============     ==============


                            FNB BANCSHARES, INC. AND SUBSIDIARY
                                Lake Providence, Louisiana

                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                      INCREASE (DECRASE) IN CASH AND CASH EQUIVALENTS
                          YEARS ENDED DECEMBER 31, 1994 AND 1993


                                                              1994              1993
                                                          --------------           -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                $632,276.66           $682,625.45
  Adjustments to reconcile net income to net cash
    provided by operting activities:
      Provision for loan losses                              100,000.00             10,000.00
      Deferred income taxes                                    28,542.00                   .00
      Amortization of investment security
        (discounts) premiums                              (  337,306.78)         (  11,609.26)
      Depreciation                                            50,917.88             54,048.32
      (Gain) loss on sale of assets                       (   59,200.00)             6,861.40
      Increase in accrued interest receivable             (   98,689.63)         (   5,793.62)
      Increase in accrued interest payable                    32,435.98                 83.99
      Increase (decrease) in other liabilities
            accrued                                           11,389.26          (  10,429.16)
      (Increase) decrease in prepaid expenses
            and other assets                                 428,008.90          ( 309,770.72)
                                                          -------------          -------------

      Net cash provided by operating activities              788,374.27            416,016.40
                                                          -------------          -------------

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of property and equipment                   (  73,201.28)         ( 250,100.00)
      Proceeds from maturities of investment
         securities                                       20,870,000.00         12,752,500.00
      Proceeds from maturities of investment
         certificates of deposit                             745,000.00            550,000.00
      Purchase of investment securities                  (25,788,235.11)       (11,388,961.39)
      Purchase of investment certificates
         of deposit                                      (   345,000.00)       (   400,000.00)
      Net increae in loans                               ( 1,134,736.65)       (   248,277.77)
      Purchase of F.I.S.C. stock                         (    10,000.00)                  .00
                                                         ---------------       ---------------

            Net cash provided by (used in)
              investing activities                       ( 5,736,173.04)          1,015,160.84
                                                         ---------------       ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
      Cash dividends                                     (   145,050.00)       (     87,343.60)
      Net increase in demand deposits,
            NOW accounts, savings accounts                 5,765,157.47             324,391.42
      Net increase in certificates of deposit                 35,787.65             467,103.13
      Acquisition of treasury stock                                 .00        (     59,940.00)
                                                          --------------       ----------------

            Net cash provided by financing
               activities                                  5,655,895.12             644,210.95
                                                          --------------       ----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                    708,096.35           2,075,388.19
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR             7,127,641.42           5,052,253.23
                                                          -------------        ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                  $7,835,737.77          $7,127,641.42
                                                          =============        ===============
CASH AND CASH EQUIVALENTS
      Cash and due from banks                             $3,235,737.77          $1,702,641.42
      Federal funds sold                                  $4,600,000.00           5,425,000.00
                                                          -------------        ---------------
                                                          $7,835,737.77          $7,127,641.42
                                                          =============        ===============

                See accompanying notes to consolidated financial statements.

                    FNB BANCSHARES, INC. AND SUBSIDIARY
                        Lake Providence, Louisiana

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994 AND 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

      PRINCIPLES OF CONSOLIDATION
      ---------------------------

            The consolidation financial statements include the accounts of FNB Bancshares, Inc. (the Company) and its wholly-owned commercial bank subsidiary, The First National Bank of Lake Providence (the Bank). All significant intercompany accounts and transactions have been eliminated in consolidation.

SECURITIES
----------

            The classification of securities is generally determined at the date of purchase. Gains or losses on the sale of securities are recognized on a specific identification basis.

      Securities classified as available for sale are adjusted to market value at year end. The unrealized gain is recorded net of income taxes to stockholder's equity. Securities available for sale will be used as part of the Company's asset management strategy and may be sold in response to changes in interest rates, the need to increase regulatory capital and other factors.

            Securities classified as held-to-maturity are stated at cost, net of the amortization of premium and accretion of the discount. The Company intends and has the ability to hold such securities until maturity.

LOANS AND ALLOWANCE FOR LOAN LOSSES
-----------------------------------

            Loans are stated at principal amount outstanding, reduced by unearned discount and the allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

            Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collecton efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a loan is placed on nonaccrual status, previously accrued and uncollected interest is charged to interest income on loans. Generally, payment on nonaccrual loans are applied to principal.

            The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

            Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans.


                    FNB BANCSHARES, INC. AND SUBSIDIARY
                        Lake Providence, Louisiana

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994 AND 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)
---------------------------------------------------

      Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgements of information available to them at the time of their examination.

BANK PREMISES AND EQUIPMENT
---------------------------

      Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on assets acquired prior to January 1, 1981, using both the straight-line and the declining balance methods over the estimated useful life of each type of asset. Estimated useful lives of premises is 20 to 40 years. Estimated useful lives of furniture is 3 to 10 years.

      Depreciation is computed on assets acquired after December 31, 1980 under accelerated methods over a statutory recovery period. The depreciaton expense under this method is not materially differnt than it would be over the estimated useful life method.

      Renewals and betterments are capitalized and depreciated over their estimated useful lives. Costs incurred for maintenance and repairs are expensed currently. When property is replaced or disposed of, the cost and accumulated depreciation are removed from the books and the net gain or loss is reflected in operations.

INCOME TAXES
------------

      The Company acconts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the finanical statement and tax the differences are expected to reverse. Current income taxes are based on the year's income taxable for federal income tax reporting purposes.

HOLDING COMPANY
---------------

      During 1985, the shareholders of the First National Bank of Lake Providence approved the formation of a bank holding company (FNB Bancshares, Inc.) which acquired the outstanding shares of the Bank in exchange for its stock on August 15, 1985. The company was formed pursuant to the Bank Holding Company Act and had obtained regulatory approval of the Federal Reserve Bank of Dallas under Section 3(a) of the Bank Holding company Act [12-U.S.C. Section 1842(a) (1)] to become a bank holding company.

STATEMENT OF CASH FLOWS
-----------------------

      For purposes of reporting cash flows, cash and cash equivalents incude cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for very short periods of time.


                            FNB BANCSHARES, INC. AND SUBSIDIARY
                                Lake Providence, Louisiana

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1994 AND 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)
---------------------------------------------------


      For the years ended December 31, 1994 and 1993, the Company paid interest and income taxes as follows:

                                                      1994                 1993
                                                  -------------        -------------

Interest paid                                      $1,524,290.46         $1,459,288.31
                                                   =============         =============

Income taxes paid                                  $  216,826.00         $  189,776.00
                                                   =============         =============



NOTE 2 - INVESTMENT SECURITIES
------------------------------

      The amortized cost and estimated market values of investment securities held to maturity at December 31, 1994 are as follows:

                                                       Gross             Gross          Estimated
                                       Amoritzed     Unrealized        Unrealized         Market
                                         Cost          Gains            (Losses)          Value
                                    --------------   -----------     --------------    ---------------

U.S. Treasury securities            $13,156,898.65   $      .00       $( 55,330.67)    $13,101.567.98

Obligation of U.S.
  government corporations
  and agencies                       15,924,716.39     9,460.00       (114,226.70)     15,819,949.69

Obligations of state and
  political subdivisions               1,682,066.73   35,678.27                .00       1,717,745.00
                                     --------------  ----------       -------------    ---------------

      Totals                         $30,763,681.77  $45,163.27       $(169,557.37)    $30,639,262.67
                                     ==============  ==========       =============    ===============

    The Company had no investment securities available for sale at December 31, 1994.

    The amortized cost and estimated market values of investments in debt securities at December 31, 1993 are as follows:

                                                          Gross           Gross           Estimated
                                     Amoritzed          Unrealized      Unrealized          Market
                                       Cost               Gains          (Losses)           Value
                                   --------------      ------------   ------------     --------------
U.S. Treasury securities           $11,399,884.04      $  75,039.52   $       .00      $11,474,923.56

Obligations of U.S.
  government corporations
  and agencies                      11,999,600.00        316,962.50    (23,750.00)      12,292,812.50

Obligations of state and
  political subdivisions             2,108,655.84        104,386.79           .00        2,213,042.63
                                  ---------------      ------------   ------------     --------------

      Totals                       $25,508,139.88       $496,388.81   $(23,750.00)     $25,980,778.69
                                  ===============      ============   ============     ==============


                                FNB BANCSHARES, INC. AND SUBSIDIARY
                                    Lake Providence, Louisiana

                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    DECEMBER 31, 1994 AND 1993


NOTE 2 - INVESTMENT SECURITIES (continued)

      The amortized cost and estimated market value of investment securities held to maturity at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                   Securities
                                                                held-to-maturity
                                                          ----------------------------------
                                                                               Estimated
                                                             Carrying             Market
                                                              Value               Value
                                                         ----------------     --------------
DECEMBER 31, 1994

Due in one year or less                                  $15,699,553.10       $15,649,303.12

Due after one year
  through five years                                      14,984,128.67        14,895,997.23

Due after five years
  through ten years                                           80,000.00            93,962.32
                                                          -------------       --------------

Total investment
  securities                                             $30,763,681.77       $30,639,262.67
                                                         ==============       ==============

      Investment securities with a carrying amount of $4,877,951.03 and $5,269,640.91 at December 31, 1994 and 1993, respectively, were pledged to secure publice deposits.

      There werer no sales of investment securities in 1994 and 1993. There were no gains or losses recognized.

NOTE 3 - LOANS
--------------

      The loan portfolio consists of the following:

                                                        1994                 1993
                                                  ---------------       ---------------
Installement loans                                 $1,118,415.72         $1,207,602.14
Less unearned discount                            (   162,398.34)       (   184,639.83)
                                                  ---------------       ---------------
                                                      956,017.38          1,022,962.31
Commerical loans                                   18,117,757.24         17,084,916.65
                                                  ---------------       ---------------
                                                   19,073,774.62         18,107,878.96
Less allowance for loan losses                    (   279,595.18)       (   348,436.17)
                                                  ---------------       ---------------

                                                  $18,794,179.44        $17,759,442.79
                                                  ==============        ===============

NOTE 3 - LOANS (Continued)
--------------

Changes in the allowance for loan losses were as follows:

                                                             1994                 1993
                                                         -----------          -----------

Balance - January 1                                      $348,436.17          $452,930.37
Provision charged to operating expenses                   100,000.00            10,000.00
                                                         -----------          -----------
Total                                                     448,436.17           462,930.37
                                                         -----------          -----------

Loans charged off                                         204,344.65           120,677.60
Recoveries on loans                                      ( 35,503.66)         (  6,183.40)
                                                         ------------         ------------
Net loans charged off                                     168,840.99           114,494.20
                                                         ------------         ------------

Balance - December 31                                    $279,595.18          $348,436.17
                                                         ============         ============

      Loans on which accrual of interest had been discountinued amounted to $-0 and $52,374.05 at December 31, 1994 and 1993, respectively.
If interest on these lonas had been accrued, such income would have approximated $9,656.70 in 1993.

NOTE 4 - PREMISES AND EQUIPMENT
-------------------------------

A summary of premises and equipment is as follows:

                                                          1994                 1993
                                                      ------------          ------------

Land                                                  $ 386,700.00          $ 386,600.00
Bank house                                              782,559.84            736,467.22
Furniture and fixtures                                  383,563.91            380,725.09
                                                      ------------          ------------
                                                      1,552,823.75          1,503,792.31
Accumulated depreciation                                699,274.07            672,526.03
                                                      ------------          ------------
                                                      $ 853,549.68          $ 831,266.28
                                                      ============          ============

Depreciation expense amounted to $50,917.88 in 1994 and $54,048.32 in 1993.


NOTE 5 - INCOME TAXES
---------------------

      The Company and its subsidiary file a consolidated federal income tax return.

      Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The cumulative effect of the change in accounting for income taxes for prior years is included in the Consolidated statement of Income for 1993.


NOTE 5 - INCOME TAXES (Contined)
---------------------

      The provision for income taxes consists of:

                                                        1994              1993
                                                    -----------       -----------

      Currently due -                               $230,412.00       $191,059.00
                                                    -----------       -----------
        Federal                                     $230,412.00       $191,059.00
                                                    ===========       ===========

      Deferred taxes -                               $28,542.00        $36,302.00
                                                     ----------        ----------
        Federal                                      $28,542.00        $36,302.00
                                                     ==========        ==========

      A reconciliation of income taxes based on Federal statutory income tax rate applied to income before provision for income taxes to the provision for income taxes follows:

                                                 1994                           1993
                                           ------------------            ------------------

Federal statutory provision                $303,018.00    34%            $281,389.00    34%
Tax exmept income                          ( 51,405.00)  (6)%            ( 58,518.00)  (7)%
Other                                         7,341.00     1%               4,490.00     0%
                                           ------------  ----            ------------  ----

Provision for income taxes                 $258,954.00    29%            $227,361.00    27%
                                           ============  ====            ============  ====

      The total deferred tax assets and deffered tax liabilities in the accompanying statements of condition include the following components:

                                                  1994                    1993
                                               ----------              ----------

      Total deferred tax assets                $23,438.00              $46,844.00
      Total deferred tax liabilities           ( 5,911.00)             (   775.00)
                                               -----------             -----------

            Net deferred tax asset             $17,527.00              $46,069.00
                                               ==========              ===========

      The Company has not recorded a valuation allowance for the deferred tax assets as they feel that it is more likely than not that they will be ultimately realized.

NOTE 6 - PROFIT SHARING PLAN
----------------------------

      The bank subsidiary has a self-trusteed employee benefit plan consisting of a profit sharing plan that covers all regular full-time employees.

      The profit sharing plan is a discretionary plan as contributions are decided each year by the Board of Directors. The bank subsidiary contributed $42,982.45 in 1994 and $43,237.49 in 1993.

NOTE 7 - RELATED PARTY TRANSACTIONS
-----------------------------------

      In the ordinary course of business, the bank subsidiary makes loans to its officers and directors and to companies in which these officers and directors are principal owners. Certain officers, directors and their affiliated companies were indebted to the bank sudsidiary in the aggregate amount of $624,550.00 and $799,897.00 at December 31, 1994 and 1993,
respectively. Loans made to such borrowers are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons.



                            FNB BANCSHARES, INC. AND SUBSIDIARY
                                Lake Providence, Louisiana

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1994 AND 1993

NOTE 8 - TRUST ASSETS
---------------------

      Property (other than cash deposits) held by the bank subsidiary in fiduciary or agency capacities for its customers are not included in the accompnaying statement of condition, since such items are not assets of the bank subsidiary.


NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
----------------------------------------------------------

      The bank subsidiary is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amont recognized in the statement of financial position. The bank subsidiary's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, is represented by the contractual amount of those instruments. The bank subsidiary uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

      Financial instruments whose contract amounts represent credit risk:

                                                         Contract
                                                          Amount
                                                         -----------

            Commitments to extend credit                $720,343.64
            Standby letters of credit                     70,000.00


      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarliy represent future cash requirements. The bank subsidiary evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the bank subsidiary upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but may include inventory, property, plan and equipment, crops and land.

      Stanby letters of credit are conditional commitments issued by the bank subsidiary to guarantee the performance of a customer to a third party. Those guarantees are primarily short-term and expire within the next 12 months. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. letters of credit requiring collateral are secured by real estate and/or equipment.

NOTE 10 - CONCENTRATION OF CREDIT RISK
--------------------------------------

      The bank subsidiary grants agribusiness, commerical and consumer loans to customers throughout northeast Louisiana. Although the bank subsidiary has a diversified loan portfolio, a substantial portion of it's debtors' ability to honor their contracts is dependent upon the agribusiness economic sector.

      Additionally, at times, the Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management monitors the soundness of these financial institutions and feels the Company's risk is negligible.



                            FNB BANCSHARES, INC. AND SUBSIDIARY
                                Lake Providence, Louisiana

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1994 AND 1993


NOTE 11 - DIVIDENDS FROM SUBSIDIARY
-----------------------------------

      Dividends paid by the Bank are the primary source of funds available to the Company. Banking regulations limit the amount of dividends that the Bank may pay without prior approval of the Bank's regulatory agency. The
Bank is required to obtain such approval if dividends declared in any calendar year exceed the total of its net profits (as defined) of that year combined with its retained net profits of the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock.


NOTE 12 - CHANGE IN ACCOUNTING PRINCIPLES
-----------------------------------------

      For the year ended December 31, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement adddresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are to be classified in three categories and accounted for as follows:

      Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost.

      Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securitites and reported at fair value, with unrealized gains and losses included in earnings.

      Debt and equity securities not classified as either investment securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity.

      At December 31, 1994 all of the Bank's investments were classified as held to maturity.

      Effective January 1, 1993, the Company adopted FASB Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

      The cumulative effect of the change in accounting principles is included in determining net income for 1993.



                            FIRST NATIONAL BANK OF LAKE PROVIDENCE
                                 Lake Providence, Louisiana

                             SCHEDULE I - STATEMENTS OF CONDITION
                                   DECEMBER 31, 1994 AND 1993

         ASSETS
         ------
                                          1994                  1993
                                      -------------         -------------

Cash and due from banks               $3,235,737.77         $1,702,641.42
Federal funds sold                     4,600,000.00          5,425,000.00
Investment securities
  Held to maturity, fair value of
  $29,373,296.81                      29,496,066.08                   .00
Investment securities, fair value
  of $25,487,364.84                             .00         25,014,964.88
Loans, less allowance for loan losses
  of $279,595.18 and $348,436.17,
  respectively                        18,794,179.44         17,759,442.79
Stock of Federal Reserve Bank             24,000.00             24,000.00
Stock of Federal Agricultural
  Mortgage Corp.                           2,000.00              2,000.00
Stock of Financial Institution
   Service Corp.                          10,000.00                   .00
Bank premises and equipment              853,549.68            831,266.28
Accrued interest and other receivables   559,794.49            461,066.51
Other assets                              59,932.90            457,283.80

                                      --------------        --------------

TOTAL ASSETS                         $57,635,260.36        $51,677,655.68

                                      ==============        ==============



            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------

Deposits:

  Demand                            $ 9,392,113.13       $ 6,684,286.21
  NOW and Super NOW                  19,751,754.73        16,558,096.43
  Savings                             4,174,468.63         4,322,050.39
  Time - $100,000 and over            4,065,235.48         4,841,434.75
  Time - other                       15,921,800.09        15,109,813.17
                                     -------------        -------------
      Total deposits                 53,305,372.06        47,515,680.95

Accrued interst payable                 197,513.89           165,077.91
Other liabilities accrued                81,227.01            69,937.75
                                     -------------        -------------
      Total liabilities              53,584,112.96        47,750,696.61
                                     -------------        -------------


Commitments and contingent
  liabilities

Stockholder's equity
  Common stock, par value $20;
   50,000 shares authorized,
   15,000 shares issued and
   outstanding in 1994 and 1993        300,000.00           300,000.00
  Surplus                              500,000.00             500,000.00
  Retained earnings                  3,251,147.40           3,126,969.07
                                   --------------         --------------
     Total stockholder's equity      4,051,147.40           3,926,969.07
                                   --------------         --------------

TOTAL LIABILITIES AND
   STOCKHOLDER'S EQUITY            $57,635,260.36         $51,677,665.68
                                   ==============         ==============


       See accompanying report of independent certified public accountants.



                            FIRST NATIONAL BANK OF LAKE PROVIDENCE
                                   Lake Providence, Louisiana

                              SCHEDULE II - STATEMENTS OF INCOME
                            YEARS ENDED DECEMBER 31, 1994 AND 1993

                                          1994              1993
                                          ------------      -------------

INTEREST INCOME


  Interest and fees on loans             $2,246,641.75      $2,033,380.58
  Interest on investment securities:
    U.S. Treasuries                         450,470.44        611,074.92
    Obligations of other U.S. government
     agencies and corporations              689,487.73        588,655.50
    Obligations of state and political
     subdivisions                           127,398.95        143,827.79
  Dividends on Federal Reserve Bank stock     1,440.00          1,440.00
  Interest on federal funds sold             87,837.53         64,458.46
                                          -------------     -------------
                                          3,603,276.40      3,442,837.25
                                          -------------     -------------

INTEREST EXPENSE
  Interest on deposits                    1,543,227.73      1,440,336.81
  Interest on federal funds purchased        10,982.83         16,816.59
  Interest on other borrowed money            2,515.88          2,218.90
                                          -------------     -------------
                                          1,556,726.44      1,459,372.30
                                          -------------     -------------

     Net interest income                  2,046,549.96      1,983,464.95

PROVISION FOR LOAN LOSSES                   100,000.00         10,000.00
                                          -------------     -------------

     Net interest income after
       provision for loan losses          1,946,549.96      1,973,464.95
                                          -------------     -------------

OTHER INCOME
  Service charges on deposit accounts       263,290.95        264,280.93
  Other service charges and fees             58,614.34         51,782.84
  Other income                               89,505.93         35,557.40
                                           ------------     -------------
                                            411,411.22        351,621.17
                                           ------------     -------------

OTHER EXPENSES
  Salaries                                   654,350.25       649,179.56
  Pension and other employee benefits        162,306.81       168,332.67
  Occupancy expense                          210,856.20       183,202.18
  Other expense                              481,789.59        517,537.26
                                            ------------     ------------
                                           1,509,302.85      1,518,251.67
                                            ------------     ------------

INCOME BEFORE INCOME TAXES                   848,658.33        806,834.45
                                            ------------     ------------

INCOME TAX PROVISION:
  Current                                    215,938.00        183,993.00
  Deferred                                    28,542.00         36,302.00
                                            ------------     ------------

      Net income tax provision               244,480.00        220,295.00
                                            ------------     ------------

INCOME BEFORE CHANGE IN ACCOUNTING PRINCIPLE 604,178.33        586,539.45

CHANGE IN ACCOUNTING PRINCIPLE-Cumulative effect
of application of Statement of Financial
Accounting Standards No. 109 "Accounting for
Income Taxes"                                       .00        82,371.00
                                            ------------     ------------

NET INCOME                                  $604,178.33       $668,910.45
                                            ===========      ============

       See accompanying report of independent certified public accountants.


                          FIRST NATIONAL BANK OF LAKE PROVIDENCE
                                 Lake Providence, Lousiana


               SCHEDULE III - STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                          YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                  COMMON STOCK
                                             -----------------------
                                             SHARES      PAR VALUE
                                            -------      ----------

BALANCE - DECEMBER 31, 1992                  15,000      $300,000.00

  Net income, 1993                                0              .00

  Cash Dividends                                  0              .00
                                             ------      -----------

BALANCE - DECEMBER 31, 1993                  15,000       300,000.00

  Net Income, 1994                                0              .00

  Cash Dividends                                  0              .00
                                             ------      -----------

BALANCE - DECEMBER 31, 1994                  15,000      $300,000.00
                                             ======      ===========


     See accompanying report of independent certified public accountants.


                                  RETAINED
            SURPLUS               EARNINGS                TOTAL
          -----------          --------------         -------------

          $500,000.00           $2,968,058.62         $3,768,058.62
                  .00              668,910.45            668,910.45
                  .00           (  510,000.00)        (  510,000.00)
          -----------           --------------        --------------

           500,000.00            3,126,969.07          3,926,969.07
                  .00              604,178.33            604,178.33
                  .00           (  480,000.00)        (  480,000.00)
          -----------           --------------        --------------

          $500,000.00           $3,251,147.40         $4,051,147.40
          ===========           =============         =============


                          FIRST NATIONAL BANK OF LAKE PROVIDENCE
                                 Lake Providence, Lousiana

                          SCHEDULE IV - STATEMENTS OF CASH FLOWS
                     INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                          YEARS ENDED DECEMBER 31, 1994 AND 1993



                                               1994              1993
                                               -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                   $604,178.33       $668,910.45
  Adjustments to reconcile net income
   to net cash provided by operating
   activites:
    Provision for loan loss                     100,000.00         10,000.00
    Deferred income taxes                        28,542.00               .00
    Depreciation                                 50,917.88         54,048.32
    (Gain) loss on sale of assets              ( 59,200.00)         6,861.40
    Increase in accrued interest receivable    ( 98,727.98)      (  6,045.19)
    Increase in accrued interest payable         32,435.98             83.99
    Inrease (decrease) in other liabilities
     accrued                                     11,289.26       (  8,332.16)
    Amortization of investment security
     (discounts) premiums                      (302,479.25)      ( 10,244.26)
    (Increase) decrease in prepaid expenses
     and other assets                           428,008.90       (309,770.72)
                                              -------------      ------------
           Net cash provided by operating
             activities                         794,965.12        405,511.83
                                              -------------      ------------


CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment        (    73,201.28)   (   250,100.00)
  Proceeds from maturities of investment
   securities                                19,400,000.00     12,752,500.00
  Purchase of investment securities         (23,578,621.95)   (10,897,151.39)
  Net increase in loans                     ( 1,134,736.65)   (   248,277.77)
  Purcahse of F.I.S.C. stock                (    10,000.00)              .00
                                            ---------------   ---------------
       Net cash provided by (used in)
         investing activities               ( 5,396,559.88)     1,356,970.84
                                            ---------------   ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of dividends                      (   480,000.00)    (  510,000.00)
  Net increase in demand deposits,
   NOW accounts, savings accounts             5,753,903.46        355,802.39
  Net increase in certificates of deposit        35,787.65        467,103.13
                                             --------------    -------------
       Net cash provided by financing
         activities                           5,309,691.11        312,905.52
                                             --------------     -------------

NET INCREASE IN CASH AND CASH EQUIVALENTS       708,096.35      2,075,388.19

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR                           7,127,641.42      5,052,253.23
                                             --------------     -------------

CASH AND CASH EQUIVALENTS AT END OF YEAR     $7,835,737.77     $7,127,641.42
                                              =============     =============

CASH AND CASH EQUIVALENTS
  Cash and due from banks                    $3,235,737.77     $1,702,641.42
  Federal funds sold                          4,600,000.00      5,425,000.00
                                              -------------     -------------
                                             $7,835,737.77     $7,127,641.42
                                              =============     =============


      See accompanying report of independent certified public accountants.

                            FNB BANCSHARES, INC. AND SUBSIDIARY
                                 Lake Providence, Louisiana

                            CONSOLIDATED STATEMENTS OF CONDITION
                                 June 30, 1995 and 1994

           ASSETS
                                             1995              1994
                                             (Unaudited)       (Unaudited)

Cash and due from banks                      $  1,721,743.18   $  1,849,276.57
CD's in other banks                                      .00        230,000.00
Investment securities
 Held to maturity, fair value of
   $23,734,710.04 and
   $24,753,269.91, respectively                23,708,469.98     24,695,970.57
Loans, less allowance for loan losses of
 $276,658.31 and $249,659.65, respectively     25,708,498.23     22,344,683.74
Stock of Federal Reserve Bank                      24,000.00         24,000.00
Stock of Federal Agricultural Mortgage Corp.        2,000.00          2,000.00
Stock of Financial Institution Service Corp.       10,000.00               .00
Bank premises and equipment                       862,448.41        818,226.28
Accrued interest and other receivables          1,045,501.53        680,814.72
Other assets                                       66,238.87        482,079.20
                                             ---------------    --------------
               TOTAL ASSETS                  $ 53,148,900.20   $ 51,127,051.08

       LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
  Demand                                     $  6,063,700.89   $  5,685,036.98
  NOW and Super NOW                            14,283,544.00     15,682,902.77
  Savings                                       3,725,910.24      4,310,341.18
  Time - $100,000 and over                      4,598,007.33      4,458,810.98
  Time - other                                 17,130,838.30     14,974,324.03
                                             ---------------   ---------------
              Total Deposits                   45,802,000.76     45,111,415.94

Federal funds purchased                         1,180,000.00        675,000.00
Accrued interest payable                          229,554.26        147,752.43
Other liabilities accrued                         230,785.18        152,329.46
                                             ---------------    --------------
              Total Liabilities                47,442,340.20     46,086,497.83

Stockholders' equity
  Common stock, par value $20; 500,000 shares
    authorized, 15,000 shares issued; 9,670
    shares outstanding                            300,000.00        300,000.00
  Surplus                                         500,000.00        500,000.00
  Retained earnings                             5,709,540.00      5,043,533.25
  Treasury stock, at cost                    (    802,980.00)  (    802,980.00)
                                             ---------------    --------------
              Total stockholders' equity        5,706,560.00      5,040,553.25

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $  53,148,900.20     51,127,051.08



                     FNB BANCSHARES, INC. AND SUBSIDIARY
                          Lake Providence, Louisiana

                     CONSOLIDATED STATEMENTS OF INCOME


                                   6 Months Ended    6 Months Ended
                                    June 30, 1995     June 30, 1994
                                    (Unaudited)       (Unaudited)

INTEREST INCOME:
  Interest and fees on loans       $1,287,145.33     $1,017,941.10
  Interest on investment
   securities:
    U. S. Treasuries                  430,898.04        252,595.10
    Obligations of other U. S.
     government agencies and
     corporations                     414,165.11        342,451.96
    Obligations of state and
      political subdivisions           45,945.23         66,197.05
  Dividends on Federal Reserve
   Bank stock                             720.00            720.00
  Interest on deposits in other
   banks                                     .00          7,171.23
  Interest on federal funds sold       34,209.97         37,695.88
                                   -------------     -------------
                                    2,213,083.68      1,724,772.32

INTEREST EXPENSE
  Interest on deposits                942,629.90        741,138.48
  Interest on federal funds
   purchased                           11,127.55          5,924.68
  Interest on other borrowed money      1,700.14          1,140.82
                                   -------------     -------------
                                      955,457.59        748,203.98

       Net interest income          1,257,626.09        976,568.34

PROVISION FOR LOANS LOSSES             10,000.00         75,000.00
                                   -------------     -------------

       Net interest income after
        provision for loan losses   1,247,626.09        901,568.34
                                   -------------     -------------

OTHER INCOME
  Service charges on deposit
   accounts                           128,690.73        130,407.59
  Other service charges and fees       20,371.20         32,222.10
  Other income                             35.00         33,005.93
                                   -------------     -------------
                                      149,096.93        195,635.62
                                   -------------     -------------

OTHER EXPENSES
  Salaries                            337,635.71        326,070.17
  Pension and other employee
   benefits                            86,956.62         85,066.78
  Occupancy expenses                   82,427.91        153,604.28
  Other expenses                      241,892.70        226,225.74
                                   -------------     -------------
                                      748,912.94        790,966.97

INCOME BEFORE INCOME TAXES            647,810.08        306,236.99

INCOME TAX PROVISION:
  Current                             205,246.00         77,741.00
  Deferred                                999.00          4,391.00
                                   -------------     -------------
    Net income tax provision          206,245.00         82,132.00

NET INCOME                         $  441,565.08     $  224,104.99



                     FNB BANCSHARES, INC. AND SUBSIDIARY
                          Lake Providence, Louisiana

                         CONSOLIDATED STATEMENTS OF
                       CHANGES IN STOCKHOLDERS' EQUITY
                   SIX MONTHS ENDED JUNE 30, 1995 AND 1994


                                            COMMON STOCK
                                     SHARES           PAR VALUE

BALANCE - DECEMBER 31, 1993          15,000           $300,000.00

  Net Income                              0                   .00

  Cash Dividends                          0                   .00
                                     --------         -----------
BALANCE - JUNE 30, 1994              15,000           $300,000.00
                                     ========         ===========


BALANCE - DECEMBER 31, 1994          15,000           $300,000.00

  Net Income                              0                   .00

  Cash Dividends                          0                   .00
                                     --------         ------------
BALANCE - JUNE 30, 1995              15,000           $300,000.00
                                     ========         ===========







  TREASURY STOCK
  --------------
           SHARES  COST           SURPLUS      EARNINGS          TOTAL

BALANCE -
DECEMBER
31, 1993   5,330   $(802,980.00)  $500,000.00  $ 4,877,448.26    $4,874,468.26

  Net
  Income     0              .00           .00      224,104.99       224,104.99

  Cash
  Dividends  0              .00           .00  (    58,020.00)   (   58,020.00)
           -----   ------------   -----------  --------------    --------------

BALANCE -
JUNE
30, 1994   5,330   $(802,980.00)  $500,000.00  $ 5,043,533.25   $ 5,040,553.25

           =====   ============   ===========  ==============   ==============

BALANCE -
DECEMBER
31, 1994   5,330  $(802,980.00)   $500,000.00  $ 5,364,674.92  $ 5,361,694.92

  Net
  Income       0           .00            .00      441,565.08      441,565.08

  Cash
  Dividends    0           .00            .00  (    96,700.00) (    96,700.00)
           -----   ------------   -----------  --------------  --------------

BALANCE -
JUNE
30, 1995   5,330  $(802,980.00)   $500,000.00  $ 5,709,540.00  $ 5,706,560.00
           =====   ============   ===========  ==============  ==============




                       FNB BANCSHARES, INC. AND SUBSIDIARY
                            Lake Providence, Louisiana

                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                  INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                    SIX MONTH PERIOD ENDED JUNE 30, 1995 AND 1994

                                         1995             1994
                                      (Unaudited)      (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                        $   441,565.08  $   224,104.99
  Adjustments to reconcile net
   income to net cash provided
   by operating activities:
     Provision for loan losses           10,000.00       75,000.00
     Deferred income taxes                  999.00        4,391.00
     Amortization of investment
      security (discounts) premiums  (  203,744.03)  (  156,695.99)
     Depreciation                        24,130.00       23,730.00
     Decrease in accrued interest
      receivable                     (  485,707.04)  (  219,709.86)
     Increase (decrease) in accrued
      interest payable                   32,040.37   (   17,325.48)
     Increase in other liabilities
      accrued                           146,458.17       79,391.71
     Decrease in prepaid expenses
      and other assets               (    7,304.97)  (   29,186.40)
                                     --------------  --------------
        Net cash used in
         operating activities        (   41,563.42)  (   16,300.03)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment (   33,028.73)  (   10,690.00)
  Proceeds from maturities of
   investment securities             10,830,000.00    9,660,000.00
  Proceeds from maturities of
   investment certificates of
   deposit                                     .00      515,000.00
  Purchase of investment securities (3,571,044.18) (8,691,134.70) Purchase of investment certificates
   of deposit                                  .00   (  345,000.00)
  Net increase in loans              (6,924,318.79)  (4,660,240.95)
  Net increase in federal funds
   purchased                          1,180,000.00      675,000.00
                                     --------------  --------------
      Net cash provided by (used in)
       investing activities           1,481,608.30   (2,857,065.65)

CASH FLOWS FROM FINANCING ACTIVITIES
  Cash Dividends                     (   96,700.00)  (   58,020.00)
  Net decrease in demand deposits,
   NOW accounts, savings accounts    (9,199,149.53)  (1,828,866.26)
  Net increase (decrease) in
   certificates of deposit            1,741,810.06   (  518,112.91)
                                     --------------  --------------
      Net cash used in financing
       activities                    (7,554,039.47)  (2,409,999.17)

NET DECREASE IN CASH AND CASH
  EQUIVALENTS                        (6,113,994.59)  (5,278,364.85)

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                 7,835,737.77    7,127,641.42
                                     --------------  --------------
CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                      $1,721,743.18   $1,849,276.57
                                     --------------  --------------
CASH AND CASH EQUIVALENTS
  Cash and due from banks            $1,721,743.18   $1,849,276.57
  Federal funds sold                           .00             .00
                                     -------------   --------------
                                     $1,721,743.18   $1,849,276.57
                                     =============   =============



                     FNB BANCSHARES, INC. AND SUBSIDIARY
                          Lake Providence, Louisiana

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JUNE 30, 1995 AND 1994
                                 (UNAUDITED)


NOTE 1 - PER SHARE DATA AND MARKET VALUE OF STOCK
-------------------------------------------------

     Income per share data are based on the weighted average number of shares outstanding of 9,670 for the six months ended June 30, 1995 and June 30, 1994.

NOTE 2 - NONPERFORMING LOANS
----------------------------

                                           June 30,
                                    1995              1994

     Nonaccrual loans               $       .00       $       .00

     Restructured loans                     .00               .00
                                    ------------      -----------
     Total nonperforming loans      $       .00       $       .00
                                    ============      ===========

     Accruing loans past due
       ninety days or more          $ 87,000.00       $137,000.00

     When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is place on nonaccrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is place on nonaccrual status, interest accrued during the current year prior to the judgement of uncollectibility is charged to operations. Interest accrued during prior periods is charged to the allowance for loan losses. Generally, any payments received on nonaccrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.





                           APPENDIX A

                        MERGER AGREEMENT



AGREEMENT AND PLAN OF MERGER
OF
FNB BANCSHARES, INC.
WITH AND INTO
HIBERNIA CORPORATION


     AGREEMENT AND PLAN OF MERGER dated as of June 15, 1995 (this
"Agreement"), adopted and made by and between FNB Bancshares, Inc. ("Seller") and Hibernia Corporation ("Hibernia").

     Seller is a corporation duly organized and existing under the laws of the State of Louisiana; has its registered office at [address]; and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). The presently authorized capital stock of Seller consists solely of 500,000 shares of common stock of the par value of $20 each ("Seller Common Stock"). As of March 31, 1995, 15,000 shares of Seller Common Stock had been issued, 9,670 shares of Seller Common Stock were outstanding, and 5,330 shares of Seller Common Stock were held in Seller's treasury. All outstanding shares of Seller Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The foregoing are the only voting securities of Seller authorized, issued, or outstanding, and there are no existing options, warrants, calls, or commitments of any kind obligating Seller to issue any share of its capital stock or any other security of which it is or will be the issuer. None of the shares of Seller's capital stock has been issued in violation of preemptive rights of shareholders. Seller owns 100 percent of the outstanding voting shares of The First National Bank of Lake Providence (the "Bank"), a national banking association organized and existing under the laws of the United States of America. All of the issued and outstanding shares of capital stock of the Bank are owned by Seller. The Bank is (i) an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and (ii) has been duly organized and is validly existing as a national bank under the laws of the United States, and has full authority to conduct its business as and where currently conducted.


     Hibernia is a corporation duly organized and existing under the laws of the State of Louisiana; has its registered office at 313 Carondelet Street, New Orleans, Louisiana 70130; and is a bank holding company within the meaning of the Bank Holding Company Act. Hibernia owns all of the issued and outstanding shares of capital stock of Hibernia National Bank ("HNB"). The presently authorized capital stock of Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value, and 200,000,000 shares of Class A voting common stock, no par value (the Class A voting common stock being referred to hereinafter as "Hibernia Common Stock"). As of March 31, 1995, no shares of Hibernia's preferred stock were outstanding, 83,717,760 shares of Hibernia Common Stock were outstanding, and no shares of Hibernia Common Stock were held in Hibernia's treasury. All outstanding shares of Hibernia Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The foregoing are the only voting securities of Hibernia authorized, issued or outstanding and there are no existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer, except that Hibernia has authorized or reserved 1,718,707 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 1,557,491 shares of Hibernia Common Stock were outstanding as of March 31, 1995; 3,660,087 (as adjusted) shares of Hibernia Common Stock for issuance under its 1992 Long-Term Incentive Plan, pursuant to which options covering 2,505,055 shares of Hibernia Common Stock were outstanding as of March 31, 1995; 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Director Stock Option Plan, pursuant to which options covering 155,000 shares of Hibernia Common Stock are outstanding on the date hereof; and 574,147 shares of Hibernia Common Stock are available for issuance pursuant to Hibernia's Dividend Reinvestment and Stock Purchase Plan. A merger consummated with STABA Bancshares, Inc. as of May 1, 1995 will result in the issuance of an aggregate of approximately 2,180,153 additional shares. Pending mergers with Progressive Bancorporation, Inc. and Bank of St. John will result in the issuance of approximately 6,068,966 million shares of Hibernia Common Stock. None of the shares of Hibernia's capital stock has been issued in violation of preemptive rights of shareholders.

     HNB is a national banking association organized and existing under the laws of the United States of America having its principal registered office at 313 Carondelet Street, New Orleans, Louisiana 70130. All of the issued and outstanding shares of capital stock of HNB are owned by Hibernia. HNB is (i) an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and (ii) has been duly organized and is validly existing as a national bank under the laws of the United States, and has full authority to conduct its business as and where currently conducted.

     The Boards of Directors of Seller and Hibernia have duly approved this Agreement and have authorized the execution hereof by Seller's Chairman of the Board and Hibernia's President and Chief Executive Officer, respectively. Seller has directed that this Agreement be submitted to a vote of its shareholders in accordance with Part XI of the Louisiana Business Corporation Law ("LBCL") and the terms of this Agreement.

     In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement for the merger of Seller with and into Hibernia and prescribe the terms and conditions of such merger and the mode of carrying it into effect, which shall be as follows:

      1. The Merger. On the Effective Date (as defined in Section 14 hereof), Seller shall be merged with and into Hibernia under the Articles of Incorporation of Hibernia, pursuant to the provisions of, and with the effect provided in, Part XI of the LBCL (the "Merger") and the Merger Agreement in substantially the form of
Exhibit 1 hereto (the "Merger Agreement").

      2. Hibernia Capital Stock. The shares of the capital stock of Hibernia issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

      3.  Seller Common Stock.

          3.1. Conversion. On the Effective Date and subject to the provisions of Section 3.7 hereof,

          (a) each share of Seller Common Stock issued and outstanding immediately prior to the Effective Date, other than (i) shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 12: 131 of the LBCL and (ii) shares owned beneficially by Hibernia or its subsidiaries, shall, by virtue of the Merger automatically and without any action on the part of the holder thereof, become and be converted into the number of shares of Hibernia Common Stock that equals the Exchange Rate set forth in Section 3.8 hereof;

          (b) holders of certificates which represent shares of Seller Common Stock outstanding immediately prior to the Effective Date (hereinafter called "Old Certificates") shall cease to be, and shall have no rights as, shareholders of Seller;

          (c) each share of Seller Common Stock held in the treasury of Seller or owned beneficially by Hibernia or any of its subsidiaries shall be cancelled; and

          (d) Old Certificates shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates for the number of whole shares of Hibernia Common Stock to which such holders shall be entitled in accordance with the Exchange Rate set forth in Section 3.8 and a check representing cash paid in lieu of fractional shares as provided in Section 3.2 hereof.

          3.2. Fractional Shares. Each holder of Old Certificates who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock (after taking into account all shares of Seller Common Stock represented by the Old Certificates then delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the Average Market Price of one share of Hibernia Common Stock as of the Closing Date, as defined in Section 3.8(b) hereof, and no such holder shall be entitled to dividends, voting rights or any other right of shareholders in respect of any fractional share.

          3.3. Transmittal Materials. As promptly as practicable after the Effective Date, Hibernia shall send or cause to be sent to each former shareholder of record of Seller transmittal materials for use in exchanging Old Certificates for certificates representing Hibernia Common Stock and a check representing cash paid in lieu of fractional shares, if any. The letter of transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of certificates representing Hibernia Common Stock. If any certificate for shares of Hibernia Common Stock is to be issued in a name other than that in which an Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the exchange agent to be appointed by Hibernia in connection with such exchange (the "Exchange Agent") that such taxes are not payable.

          3.4. Rights as Shareholders. Former shareholders of Seller will be able to vote after the Effective Date at any meeting of Hibernia shareholders or pursuant to any written consent procedure the number of whole shares of Hibernia Common Stock into which their shares of Seller Common Stock are converted, regardless of whether they have exchanged their Old Certificates. Whenever a dividend is declared by Hibernia on the Hibernia Common Stock after the Effective Date, the declaration shall include dividends on all shares issuable hereunder, but no shareholder will be entitled to receive his distribution of such dividends until physical exchange of his Old Certificates shall have been effected. Upon physical exchange of his Old Certificates, any such person shall be entitled to receive from Hibernia an amount equal to all dividends (without interest thereon and less the amount of taxes, if any, that may have been withheld, imposed or paid thereon) declared, and for which the payment has occurred, on the shares represented thereby.

          3.5. Cancellation of Old Certificates. On and after the Effective Date there shall be no transfers on the stock transfer books of Seller or Hibernia of the shares of Seller Common Stock which were issued and outstanding immediately prior to the Effective Date. If, after the Effective Date, Old Certificates are properly presented to Hibernia, they shall be cancelled and exchanged for certificates representing shares of Hibernia Common Stock and a check representing cash paid in lieu of fractional shares as herein provided. Any other provision of this Agreement notwithstanding, neither the Exchange Agent nor any party hereto shall be liable to a holder of Seller Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

          3.6. Property Transfers. From time to time, as and when requested by Hibernia and to the extent permitted by Louisiana law, the officers and directors of Seller last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to Hibernia title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of Seller, and otherwise to carry out the purposes of this Agreement.

          3.7. Dissenters' Shares. Shares of Seller Common Stock held by any holder having rights of a dissenting shareholder as provided in Part XIII of the LBCL, who shall have properly objected to the Merger and who shall have properly demanded payment on his stock in accordance with and subject to the provisions of Section 12:131 of the LBCL, shall not be converted as provided in Section
3.1 hereof until such time as such holder shall have failed to perfect, or shall have effectively lost, his right to appraisal of and payment for his shares of Seller Common Stock, at which time such shares shall be converted as provided in Section 3.1 hereof.

          3.8.  Exchange Rate.

          (a) The Exchange Rate shall be the number that is number obtained by dividing 889,640 (as defined below) by the total number of issued and outstanding shares of Seller Common Stock on the Closing Date.

          (b) For purposes of this Agreement, the Average Market Price of Hibernia Common Stock on the Closing Date shall be the average of the mean of the high and low prices of one share of Hibernia Common Stock for the five business days preceding the last trading day immediately prior to the Closing Date as reported in The Wall Street Journal.

      4. Articles of Incorporation; Bylaws. The Articles of Incorporation and Bylaws of Hibernia in force immediately prior to the Effective Date shall on and after the Effective Date continue to be the Articles of Incorporation and Bylaws of Hibernia, respectively, unless altered, amended or repealed in accordance with applicable law.

      5. Employees. Hibernia shall cause to be provided as soon as practicable after the Effective Date for the employees of Seller and the Bank immediately prior to the Effective Date the employee benefits then made available to employees of Hibernia and its subsidiaries, subject to the terms and conditions under which those employee benefits are made available to such employees; provided, however, that for purposes of determining the eligibility of an employee of Seller or the Bank (or both) to receive, and the benefits to which such employee shall be entitled, under Hibernia's benefits plans after the Effective Date, any period of employment of such employee with Seller or the Bank shall be deemed equivalent to having been employed for that same period by Hibernia and/or its subsidiaries and provided further, however, that if Hibernia determines in good faith that it cannot merge any benefit plan of Seller or Bank into a comparable benefit plan of Hibernia or HNB without creating material potential liability for Hibernia's or HNB's plan, then Hibernia shall be entitled to freeze the existing benefit plan of Seller and prohibit participation by former employees of Seller or Bank in Hibernia's plan for the period of time required by applicable law to ensure that Hibernia's and HNB's benefit plans are not deemed to be successor plans of the Seller plan in question.

      6. Negative Covenants. From the date hereof until the Effective Date, or until the termination of this Agreement, Seller covenants and agrees that it will not do, or agree to commit to do, and Seller will cause the Bank not to do and not to agree or commit to do, without the prior written consent of Hibernia, any of the following:

          (a) in the case of Seller (and not the Bank), make, declare, set aside or pay any dividend or declare or make any distribution on, or directly or indirectly combine, redeem, purchase or otherwise acquire, any shares of Seller Common Stock (other than in a fiduciary capacity); provided, however, that Seller may pay quarterly dividends in an amount not to exceed $5.00 per share per quarter from the date of this Agreement through the Effective Date; provided, further, that if the Effective Date is prior to the record date for the Hibernia quarterly dividend, then the shareholders of Seller shall receive the Hibernia dividend for the calendar quarter during which the Effective Date occurs and if the Effective Date is after the Hibernia record date for its quarterly dividend, the Seller's shareholders shall receive Seller's dividend, if declared, for the calendar quarter during which the Effective Date occurs. The intent of this Agreement being that Seller's shareholders receive either Hibernia's dividend or Seller's dividend, but not both, for the calendar quarter during which the Effective Date occurs;

          (b) authorize the creation or issuance of or issue any additional shares of its capital stock, or any options, calls, warrants, stock appreciation rights or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, shares of its capital stock;

          (c) enter into any employment contracts (other than the employment contracts with Messrs. Schneider, Ms. Knight and Mr. Dickerson contemplated in Section 12.14 hereto) with, increase the rate of compensation of, or pay or agree to pay any bonus to, any of its directors, officers or employees, except in accordance with existing policy; provided, however, that Seller or Bank may pay bonuses to the employees listed on Schedule 6(c) hereto in amounts not to exceed the respective amounts set forth next to their names on such schedule, and provided, further, that Seller or Bank may make contributions to the Bank's profit-sharing plan for 1995, from the date of this Agreement until the closing of the Merger, that are consistent in amount and timing with past practices in the previous two years;

          (d) enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

          (e) other than as contemplated hereby, (i) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) amend its or the Bank's Articles of Incorporation or Bylaws, (iii) impose, or suffer the imposition, on any share of stock held by Seller in the Bank, of any material lien, charge, or encumbrance, or permit any such lien to exist, other than as provided in Louisiana Revised Statutes Section 6:262, (iv) establish or add any automatic teller machines or branch or other banking offices, (v) make any capital expenditures in excess of $25,000 or (vi) take any action that would materially and adversely affect the ability of any party hereto to obtain the approvals necessary for consummation of the transactions contemplated hereby or that would materially and adversely affect Seller's ability to perform its covenants and agreements hereunder;

          (f) except with respect to transactions contemplated hereby, merge with any other corporation or bank or permit any other corporation or bank to merge into it or consolidate with any other corporation or bank; acquire control over any other firm, bank, corporation or organization or create any subsidiary (except in a fiduciary capacity or in connection with foreclosures in bona fide loan transactions); liquidate; or sell or dispose of any assets or acquire any assets, otherwise than in the ordinary course of its business consistent with its past practice; or

          (g) knowingly fail to comply with any laws, regulations, ordinances, or governmental actions applicable to it and to the conduct of its business in a manner significant, material and adverse to its business.

      7. Representations and Warranties of Seller. Seller (and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

          7.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

          7.2. Organization and Qualification. Each of Seller and the Bank is a corporation or bank duly organized, validly existing, and in good standing under the laws of the State of Louisiana or the United States; each of Seller and the Bank has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business; and Seller has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

          7.3. Ownership of Other Banks. Seller does not own, directly or indirectly, 5 percent or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization except the Bank. The presently authorized capital stock of the Bank consists solely of 50,000 shares of common stock of the par value of $ 20 each, of which 9,670 shares of common stock are outstanding. The outstanding shares of capital stock of the Bank are validly issued and outstanding, fully paid and, except as may be affected by 12 U.S.C. Section 55, nonassessable and, except as provided on Schedule 7.3 hereto, all of such shares are owned by Seller, free and clear of all liens, claims and encumbrances.

          7.4. Corporate Authorization. The execution, delivery and performance of this Agreement have been authorized by Seller's Board of Directors, and, subject to the approval of this Agreement by its shareholders in accordance with the LBCL, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by Seller of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to such shareholder approval and to such regulatory approvals as are required by law, this Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

          7.5. No Conflicts. Except as disclosed on Schedule 7.5 hereto, the execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Seller or the Bank or to which Seller or the Bank is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses or results of operations of Seller and the Bank taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of Seller's management, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Seller or the Bank or to which Seller or the Bank is subject, or (iii) a breach or violation of, or a default under, the Articles of Incorporation or Bylaws of Seller or the Bank; and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

          7.6.  Financial Statements; Dividend Restrictions.
Seller has delivered to Hibernia prior to the execution of this Agreement true and correct copies of the following consolidated financial statements (collectively referred to herein as the "Seller Financial Statements"): Seller's Consolidated Balance Sheets as of March 31, 1995 and 1994 (unaudited) and December 31, 1994, 1993 and 1992 (audited); Consolidated Statements of Income and Changes in Stockholders' Equity and Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993 and 1992 (audited), and Consolidated Statements of Income for the three-
month periods ended March 31, 1995 and 1994 (unaudited).   Each of
the Seller Financial Statements (including the related notes) fairly presents the consolidated results of operations of Seller and the Bank for the respective periods covered thereby and the consolidated financial condition of Seller and the Bank as of the respective dates thereof (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Except as disclosed in the Seller Financial Statements, including the notes thereto, or Schedule 7.6 hereto, and except as otherwise required by this Agreement, there are no restrictions in any note, indenture, agreement, statute or otherwise (except for statutes or regulations applicable to Louisiana corporations or national banks generally) precluding Seller or the Bank from paying dividends, in each case when, as and if declared by its Board of Directors.

          7.7. No Material Adverse Change. Since March 31, 1995, there has been no event or condition of any character (whether actual, or to the knowledge of Seller or the Bank, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Seller, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of Seller or the Bank, excluding changes in laws or regulations that affect banking institutions generally.

          7.8.  Litigation and Proceedings.  Except as set forth on
Schedule 7.8 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending against Seller that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of Seller and the Bank taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated. Except as disclosed on Schedule 7.8 hereto, no member of Seller's consolidated group is subject to any written agreement, memorandum, or order with or by any bank or bank holding company regulatory authority restricting its operations or requiring any material actions.

          7.9. Material Contracts. Except for this Agreement and arrangements made in the ordinary course of business or disclosed on Schedule 7.9 hereto, neither Seller nor the Bank is bound by any material contract to be performed after the date hereof that is not terminable by Seller or the Bank without penalty or liability on thirty days prior notice.

          7.10. Brokers' or Finders' Fees. No agent, broker, investment banker, investment or financial advisor or other person acting on behalf of Seller or the Bank or under their authority is entitled to any commission, broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement.

          7.11.  Contingent Liabilities.  Except as disclosed on
Schedule 7.11 hereto or as reflected in the Seller Financial Statements and except in the case of the Bank for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of March 31, 1995, neither Seller nor the Bank has any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to Seller and the Bank taken as a whole and there does not exist a set of circumstances resulting from transactions effected or events occurring prior to, on, or after March 31, 1995, or from any action omitted to be taken during such period that, to the knowledge of Seller, could reasonably be expected to result in any such material obligation or liability.

          7.12. Tax Liability. The amounts set up as liabilities for taxes in the Seller Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

          7.13. Material Obligations Paid. Since March 31, 1995, neither Seller nor the Bank has incurred or paid any obligation or liability that would be material to Seller on a consolidated basis, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with its past practices.

          7.14. Tax Returns; Payment of Taxes. All federal, state, local, and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of Seller or the Bank have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before December 31, 1992, and all returns filed are complete and accurate to the best information and belief of their respective managements; all taxes shown on filed returns have been paid. As of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to Seller or the Bank except as reserved against in the Seller Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and Seller's reserves for bad debts at December 31, 1992, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions of Section 585 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

          7.15. Loans. To the best knowledge and belief of its management, each loan reflected as an asset of Seller in the Seller Financial Statements, as of March 31, 1995, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset or counterclaim known to Seller, except as disclosed in writing to Hibernia on or prior to the date hereof.

          7.16. Allowance for Loan Losses. The allowances for possible loan losses shown on the balance sheets of Seller as of March 31, 1995 are adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of March 31, 1995, and each such allowance has been established in accordance with GAAP.

          7.17.  Title to Assets; Adequate Insurance Coverage.

          (a) As of March 31, 1995, Seller and the Bank had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected in the Seller Financial Statements, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the Seller Financial Statements or which secure deposits of public funds as required by law; (ii) liens for taxes accrued by not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after March 31, 1995, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. Seller and the Bank own, or have valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its business. Any real property and other material assets held under lease by Seller or the Bank are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by Hibernia in such lease of such property.

          (b) With respect to each lease of any real property or a material amount of personal property to which Seller or the Bank is a party, except for financing leases in which Seller or the Bank is lessor, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (ii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) neither the Merger nor the merger of the Bank and HNB will constitute a default or a cause for termination or modification of such lease.

          (c) Neither Seller nor the Bank has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

          (d) To the knowledge and belief of its management, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Seller and the Bank provide adequate coverage against loss and the fidelity bonds in effect as to which Seller or the Bank is named insured meet the applicable standards of the American Bankers Association.

          7.18. Employee Plans. To the best of Seller's knowledge and belief, it, the Bank, and all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover one or more employees employed by Seller or the Bank:

               (i) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

               (ii) has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any such governmental authority with respect to its assets or business.

     The Bank currently maintains The First National Bank of Lake Providence Profit Sharing Plan and Trust (Integrated) as a qualified retirement plan for the benefit of its employees. That plan has previously received a determination letter from the Internal Revenue Service dated January 24, 1986 and a new request for a determination letter for such plan is pending with the Internal Revenue Service as of the date of this Agreement.

          7.19. Copies of Employee Plans. On or prior to the date hereof, Seller has provided Hibernia with true, complete and accurate copies of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, savings, stock appreciation right or profit-sharing plans, any employment, deferred compensation, consultant, severance, bonus, or collective bargaining agreement or group insurance contract, or any other incentive, welfare, or employee benefit plan or agreement maintained by it or the Bank for its or the Bank's employees or former employees.

          7.20. Plan Liability. Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under section 4971 of the Internal Revenue Code, all of which have been fully paid, neither Seller nor the Bank has any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code.

          7.21. No Default. Neither Seller nor the Bank is in default in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

          7.22. Minutes. Prior to the date hereof, Seller has made available to Hibernia, for inspection pursuant to the terms of
Section 9.5 hereof, the minutes of meetings of Seller's and the Bank's respective Boards of Directors and all committees thereof held prior to the date hereof, which minutes are complete and correct in all respects and fully and fairly present the deliberations and actions of such Boards and committees and accurately reflect the business condition and operations of Seller and the Bank as of the dates and for the periods indicated therein.

          7.23.  Insurance Policies.  Attached hereto as Schedule
7.23 is a schedule detailing all policies of fire, theft, public liability, and other insurance (including without limitation fidelity bonds and directors and officers liability insurance) maintained by Seller or the Bank at the date hereof. Except as disclosed on Schedule 7.23 hereto, neither Seller nor the Bank has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Seller nor the Bank has been refused any insurance coverage sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that do not result from any extraordinary loss experience of Seller or the Bank.

          7.24. Investments. Except for pledges to secure public or trust deposits, none of the investments reflected in the Seller Financial Statements under the heading "Investment Securities," and none of the investments made by Seller or the Bank since March 31, 1995, and none of the assets reflected in the Seller Financial Statements under the heading "Cash and Due From Banks," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of Seller or the Bank freely to dispose of such investment at any time. With respect to all repurchase agreements to which Seller or the Bank is a party, Seller or the Bank, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of the debt secured by such collateral under such agreement.

          7.25. Environmental Matters. Neither Seller nor the Bank nor, to the knowledge of Seller and the Bank, any previous owner or operator of any properties at any time owned (including any properties owned as a result of foreclosure of a loan, whether still owned or subsequently resold) leased, or occupied by Seller or the Bank or used by Seller or the Bank in their respective business ("Seller Properties") used, generated, treated, stored, or disposed of any hazardous waste, toxic substance, or similar materials on, under, or about Seller Properties except in compliance with all applicable federal, state, and local laws, rules, and regulations pertaining to air and water quality, hazardous waste, waste disposal, air emissions, and other environmental matters ("Environmental Laws"). Neither Seller nor the Bank has received any notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to waste generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or clean-up of any site relating to Seller Properties.

      8.  Representations and Warranties of Hibernia.  Hibernia
(and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

          8.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

          8.2. Organization and Qualification. Hibernia is a corporation, and HNB is a national banking association, duly organized, validly existing and in good standing under the laws of the State of Louisiana and the United States of America, respectively. Each of Hibernia and its material subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business, and Hibernia has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

          8.3. Shares Fully Paid and Non Assessable. The outstanding shares of capital stock of Hibernia Corporation and HNB are validly issued and outstanding, fully paid and nonassessable (subject, in the case of HNB, to 12 U.S.C. Section 55) and all of such shares of HNB are owned directly or indirectly by Hibernia free and clear of all liens, claims, and encumbrances. The shares of Hibernia Common Stock to be issued in connection with the Merger pursuant to this Agreement will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

          8.4. Due Authorization. The execution, delivery and performance of this Agreement have been authorized by Hibernia's Board of Directors, and, subject to the regulatory and other approvals required by Section 12 hereof, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by Hibernia of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to receipt of the regulatory and other approvals required by Section 12 hereof, this Agreement is a legal, valid, and binding obligation of Hibernia enforceable against Hibernia in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

          8.5. No Conflicts. Except as disclosed on Schedule 8.5 hereto, the execution and delivery of this Agreement by Hibernia does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or by which Hibernia or any of its subsidiaries is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses, or results of operations of Hibernia and its subsidiaries taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of Hibernia's management, a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or to which Hibernia or any of its subsidiaries is subject, or (iii) a breach or violation of, or a default under the Articles of Incorporation or Association or Bylaws of Hibernia, or of its subsidiaries, and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture, or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

          8.6. Reports of Hibernia. As of their respective dates, none of its Annual Report on Form 10-K for the fiscal year ended December 31, 1994, its Quarterly Reports on Form 10-Q for the period ended March 31, 1995, and its proxy statement for its 1995 annual meeting of shareholders, each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") and its quarterly report to shareholders for the period ended March 31, 1995 (collectively, the "Hibernia Reports"), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact or circumstance that, individually or in the aggregate, materially and adversely has affected or is so affecting, or, in the opinion of the executive officers of Hibernia, may reasonably be expected in the future to so affect, the business, financial condition, net worth, properties, prospects or results of operations of Hibernia and its subsidiaries, taken as a whole, that has not been disclosed in the Hibernia Reports. Each of the balance sheets in or incorporated by reference into the Hibernia Reports (including the related notes) fairly presents the financial position of the entity or entities to which it relates as of its date and each of the statements of income and stockholders' equity and statement of cash flows or equivalent statements in the Hibernia Reports (including any related notes and schedules) fairly presents the results of operations and changes in stockholders' equity, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.
Copies of the Hibernia Reports have been furnished to Seller on or before the date hereof.

          8.7. No Material Adverse Change. Since March 31, 1995, there has been no event or condition of any character (whether actual, or to the knowledge of Hibernia or HNB, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of Hibernia or HNB, excluding changes in laws or regulations that affecting banking institutions generally.

          8.8. Community Reinvestment Act Performance Evaluation. Attached hereto as Schedule 8.8 is copy of the Community
Reinvestment Act Performance Evaluation presently in effect with respect to HNB.

          8.9. Use of Pooling of Interests Accounting Treatment. To the knowledge of management of Hibernia, there is no reason to believe that the Merger will not qualify for pooling-of-interests accounting treatment, it being understood by the parties that Hibernia has performed no due diligence with regard to Seller and the Bank and that such representation is limited to facts and circumstances known to management of Hibernia as of the date of this Agreement.

      9. Agreements and Covenants. Hibernia and Seller each hereby agrees and covenants to the other that:

          9.1. Shareholder Approvals. If required by applicable law, this Agreement shall be submitted to its respective shareholders at a special meeting called and held in accordance with applicable provisions of law (to be scheduled to the extent possible for the date of the shareholders' meeting for the other party hereto, if any) at which its shareholders shall be asked to consider and vote upon this Agreement and the transactions contemplated hereby.

          9.2. Actions Necessary to Complete Merger. It shall use its best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of this Agreement at the earliest possible date (including obtaining the consent or approval of each governmental authority and individual, partnership, corporation, association, or any other form of business or professional entity whose consent or approval is required for the consummation of the transactions contemplated hereby, requesting the delivery of appropriate opinions and letters from its counsel and recommending that this Agreement be approved by its shareholders) and cooperate fully with the other party hereto to that end; provided, however, that neither party shall be obligated to take or cause to be taken any action which is or creates a material burden on such party, except to the extent such actions are reasonably anticipated to be required in order to effect the Merger.

          9.3. Preparation of Registration Statement and Proxy Statement. It shall prepare as promptly as practicable jointly with the other party hereto a proxy statement to be mailed to the shareholders of each party the shareholders of which are to vote upon this Agreement in connection with the transactions contemplated hereby and to be part of a registration statement (the "Registration Statement") to be filed by Hibernia with the SEC pursuant to the Securities Act of 1933, as amended (the "1933 Act") with respect to the shares to be issued in the Merger. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the time of the last shareholder meeting with respect to the transactions contemplated hereby, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by Hibernia relating to Hibernia and by Seller relating to Seller, (i) will comply in all material respects with the provisions of the 1933 Act and the rules and regulations of the SEC thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Hibernia will advise Seller promptly after it receives notice thereof of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Hibernia Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

          9.4. Press Releases and Public Statements. Unless approved by the other in advance, neither Hibernia nor Seller will issue any press release, marketing or advertising material or other written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law. The parties will cooperate in any public announcements directly related to the Merger; provided, however, that, in the event Hibernia determines to file a registration statement under the 1933 Act containing a description of the terms of the Mergers, or a current report on Form 8-K that discloses only the substantive facts of a previously released press release, such filing may be made without prior consultation with Seller so long as Seller is furnished with a copy of such registration statement or report within a reasonable time after its filing.

          9.5.  Material Developments; Access to Information.

               (i) In order to afford Seller access to such information as it may reasonably deem necessary to perform its due diligence review with respect to Hibernia and its assets in connection with the Merger, Hibernia shall (and shall cause HNB to), (A) upon reasonable notice, afford Seller and its officers, employees, counsel, accountants and other authorized representatives, during normal business hours throughout the period prior to the Effective Date and to the extent consistent with applicable law, access to its premises, properties, books and records, and to furnish Seller and such representatives with such financial and operating data and other information of any kind respecting its business and properties as Seller shall from time to time reasonably request to perform such review, (B) furnish Seller with copies of all reports filed by Hibernia with the Securities and Exchange Commission ("SEC") throughout the period after the date hereof prior to the Effective Date promptly after such reports are so filed, and (C) promptly advise Seller of the occurrence before the Effective Date of any event or condition of any character (whether actual or to the knowledge of Hibernia, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of its consolidated group as a whole.

               (ii) In order to afford Hibernia access to such information as it may reasonably deem necessary to perform any due diligence review with respect to the assets of Seller to be acquired as a result of the Merger, Seller shall (and shall cause the Bank to), upon reasonable notice, afford Hibernia and its officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its and the Bank's properties, books, contracts, commitments, loan files, litigation files, and records (including, but not limited to, the minutes of the Boards of Directors of Seller and the Bank and all committees thereof), and it shall (and shall cause the Bank to), upon reasonable notice and to the extent consistent with applicable law, furnish promptly to Hibernia such information as Hibernia may reasonably request to perform such review.

               (iii) No investigation pursuant to this Section 9.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, either party to this Agreement.

          9.6. Prohibited Negotiations. Prior to the Effective Date, neither Seller nor the Bank shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, Seller or the Bank or any business combination with Seller or the Bank other than as contemplated by this Agreement. Seller shall instruct each officer, director, agent, or affiliate of it or the Bank to refrain from doing any of the above, and Seller will notify Hibernia promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, Seller; provided, however, that nothing contained in this section shall be deemed to prohibit any officer or director of Seller or the Bank from taking any action that, in the opinion of counsel to Seller or the Bank, a copy of which opinion shall be furnished to Hibernia upon its request, is required by applicable law.

          9.7. Affiliates. Prior to the Closing Date (as defined in Section 14 hereof), Seller shall deliver to Hibernia a letter identifying all persons whom it believes to be "affiliates" of Seller for purposes of Rule 145(c) or Rule 144 (as applicable) under the 1933 Act ("Affiliates"). Seller shall use its best efforts to cause each person so identified to deliver to Hibernia prior to the Effective Date a written agreement in substantially the form of Exhibit 9.7 hereto providing, among other things,that such person will not dispose of Hibernia Common Stock received in the Merger except in compliance with the 1933 Act and the rules and regulations thereunder and except in accordance with Section 201.01 of the SEC's Codification of Financial Reporting Policies; provided, however, that Seller shall have no such obligation to use its best efforts to cause any such identified person to deliver to Hibernia such agreement if such person may not lawfully execute such agreement.

          9.8. Adjustment for Changes in Outstanding Shares. In the event that prior to the Effective Date the outstanding shares of Hibernia Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like changes in the Hibernia's capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Hibernia Common Stock to be thereafter delivered pursuant to Section 3.1 hereof.

          9.9. Accounting Treatment. It shall use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment to the extent factors affecting such treatment are within its control.

          9.10. Cooperation in Bank Merger. Promptly upon request by Hibernia, Seller shall, and it shall cause the Bank to, take any and all necessary or appropriate actions to cause the Bank to become merged with and into HNB effective as of, or as soon as practicable after, the Effective Date if so requested by Hibernia; provided, however, that Seller acknowledges and agrees that the determination as to when and if the Bank and HNB shall be merged shall be solely within Hibernia's discretion.

          9.11. Adoption of Accounting Policies. As soon as practicable after the satisfaction or waiver of all conditions to the Closing set forth in Section 12 of this Agreement and in any event prior to the Effective Date (unless this Agreement is terminated pursuant to Section 13 hereof), Seller shall, and it shall cause the Bank to, take any and all necessary or appropriate actions to adopt all Hibernia accounting procedures and policies (including without limitation those policies pertaining to charged-off and non-accrual assets); provided, however, that no such action taken by Seller or the Bank at the request of Hibernia or HNB pursuant to this Section shall be deemed to be, or be deemed to cause, a breach of any representation or warranty made by Seller herein.

          9.12.  Indemnification of Directors and Officers of
Seller and the Bank.

          (a) From and after the Effective Date of the Merger, Hibernia agrees to indemnify and hold harmless each person who, as of the date immediately prior to the Closing Date, served as an officer or director of Seller or the Bank (an "Indemnified Person") from and against all damages, liabilities, judgments and claims (and related expenses including, but not limited to, attorney's fees and amounts paid in settlement) based upon or arising from his capacity as an officer or director of Seller or the Bank, to the same extent as he would have been indemnified under the Articles of Incorporation and/or Bylaws of Hibernia, as such documents were in effect on the date of this Agreement as if he were an officer or director of Hibernia at all relevant times; provided, however, that the indemnification provided by this Section shall not apply to any claim against an Indemnified Person if such Indemnified Person knew or should have known of the existence of the claim and failed to make a good faith effort to require Seller or the Bank, as the case may be, to notify its director and officer liability insurance carrier of the existence of such claim prior to the Closing Date.

          (b) The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation or reorganization of Hibernia or HNB.

          (c) The rights to indemnification granted by this subsection 9.12 are subject to the following limitations: (i) the total aggregate indemnification to be provided by Hibernia pursuant to subsection 9.12(a) shall not exceed, as to all of the Indemnified Persons as a group, the sum of $2 million, and Hibernia shall have no responsibility to any Indemnified person for the manner in which such sum is allocated among that group (but nothing in this subsection is intended to prohibit the Indemnified Persons from seeking reallocation among themselves); (ii) a director or officer who would otherwise be an Indemnified Person under this subsection 9.12 shall not be entitled to the benefits hereof unless such director or officer has executed a Joinder Agreement (the "Joinder Agreement") in the form of Exhibit 9.12 hereto; and (iii) amounts otherwise required to be paid by Hibernia to an Indemnified Person pursuant to this subsection 9.12 shall be reduced by any amounts that such Indemnified Person recovers by virtue of the claim for which other employees and officers indemnification is sought.

          (d) Hibernia agrees that the $ 2 million indemnification limit set forth in paragraph (c) of this Section 9.12 shall not apply to any damages, liabilities, judgments and claims (and related expenses, including but not limited to attorney's fees and amounts paid in settlement) insofar as they arise out of or are based upon the matters for which indemnification is provided in
Section 11.2 hereof.

          9.13 Covenant to Close. At such time as is deemed appropriate by the parties hereto or as otherwise set forth in this Agreement, and upon satisfaction or waiver of each of the conditions to Closing of the Merger, the parties agree to take such actions as are reasonably necessary or appropriate to effect the Closing and the Merger.

          9.14 Cooperation in Rule 144 Transfers. Hibernia agrees to use its best efforts to file in a timely manner all materials required to be filed pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the rules and regulation promulgated thereunder, so as to continue the availability of Rule 144 for sales of Hibernia Common Stock. In the event of any proposed sale by any former shareholder of Seller who receives shares of Hibernia Common Stock by reason of the Merger, Hibernia agrees to use its best efforts to cooperate with such shareholder so as to enable such sale to be made in accordance with Rule 144, the requirements of Hibernia's transfer agent, and the reasonable requirements of any broker through which such a sale is proposed to be executed, including, but not limited to, furnishing at its expense an opinion of counsel or other statement satisfactory to the transfer agent to the effect that the shares may be transferred, to the extent it is able to furnish such opinion.

     10. Permits, Consents and Approvals. As promptly as practicable after the date hereof:

          (a) Hibernia shall submit an application to the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Holding Company Act;

          (b) Hibernia shall submit an application to the Comptroller of the Currency (the "Comptroller") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Merger Act;

          (c) Seller shall endeavor to have its Affiliates execute a written agreement in substantially the form of Exhibit 9.7 hereto; provided, however, that Seller shall have no such obligation prior to the receipt by the Board of Directors of Seller of the Fairness Opinion; and

          (d) Seller shall endeavor to have each of the directors of Seller and the Bank execute a Non-Competition Agreement in substantially the form of Exhibit 10(d) hereto; provided, however, that Seller shall have no such obligation prior to the receipt by the Board of Directors of Seller of the Fairness Opinion.

     11.  Confidentiality; Hold Harmless; Restriction on
Acquisitions.

          11.1. Confidentiality. The parties hereto acknowledge that each of them or their representatives or agents has engaged in, and may continue to engage in, certain due diligence reviews and examinations with respect to the other and that, in the course of such reviews and examination, has received or may receive in the future confidential or proprietary information. For a period of five years after the date hereof, Hibernia and Seller agree, on behalf of themselves, their respective officers, directors, employees, representatives and agents, that they will not use any information obtained pursuant to due diligence investigations for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and, if the Merger is not consummated, will hold all such information and documents in confidence unless and until such time as such information or documents otherwise become publicly available or as it is advised by counsel that any such information or document is required by law to be disclosed, in which event the party required to make such disclosure shall advise and consult with the other party reasonably in advance of such disclosure regarding the information proposed to be disclosed. In the event of the termination of this Agreement, Hibernia and Seller shall, promptly upon request by the other party, either destroy or return any documents so obtained.

          11.2. Hold Harmless. Hibernia will indemnify and hold harmless Seller, each of its directors and officers and each person, if any who controls Seller or the Bank within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Hibernia shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such amendment or supplement in reliance upon and in conformity with information furnished to Hibernia by Seller or the Bank for use therein. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against Hibernia under this Section, notify Hibernia in writing of the commencement thereof.
In case any such action shall be brought against any indemnified party and it shall notify Hibernia of the commencement thereof, Hibernia shall be entitled to participate therein, and to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from Hibernia to such indemnified party of its election to so assume the defense thereof, Hibernia shall not be liable to such indemnified party under this Section 11.2 for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party; provided, however, that if counsel for such indemnified party provides a written opinion to Hibernia certifying that there exists a conflict of interest between Hibernia or HNB and such indemnified party, such indemnified party shall be entitled to conduct his defense using a counsel of his own choosing at Hibernia's expense.

     12. Conditions. The consummation of the Merger is conditioned upon:

          12.1. Shareholder Approval; Dissenters. Approval of this Agreement by the required vote of shareholders of Seller and exercise and perfection of dissenters' rights pursuant to Section 12: 131 of the LBCL by holders of Seller Common Stock holding in the aggregate no more than 10% of the Seller Common Stock outstanding on the Closing Date.

          12.2.  Federal Reserve Board [and OCC] Approvals.
Procurement by Hibernia of the approval of the Federal Reserve
Board of the Merger [and/or the Comptroller of the Bank Merger] and any and all other transactions contemplated hereby.

          12.3. Other Approvals. Procurement of all other consents and approvals and satisfaction of all other requirements prescribed by law that are necessary to the consummation of the transactions contemplated by this Agreement.

          12.4. No Restraining Action. No litigation or proceeding initiated by any governmental authority shall be pending before any court or agency that shall present a claim to restrain, prohibit or invalidate the transactions contemplated hereby and neither Hibernia nor Seller shall be prohibited by any order of any court or other governmental authority from consummating the transactions provided for in this Agreement.

          12.5. Opinion of Hibernia Counsel. Seller and its directors shall have received an opinion, dated the Closing Date, of counsel for Hibernia, in form and substance satisfactory to Seller, as to such matters as Seller may reasonably request with respect to the transactions contemplated hereby.

          12.6. Opinion of Seller Counsel. Hibernia, its directors and its officers who sign the Registration Statement shall have received an opinion, dated the Closing Date, of Gerrish & McCreary, for Seller, in form and substance satisfactory to Hibernia, which shall cover such matters as Hibernia may reasonably request with respect to the transactions contemplated hereby.

          12.7. Representations, Warranties and Agreements of Seller. Each of the representations, warranties, and agreements of Seller contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) and Hibernia shall have received a certificate signed by the Chairman of the Board and the President of Seller, dated the Closing Date, to such effect; Seller shall have furnished to Hibernia such other certificates as Hibernia shall reasonably request in connection with the Closing (as defined in Section 14 hereof), evidencing compliance with the terms hereof and its status, business and financial condition. Seller shall have furnished Hibernia with such further documents or other materials as Hibernia shall have reasonably requested in connection with the transactions contemplated hereby.

          12.8. Representations, Warranties and Agreements of Hibernia. Each of the representations, warranties and agreements of Hibernia contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or the date when made in the case of any representations or warranty which specifically relates to an earlier date) and Seller shall have received a certificate signed by the Chief Executive Officer and the Treasurer of Hibernia, dated the Closing Date, to such effect; Hibernia shall have furnished to Seller such other certificates as Seller shall reasonably request in connection with the Closing, evidencing compliance with the terms hereof and its status, business and financial condition. Hibernia shall have furnished Seller with such further documents or other materials as Seller shall have reasonably requested in connection with the transactions contemplated hereby.

          12.9. Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and Seller shall have received a certificate to such effect from the officer of Hibernia designated as its agent for service on the cover page of the Registration Statement (which certificate may be to the knowledge of such officer).

          12.10. Blue Sky. Hibernia shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

          12.11. Tax Opinion. Hibernia shall have received an opinion of a nationally recognized public accounting firm satisfactory to Seller, at no cost to Seller, which opinion shall be satisfactory in form and substance to Hibernia and Seller, to the effect that the Merger when consummated in accordance with the terms hereof will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, and that the exchange of Seller Common Stock to the extent exchanged for Hibernia Common Stock will not give rise to gain or loss to the shareholders of Seller with respect to such exchange and that the Louisiana income tax treatment to the shareholders of Seller will be substantially the same as the federal income tax treatment to the shareholders of Seller.

          12.12. Listing on New York Stock Exchange. The shares of Hibernia Common Stock issuable to the holders of Seller Common Stock in the Merger shall have been approved for listing on the New York Stock Exchange, Inc. on or before the Closing Date, subject to official notice of issuance.

          12.13. Fairness Opinion. Seller shall have received a letter from Southard Financial, Memphis, Tennessee, dated within five days of the scheduled date of mailing of the Proxy Statement to its shareholders, and updated to within five days of the Closing Date to the effect that the terms of the Merger are fair to its shareholders from a financial point of view.

          12.14 Employment Contracts. Employment contracts shall have been executed between Hibernia and for HNB and Messrs. Graham Schneider, Jimmie Schneider, Ray Dickerson and Ms. Sharon E. Knight providing for compensation and terms consistent with Schedule 12.14 hereto.

          12.15 Due Diligence by Hibernia. Hibernia shall have completed its due diligence review of the Seller and Bank and shall have discovered no facts or circumstances that it, in good faith, believes materially and adversely alters the financial condition or operations of the Seller or the Bank from the financial condition or operations of the Seller or the Bank as Hibernia believed them to be on the date of this Agreement; provided, however, that Hibernia shall not have the right to terminate this Agreement pursuant to this Section 12.15 unless it shall have so notified Seller in writing within 10 business days after the completion of its due diligence review.

     12.16 Due Diligence by Seller. Seller shall have completed its due diligence review of Hibernia and shall have discovered no facts or circumstances that it, in good faith, believes materially and adversely alters the financial condition or operations of Hibernia from the financial condition or operations of Hibernia as Seller believed them to be on the date of this Agreement; provided, however, that Seller shall not have the right to terminate this Agreement pursuant to this Section 12.16 unless it shall have so notified Hibernia in writing within 10 business days after the completion of its due diligence review.

          12.16. Assertion of Conditions. A failure to satisfy any of the requirements set forth in Section 12.5, 12.8, 12.12,
12.14 or 12.16 shall only constitute conditions to consummation of the Merger if asserted by Seller and a failure to satisfy any of the requirements set forth in Section 12.6, 12.7 or 12.15 shall only constitute conditions to consummation of the Merger if asserted by Hibernia.

     13.  Termination.   This Agreement may be terminated prior to
the Closing Date, either before or after its approval by the shareholders of the parties hereto, in any of the following events:

          13.1. Mutual Consent. By the mutual consent of the parties hereto, if the Board of Directors of each party so determines by vote of a majority of the members of its entire
Board.

          13.2.  Breach of Representation, Warranty or Covenant.
By either party hereto, in the event of a breach by the other party
(a) of any covenant or agreement contained herein or (b) of any representation or warranty herein, if (i) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, business, or prospects taken as a whole, of the breaching party, which in either case cannot be or is not cured within 60 days after written notice of such breach is given to the party committing such breach, or (ii) in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non-breaching party's performance of this Agreement.

          13.3. Passage of Time; Inability to Satisfy Conditions. By either party hereto, in the event that (i) the Merger is not consummated by February 28, 1996, or (ii) any condition to Closing cannot be satisfied at any time and will not be waived by the party or parties entitled to waive it.

          13.4. Failure to Obtain Regulatory Approval. By either party hereto, at any time after the Federal Reserve Board, the Federal Reserve Bank or the Comptroller has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Merger and the time period for all appeals or requests for reconsideration thereof has run.

          13.5. Failure to Obtain Shareholder Approval. By either party hereto, if the Merger is not approved by the required vote of shareholders of Seller.

          13.6. Dissenters. By Hibernia, if holders of more than 10 percent of the outstanding Seller Common Stock perfect statutory rights of dissent and appraisal pursuant to Part XIII of the LBCL.

          13.7. Material Adverse Change. By Seller, if a material adverse change as described in Section 8.7 of this Agreement occurs, and by Hibernia, if a material adverse change as described in Section 7.7 hereof occurs, after the date hereof and prior to the Closing.

          13.8. Use of Pooling-of-Interests Accounting Treatment. By Hibernia, in the event it shall determine that the facts and circumstances surrounding the Merger prohibit or materially jeopardize the treatment of the Merger as a pooling-of-interests for accounting purposes.

          13.9. Fairness Opinion. By Seller, if it shall not have received a letter from Southard Financial, Memphis, Tennessee, dated within five days of the scheduled date of mailing of its proxy statement to its shareholders, and updated to within five days of the Closing Date, to the effect that the terms of the Merger are fair to its shareholders from a financial point of view.

     14. Closing and Effective Date. The closing of the Merger (the "Closing") shall take place at the office of Hibernia at 313 Carondelet Street, New Orleans, Louisiana, at 11:00 a.m. local time, or at such other place or time as shall be mutually agreeable to the parties hereto, on the first business day occurring after the last to occur of: (i) November 30, 1995; (ii) the date that falls 30 days after the date of the order of the Federal Reserve Board approving the Merger pursuant to the Bank Holding Company Act; (iii) the date that falls 30 days after the date of the order of the Comptroller approving the merger of the Bank with and into HNB pursuant to the Bank Merger Act; and (iv) the date that falls
5 days after the date on which the last meeting of shareholders called to approve this Agreement is held; or such other date within 60 days of such date as may be agreed upon between the parties hereto (the date and time of the Closing being referred to herein as the "Closing Date"). Immediately upon consummation of the Closing, or on such other later date as the parties hereto may agree, the Merger Agreement shall be certified, executed, acknowledged and delivered to the Secretary of State of the State of Louisiana (the "Secretary") for filing pursuant to and in accordance with the provisions of Section 12:112 of the LBCL. The Merger shall become effective as of the date and time of issuance by the Secretary of a certificate of merger relating to the Merger (such date and time being referred to herein as the "Effective Date").

     15. Survival and Termination of Representations, Warranties and Covenants.

          15.1. Except as otherwise provided in this Section 15, the representations, warranties and covenants contained in this Agreement shall terminate as of the earlier of the Effective Date or the termination of this Agreement. Upon termination of such representations, warranties and covenants, such provisions shall be of no further force or effect, and no party hereto shall have any legal right to redress, whether for breach of contract or otherwise, as a result of a breach of any such provision.

          15.2. The provisions and agreements set forth in Sections 3, 5, 9.13 and 11 and the last sentence of Section 8.3 hereof shall survive the Closing, if the Closing occurs, for the benefit of the shareholders, directors and officers of Seller who are the intended beneficiaries of such provisions.

          15.3. The provisions of Section 11 and liabilities for a breach of the provisions of Sections 9.2 or 9.12 shall survive the termination of this Agreement if this Agreement terminates without the Closing or the Merger having occurred, in which event liability for a breach of Section 9.2 or Section 9.12 shall survive the termination of the Agreement for a period of 180 days following the date on which the Agreement terminates. Nevertheless, no party to this Agreement shall have a legal right to redress or cause of action for a breach of Section 9.2 except in those circumstances in which such breach directly resulted in the termination of the Agreement.

          15.4. In consideration of the mutual benefits and agreements contained in this Agreement, each of the parties hereto, on behalf of itself and its successors and assigns, hereby irrevocably waives any right or cause of action which otherwise would survive in the absence of this Section 15.

     16. Amendment; Waivers. To the extent permitted under applicable law, prior to the Closing Date any provision of this Agreement may be amended or modified at any time, either before or after its approval by the shareholders of the parties hereto, (i) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, and (ii) as provided in Section 12:112 of the LBCL. Except with respect to any required shareholder or regulatory approval, each party hereto, by written instrument signed by a duly authorized officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Hibernia or Seller) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings, or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such waiver executed after approval of this Agreement by the shareholders of Hibernia or Seller shall change the number of shares of Hibernia Common Stock into which shares of Seller Common Stock will be converted by the Merger.

     17. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

     18. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Louisiana applicable to agreements made and entirely to be performed within such State, except as federal law may be applicable.

     19. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including the fees, expenses and disbursements of its counsel and auditors, provided that printing expenses shall be borne by Hibernia.

     20. No Assignment. Prior to the Effective Date, neither party hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other bank holding company that is a party hereto, including any transfer or assignment by operation of law.

     21. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, to the Chief Executive Officer of each party hereto at the address of such party set forth in the preamble to this Agreement and shall be deemed to have been given as of the date so personally delivered or mailed. A copy of all notices or other communications directed to Hibernia shall be sent to:

                    HNB
                    313 Carondelet Street
                    New Orleans, Louisiana  70130
                    Attention:  Corporate Law Division

and a copy of all notices or other communications directed to Seller shall be sent to:

Seller:             Messrs. Graham Schneider and James Schneider
                    The First National Bank of Lake Providence
                    P. O. Box 832
                    Lake Providence, Louisiana  71254-0832

Copy to:            Jeffrey C. Gerrish
                    Gerrish & McCreary, P.C.
                    P. O. Box 242120
                    Memphis, Tennessee  38124-2120

     22. Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     23. Entire Agreement. This Agreement and the Schedules and Exhibits hereto supersede any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contain the entire agreement of the parties relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors. Nothing in this Agreement or in the Merger Agreement is intended to or shall be construed to confer upon or to give any person other than the parties hereto any rights, remedies, obligation or liabilities under or by reason of this Agreement except as expressly provided herein.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

                                   Hibernia Corporation





                                   Stephen A. Hansel
                                   President and Chief Executive
                                   Officer

Attest:




Patricia C. Meringer
Secretary

                                   Seller:



                                   By:




Attest:




Secretary




                            Exhibit 1


                        MERGER AGREEMENT

     This Merger Agreement is made and entered into this __ day of _______, 1995 by and between Hibernia Corporation, a Louisiana corporation ("Hibernia") and ______________, a Louisiana corporation ("Seller").

                      W I T N E S S E T H:

     WHEREAS, Hibernia and Seller (collectively, the "Corporations") and their respective Boards of Directors deem it advisable and in the best interests of the Corporations that Seller be merged into Hibernia (the "Merger") pursuant to the provisions of the Louisiana Business Corporation Law ("LBCL") and upon the terms and subject to the conditions hereinafter set forth and in the Plan (as defined herein); and

     WHEREAS, the Corporations have entered into an Agreement and Plan of Merger dated as of ______________, 1995 (the "Plan") which sets forth certain terms and conditions relating to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Plan, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                            ARTICLE I

                           The Merger

     Upon the terms and subject to the conditions set forth herein, on the Effective Date (as defined below), Seller shall be merged into Hibernia and the separate existence of Seller shall cease.

                           ARTICLE II

                     Effective Date and Time

     The Merger shall be effective at 12:01 a.m. on the first business day following the day when this Merger Agreement, having been certified, signed and acknowledged in accordance with the LBCL, is filed in the office of the Secretary of State of the State of Louisiana (the "Secretary of State")(such time and date being herein referred to as the "Effective Time" and the "Effective Date" respectively).

                           ARTICLE III

              Conversion and Cancellation of Shares

     Except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 131 of the LBCL, on the Effective Date each issued and outstanding share of Seller Common Stock, par value $__.00 ("Seller Stock") shall be exchange for and converted into _______ shares of Hibernia Class A Common Stock, no par value ("Hibernia Stock").
The exchange of certificates representing Hibernia Common Stock for certificates formerly representing Seller Stock shall be effected as provided in the Plan. No fractional shares of Hibernia Stock or script certificates representing such fractional shares will be issued to any holder of Seller Stock. Shareholders of Seller otherwise entitled to receive fractional shares shall be entitled to cash as provided in the Plan, without interest.

                           ARTICLE IV

                      Effect of the Merger

     The Merger shall have the effects set forth in Section 115 of the LBCL.

                            ARTICLE V

                   Filing of Merger Agreement

     If this Merger Agreement is approved by the shareholders of Seller as provided in the Plan, then the fact of such approval shall be certified hereon by the secretary or assistant secretary of Seller, and this Merger Agreement, as approved and certified, shall be signed and acknowledged by the president of each of the
Corporations.   Thereafter, a multiple original of this Merger
Agreement, so certified signed and acknowledged, shall be delivered to the Secretary of State for filing and recordation in the manner required by law; and thereafter, as soon as practicable )(but not later than the time required by law), a copy of the Certificate of Merger issued by the Secretary of State shall be filed for record in the office of the recorder of mortgages for the parishes of Orleans and shall also be recorded in the conveyance records for the parishes of Orleans and any other parish in which any of the Corporations owns real property on the Effective Date.

                           ARTICLE VI

                          Miscellaneous

     The obligations of the Corporations to effect the Merger shall be subject to all of the terms and conditions of the Plan. At any time prior to the Effective Date, this Merger Agreement may be terminated pursuant to the terms and provisions of the Plan.

     IN WITNESS WHEREOF, this Merger Agreement has been approved by the Boards of Directors of each of the Corporations, effective as of the date first above written.

                  CERTIFICATE OF THE SECRETARY
                     OF HIBERNIA CORPORATION

     I hereby certify that I am the duly elected Secretary of Hibernia Corporation, a Louisiana corporation, presently serving in such capacity and that, pursuant to Section 112E of the LBCL, approval of the Merger Agreement by the shareholders of Hibernia Corporation is not required.

Certificate dated ___________ __, 1995.


                                   ____________________________
                                   Patricia C. Meringer
                                   Secretary

                  CERTIFICATE OF THE SECRETARY
            OF _________________________ CORPORATION

     I hereby certify that I am the duly elected Secretary of Seller, a Louisiana corporation, presently serving in such capacity and that the foregoing Merger Agreement was, in the manner required by the LBCL, duly approved, without alteration or amendment, by the shareholders of Seller, at a meeting duly held pursuant to notice on ______ __ , 1995, at which meeting a quorum was present and acting throughout by a vote of _____ shares "for" to ______ shares "against or not voting.

Certificate dated ___________ __, 1995.


                                   ____________________________

                                   Secretary


                    EXECUTION BY CORPORATIONS

     In consideration of the approval of this Merger Agreement by the shareholders of Seller and the fact that no such approval is required by the shareholders of Hibernia Corporation, both as certified above, this Merger Agreement is executed by such corporations, acting through their respective Presidents, this ___ day of _________, 1995.

                              HIBERNIA CORPORATION



                         By:  __________________________
                              Stephen A. Hansel
                              President and Chief Executive
                                   Officer

ATTEST:


_______________________
Patricia C. Meringer
Secretary


                              Seller


                         By:  ___________________________

                              President


ATTEST:


__________________________

Secretary


                        ACKNOWLEDGEMENT

                      HIBERNIA CORPORATION


STATE OF LOUISIANA
PARISH OF ORLEANS

          BEFORE ME, the undersigned Notary Public, on this ___ day of __________, 1995, in the presence of the undersigned competent witnesses, personally came and appeared Stephen A. Hansel, who, being duly sworn, declared and acknowledged before me that he is the President of Hibernia Corporation and that in such capacity he was duly authorized to and did execute the foregoing Merger Agreement on behalf of such Corporation, for the purposes therein expressed,l and as his and such Corporation's free act and deed.

WITNESSES:

_____________________________



______________________________


              _____________________________________
                          NOTARY PUBLIC



                        ACKNOWLEDGEMENT

                             Seller

STATE OF LOUISIANA
PARISH OF ORLEANS

          BEFORE ME, the undersigned Notary Public, on this ___ day of __________, 1995, in the presence of the undersigned competent witnesses, personally came and appeared ____________, who, being duly sworn, declared and acknowledged before me that he is the President of Seller and that in such capacity he was duly authorized to and did execute the foregoing Merger Agreement on behalf of such Corporation, for the purposes therein expressed, and as his and such Corporation's free act and deed.

WITNESSES:

_____________________________



______________________________


              _____________________________________
                          NOTARY PUBLIC


                                             Exhibit 9.7


                             [date]


Hibernia Corporation
313 Carondelet Street
New Orleans, Louisiana 70130

Gentlemen:

     This letter agreement is given in connection with the closing of the merger (the "Merger") of _________________ Corporation ("Seller") and Hibernia Corporation ("Hibernia"). I am aware and acknowledge that, as a member of the Board of Directors or an executive officer or the beneficial owner of a substantial amount of the outstanding common stock of Seller, I may be an "affiliate" of Seller as that term is defined in the Securities Act of 1933 (the "Securities Act") and the regulations thereunder.

     I understand the resales or other dispositions of Hibernia's
Class A common stock, no par value ("Hibernia Common Stock") acquire by me as a result of the Merger may be governed by Rules
144 and 145 of the Securities Act.

     I further understand that, in order for the Merger to be accounted for as a "pooling of interests", Accounting Principles Board Opinion No. 16 requires that the Merger must represent a sharing of rights and risks among the constituent shareholder groups and that certain resales or other dispositions of the Hibernia Common Stock to be acquired by me as a result of the Merger may violate the "risk sharing" guidelines promulgated by the Securities and Exchange Commission in Accounting Series Release No. 135.

     On the basis of the foregoing, and in consideration of the delivery to me of the Hibernia Common Stock into which my Seller common stock will be converted, I agree that I will not, directly or indirectly, sell, transfer, pledge or otherwise alienate or encumber any of the Hibernia Common Stock held by me (i) in violation of the Securities Act or the rules or regulations promulgated thereunder, or (ii) until such time as financial results covering at least 30 days of post-Merger combined operations of Seller and Hibernia have been published. In addition, I expressly agree to the placement of a restrictive legend on any and all certificates representing Hibernia Common Stock of which I am the beneficial owner reflecting the restrictions described above.

                                   ________________________



                          EXHIBIT 9.12

                        JOINDER AGREEMENT

     THIS AGREEMENT is made and executed as of the __ day of ________, 1995 between and among Hibernia Corporation, a Louisiana corporation ("Hibernia") and the undersigned individual officer and/or director ("Seller Officer") of ______________________, a Louisiana corporation ("Seller"), or ________________, a Louisiana banking association (the "Bank").

                            RECITALS:

     WHEREAS, Hibernia and Seller have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Seller will be merged into Hibernia on the terms and subject to the conditions set forth in such Merger Agreement; and

     WHEREAS, in consideration of the agreements made by [Name] in connection with the Merger Agreement, Hibernia has agreed to indemnify the Seller Officer under certain circumstances set forth in the Merger Agreement; and

     NOW, THEREFORE, in consideration of Hibernia's agreement to indemnify the Seller Officer and the expenses and costs that may be incurred by Hibernia in connection with such indemnification, the Seller Officer hereby agrees as follows:

1.  Assumption of and Cooperation in Defense.

     1.1 Notice and Assumption of Defense. In the event a claim arises for which indemnification is or may be sought by the Seller Officer, the Seller Officer shall promptly notify Hibernia, in writing at the address set forth in Section 3 hereof, of the commencement of such legal action or existence of and facts relating to such claim. Upon receipt of such notice, or at any time thereafter, Hibernia shall be entitled to participate therein, and, in its sole discretion, to assume the defense of such claim, with counsel of its choice subject to the reasonable approval of the Seller Officer and to consider and decide on any proposed settlement subject to the reasonable approval of the Seller Officer. In any and all events, Hibernia shall have the right to reasonable control over the nature and extent of expenses incurred in connection with such claim(s). Hibernia shall notify the Seller Officer of its assumption of the defense of such claim, and, after such notice from Hibernia to the Seller Officer, Hibernia shall not be liable to the Seller Officer for indemnification under Section
9.12 of the Merger Agreement for any legal expenses of other counsel or any other expenses of defense subsequently incurred by such indemnified party; provided, however, that if counsel for such indemnified party provides a written opinion to Hibernia certifying that there exists a conflict of interest between Hibernia or HNB and such indemnified party, such indemnified party shall be entitled to conduct his defense using a counsel of his own choosing at Hibernia's expense.

     1.2 Cooperation in Defense. The Seller Officer agrees to cooperate in the defense of any action for which indemnification is sought under this Agreement or under Section 11.2 of the Merger Agreement. Such cooperation shall include, but not be limited to, providing Hibernia and its counsel copies of any and all relevant documents relating to the claim, consulting with Hibernia and its counsel with regard to the claim, providing testimony, either in deposition or at trial or both, regarding the facts relating to the claim , making himself available at reasonable times for consultation, testimony and fact finding and otherwise furnishing such information to Hibernia and its counsel as the Seller Officer would provide to his own counsel in the event he were defending the action himself. Except as expressly permitted by Hibernia, the Seller Officer shall not object to the production or use of any documents heretofore prepared by or of information provided to Hibernia legal counsel on the basis of any claim of privilege of such Seller Officer; provided, however, that Hibernia agrees that it will not, without the consent of the Seller Officer, waive any applicable privilege of the Seller Officer. Such cooperation shall be provided regardless whether Hibernia assumes the defense of the action.

2.  Duplication of Payment; Limitations; Presumptions.

     2.1 No Duplication of Payments. Hibernia shall not be liable under this Agreement to make any payment in connection with any claim against the Seller Officer to the extent the Seller Officer has otherwise actually received payment (under any insurance policy, certificate of incorporation, bylaw provision or otherwise) of amounts otherwise indemnifiable hereunder.

     2.2 Limitation on Liability. The Seller Officer hereby expressly acknowledges and agrees that Hibernia shall not be liable in the aggregate for more than $2 million in connection with its obligations under Section 9.12 of the Merger Agreement. The Seller Officer further acknowledges and agrees that he shall have no claim against Hibernia for any amount that, when aggregated with amounts paid by Hibernia to other Seller Officers, exceeds $2 million. Any claim for reallocation of the amounts paid by Hibernia among Seller Officers shall be made against the other Seller Officer(s) involved and Hibernia shall not be liable in any way for the allocation of the such amounts among Seller Officers.

     2.2 No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) shall not of itself create a presumption that the Seller Officer did or did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

3. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, at the addresses listed below:

     If to Hibernia:

                      Hibernia Corporation
                      313 Carondelet Street
                  New Orleans, Louisiana  70130
              Attention:  Corporate Law Department


     If to the Seller Officer:




4. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

5. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Louisiana applicable to agreements made and entirely to be performed within such State, except as federal law may be applicable.

6. Amendment. This Agreement may only be amended by a written instrument signed by both parties hereto.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   HIBERNIA CORPORATION



                              BY:  ______________________
                                   Stephen A. Hansel
                                   President and Chief Executive
                                     Officer

Attest:


________________________
Patricia C. Meringer
Secretary

                                   Seller OFFICER



                                   _________________________





                                             Exhibit 10(d)

              LOCK-UP AND NON-COMPETITION AGREEMENT

     This Agreement is made and executed as of the ____ day of ________, 1995, by and between Hibernia Corporation ("Hibernia"), a Louisiana corporation, and the undersigned individual ("Seller Director"), who is a director and shareholder of [name], a Louisiana corporation, and/or [bank name], a national banking association ("Seller").

     Hibernia and Seller have entered into an Agreement and Plan of Merger (the "Plan of Merger"), pursuant to which Seller and Hibernia agree that Seller will merge with and into Hibernia, and Hibernia shall be the surviving entity. In consideration of the expenses that Hibernia will incur in connection with the transactions contemplated by the Plan of Merger and in order to preserve the value of the franchise to be purchased by Hibernia and induce Hibernia to proceed to incur such expenses, the Seller Director makes the following agreements in favor of Hibernia:


1.   Undertakings of Seller Director.

          1.1 The Seller Director agrees and undertakes to vote or cause to be voted in favor of the approval of the Plan of Merger all shares of common stock of Seller, $__- par value (the "Seller Stock"), as to which he has voting power (other than shares held in a fiduciary capacity), which amount of shares is shown on the Schedule attached hereto and made a part hereof, at any meeting or meetings (including any and all adjournments thereof) held on or before February 28, 1996. The Seller Director shall have no such obligation to vote in favor of the Agreement and Plan of Merger if the Fairness Opinion referenced in Section 12.13 of the Plan of Merger shall not have been received by Seller or, if received, shall have been withdrawn or if the Plan of Merger shall be deemed to prohibit the Seller Director from voting in favor of approval of the Plan of Merger if required by law in the opinion of counsel for the Seller Director.

          1.2 The Seller Director further agrees that he will not transfer any of the shares of Seller Stock over which he has dispositive power, which amount of shares is shown on the Schedule attached hereto and made a part hereof, until the vote upon the Plan of Merger by Seller's shareholders has been taken or until the Plan of Merger has been terminated pursuant to the provisions thereof, except (a) for transfers by operation of law, and (b) for transfers in connection with which Hibernia has consented to the transfer and the transferee shall agree in writing with Hibernia to be bound by this Agreement as fully as the undersigned.

2.   Agreement Not to Compete.

     The Seller Director agrees that for a period of two years following the Closing (as that term is defined in the Plan of Merger), the Seller Director, other than with respect to Hibernia, will not serve as an officer or director, or other than shares already owned, own 10% or more of the outstanding equity securities, of any bank or savings and loan association or holding company, or federal or state chartered bank, savings bank, thrift, homestead association, savings association, savings and loan association or cooperative bank ("Financial Institution"), that has its principal business location within a 15-mile radius of Lake Providence, Louisiana.

3.   Termination.

     This Lock-Up and Non-Competition Agreement will terminate when the Agreement and Plan of Merger terminates pursuant to section 13 of the Agreement and Plan of Merger.

4.   Miscellaneous.

          4.1 The provisions of this Agreement shall be enforceable through an action for damages at law or a suit for specific performance or other appropriate extraordinary relief, the Seller Director acknowledging that remedies at law for breach or default might be or become inadequate.

          4.2 The Seller Director acknowledges and agrees that this Agreement is executed in connection with the sale of all of the business of Seller. The Seller Director further acknowledges and represents that the provisions of this Agreement will not work a hardship on him and will not prevent him from engaging in his occupation.

          4.3 To the extent permitted under applicable law, any provision of this Agreement may be amended or modified at any time, either before or after its approval by an agreement in writing among the parties hereto.

          4.4 This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

          4.5 This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Louisiana applicable to agreement made and entirely to be performed within such State, except as federal law may be applicable.

          4.6 The Seller Director may not assign any of his rights or obligations under this Agreement to any other person.

          4.7 This Agreement supersedes any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contains the entire agreement of the parties relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors, any rights, remedies, obligation or liabilities under or by reason of this Agreement except as expressly provided herein.

          IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the date first set forth above.


                              HIBERNIA CORPORATION



                         BY:  _____________________________
                              James E. O'Brien
                              Executive Vice President




                              Seller DIRECTOR



                              ______________________________

                               FAIRNESS OPINION

                             MERGER BY AND BETWEEN
                             HIBERNIA CORPORATION
                                      AND
                             FNB BANCSHARES, INC.





                              As of June 30, 1995










                                 Report Dated
                                October 5, 1995

Board of Directors
FNB Bancshares, Inc.
Lake Providence, Louisiana

      RE: Fairness Opinion Relative to Pending Agreement of FNB
      Bancshares, Inc., Lake Providence, Louisiana, to Merge with and into Hibernia Corporation, New Orleans, Louisiana

Gentlemen:

The Board of Directors of FNB Bancshares, Inc. ("FNBI") retained Southard Financial, in its capacity as a financial valuation and consulting firm, to render its opinion of the fairness, from a financial viewpoint, of the acquisition of FNBI by Hibernia Corporation ("Hibernia"). Southard Financial and its principals have no past, present, or future contemplated financial, equity, or other interest in either FNBI or Hibernia. This opinion is issued based upon financial data as of June 30, 1995.

Approach to Assignment

The approach to this assignment was to consider the following factors:

  . A review of the financial performance and position of FNBI and the value of its common stock;

  . A review of the financial performance and position of Hibernia and the value of its common stock;

  .   A review of recent Bank merger transactions;

  . A review of the current and historical market prices of bank holding companies in Louisiana and surrounding states;

  . A review of the investment characteristics of the common stock of FNBI and Hibernia;

  . A review of the Agreement and Plan of Merger between Hibernia and FNBI, dated June 15, 1995;

  . An evaluation of the impact of the merger on the expected return to the current shareholders of FNBI; and,

  . An evaluation of other factors as were considered necessary to render this opinion.

It is Southard Financial's understanding that the merger and resulting exchange of the stock of Hibernia for the outstanding common stock of FNBI constitutes a non-taxable exchange for federal income tax purposes.

DUE DILIGENCE REVIEW PROCESS

In performing this assignment, Southard Financial reviewed the documents specifically outlined in Exhibit 1 pertaining to FNBI and in Exhibit 2 pertaining to Hibernia.

Review of FNB Bancshares, Inc.

Southard Financial visited with the management of FNBI in Lake Providence, Louisiana. Discussions included questions regarding the current and historical financial position and performance of FNBI, its outlook for the future, and other pertinent factors.

Review of Hibernia Corporation

Southard Financial visited with the management of Hibernia in New Orleans, Louisiana. Discussions included questions regarding the current and historical financial position and performance of Hibernia and its operating subsidiaries, its outlook for the future, and other pertinent factors.

Merger Documentation

Southard Financial reviewed the Agreement and Plan of Merger Between Hibernia and FNBI, dated June 15, 1995. Appropriate aspects of this agreement were discussed with management and with legal counsel for FNBI. (See Exhibit 3, Terms of the Agreement and Plan of Merger.)

Southard Financial did not independently verify the information reviewed, but relied on such information as being complete and accurate in all material respects. Southard Financial did not make any independent evaluation of the assets of Hibernia or FNBI, but reviewed data supplied by the management of both institutions.

MAJOR CONSIDERATIONS

Numerous factors were considered in the overall review of the proposed merger. The review process included considerations regarding FNBI, Hibernia, and the proposed merger. The major considerations are as follows:

FNB Bancshares, Inc.

  .   Historical earnings;
  .   Historical dividend payments;
  .   Outlook for future performance, earnings, and dividends;
  .   Economic conditions and outlook in FNBI's market;
  .   The competitive environment in FNBI's market;
  .   Comparisons with peer banks;
  .   Potential risks in the loan and securities portfolios;
  .   Recent minority stock transactions in FNBI's common stock; and,
  .   Other such factors as were deemed appropriate in rendering this opinion.

Hibernia Corporation

  .   Historical earnings;
  .   Historical dividend payments;
  .   Outlook for future performance, earnings, and dividends;
  .   Economic conditions and outlook in Hibernia's market;
  .   The competitive environment in Hibernia's market;
  .   Comparisons with peer banks;
  .   Potential risks in the loan and securities portfolios;
  .   Recent minority stock transactions in Hibernia's common stock; and,
  .   Other such factors as were deemed appropriate in rendering this opinion.

Common Factors

  .   Historical and current bank merger pricing; and,
  . Current market prices for minority blocks of common stocks of regional bank holding companies in Louisiana and surrounding states.

The Proposed Merger

  .   The merger agreement and its terms;
  .   The specific pricing of the merger;
  .   Adequacy of the consideration paid to the shareholders of FNBI;
  . The assumption that the tax opinion regarding the tax-free nature of the exchange will be upheld;
  . The amount of debt and goodwill on the balance sheet of Hibernia and the impact of the merger of FNBI on Hibernia's capital and liquidity positions;
  . The historical dividend payments of Hibernia and the likely impact on the dividend income of the current shareholders of FNBI (equivalency of cash dividends);
  . Pro-forma combined income statements for Hibernia post merger and the expected returns to FNBI shareholders (equivalency of earnings yield);
  .   The market for minority blocks of Hibernia common stock; and,
  .   Other such factors as deemed appropriate.

OVERVIEW OF FAIRNESS ANALYSIS

In connection with rendering its opinion, Southard Financial performed a variety of financial analyses, which are summarized below. Southard Financial believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not susceptible to partial analyses. In its analyses, Southard Financial made numerous assumptions, many of which are beyond the control of FNBI and Hibernia.
Any estimates contained in the analyses prepared by Southard Financial are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard Financial was assigned a greater significance than any other.
(More details on the analyses prepared by Southard Financial are contained in Exhibits 3-7.)

Dividend Yield Analysis

In evaluating the impact of the proposed merger on the shareholders of FNBI, Southard Financial reviewed the dividend paying histories of FNBI and Hibernia. Based upon this review, it is reasonable to expect that the shareholders of FNBI, in total, will receive dividends at or above the level currently paid by FNBI, after the merger is completed (defined as post merger dividends per share times the exchange ratio). This is predicated on the assumption that Hibernia will continue per share dividends at or above current levels (see
Exhibit 4).

Earnings Yield Analysis

In evaluating the impact of the proposed merger on the shareholders of FNBI, Southard Financial determined that, based upon the proposed exchange ratio, the shareholders of FNBI would have seen an increase in their share of earnings (defined as post merger combined earnings per share times the exchange ratio), had the merger been consummated by year-end 1994. The analysis also suggests expected higher earnings yields for FNBI shareholders in subsequent years if the merger is consummated (see Exhibit 4).

Book Value Analysis

In evaluating the impact of the proposed merger on the shareholders of FNBI, Southard Financial determined that the shareholders of FNBI would have seen a decrease in the book value of their investment had the merger been consummated prior to December 31, 1994, or prior to June 30, 1995. This is due to the fact that Hibernia's stock has been selling at higher multiples to book value than would be FNBI's stock in the proposed merger.

Analysis of Alternatives

In evaluating the fairness of the proposed merger to the shareholders of FNBI, Southard Financial reviewed with management the terms of another (informal) offer received for the purchase/merger of FNBI. Further, Southard Financial considered recent public market merger pricing information (see Exhibit 5).

Analysis of Market Transactions

Based upon the merger terms, FNBI shareholders will receive 156% of June 30, 1995 book value per share (177% based upon bank equity only; see Exhibit 5a),
14.1 times reported 1994 earnings, and 10.2 times projected 1995 earnings. Based upon the review conducted by Southard Financial, the pricing for FNBI in the merger is near the range of multiples seen in recent bank acquisitions (see Exhibit 5).

Fundamental Analysis

Southard Financial reviewed the financial characteristics of FNBI and Hibernia with respect to profitability, capital ratios, liquidity, asset quality, and other factors. Southard Financial compared FNBI and Hibernia to a universe of publicly traded banks and bank holding companies and to peer groups prepared by the Federal Financial Institutions Examination Council (FFIEC). Southard Financial found that the post-merger combined entity will have capital ratios and profitability ratios near those of the public peer group and the FFIEC peer group (predominantly non-publicly traded banks). (See Exhibits 6-7.)

Liquidity

Unlike FNBI stock, Hibernia shares are traded on the New York Stock Exchange. Further, except in the case of officers, directors, and certain principal shareholders ("affiliates") of FNBI, Hibernia shares received will be freely tradeable with no restrictions.

Summary of Analyses

The summary set forth does not purport to be a complete description of the analyses performed by Southard Financial. The analyses performed by Southard Financial are not necessarily indicative of actual values, which may differ significantly from those suggested by such analyses. Southard Financial did not appraise any individual assets or liabilities of FNBI or Hibernia.

Throughout the due diligence process, all information provided by FNBI, Hibernia, and third party sources, was relied upon by Southard Financial without independent verification.

Based upon the analyses discussed above, and other analyses performed by Southard Financial, the impact of the merger on the shareholders of FNBI is expected to be favorable.

FAIRNESS OPINION

Based upon the analyses of the foregoing and such matters as were considered relevant, it is the opinion of Southard Financial that the terms of the offer for the acquisition of FNB Bancshares, Inc. by Hibernia Corporation pursuant to the Agreement and Plan of Merger are fair, from a financial viewpoint, to the shareholders of FNB Bancshares, Inc.

Thank you for this opportunity to be of service to the shareholders of FNB Bancshares, Inc.

                                          Sincerely yours,

                                          SOUTHARD FINANCIAL




                                          David A. Harris, CFA, ASA




                                          Douglas K. Southard, DBA, CFA, ASA


Attachments:

  Exhibit 1:  FNB Bancshares, Inc., Document Review List
  Exhibit 2:  Hibernia Corporation, Document Review List
  Exhibit 3:  Terms of the Agreement and Plan of Merger
  Exhibit 4:  Expected Impact of the Merger on the Shareholders of
                FNB Bancshares, Inc.
  Exhibit 5:  Comparison of The Merger Pricing to Public Market Transactions
  Exhibit 6:  Overview of FNB Bancshares, Inc.
  Exhibit 7:  Overview of Hibernia Corporation
  Exhibit 8:  Qualifications of Southard Financial

                                   EXHIBIT 1
                             FNB BANCSHARES, INC.
                             DOCUMENT REVIEW LIST



  1. Consolidated Reports of Condition and Income ("Call Report") of The First National Bank of Lake Providence for the period ended June 30, 1995.

  2. Uniform Bank Performance Report ("UBPR") of The First National Bank of Lake Providence for the periods ended March 31, 1995 and December 31, 1994.

  3. Audited Consolidated Financial Statements of FNB Bancshares, Inc. and Subsidiary for the periods ended December 31, 1989-94 (including parent company only financial statements).

  4. Unaudited Parent Company Only Condensed Statement of Condition and Comparative Statement of Income of FNB Bancshares, Inc. for the periods ended June 30, 1992-95.

  5.  Shareholder list as of June 30, 1995.

  6. Profiles of East Carroll Parish and West Carroll Parish, prepared by the Louisiana Power & Light Company Economic Development Group, January 1994.

  7.  Management's Analysis of Reserve for Loan Loss as of June 30, 1995.

  8.  Unaudited financial statements for the period ended July 31, 1995.

  9.  Additional pertinent information deemed necessary to render this opinion.

                                   EXHIBIT 2
                             HIBERNIA CORPORATION
                             DOCUMENT REVIEW LIST



  1. Annual Report (including auditor's reports) for the year ended December 31, 1994.

  2. Securities and Exchange Commission Annual Report (Form 10-K) for the year ended December 31, 1994.

  3. Securities and Exchange Commission Quarterly Report (Form 10-Q) for the quarters ended March 31, 1995, and June 30, 1995.

  4. Research reports by Bear, Stearns & Co., Inc.; J. C. Bradford; First Boston Corporation; Dean Witter; Lehman Brothers; Morgan Keegan & Co.; Oppenheimer & Co., Inc.; and Gruntal & Co., Incorporated.

  5. News Releases by Hibernia Corporation, dated June 15, June 30, and July 13, 1995.

  6.  Articles of Incorporation of Hibernia Corporation.

  7.  By-Laws of Hibernia Corporation and Hibernia National Bank.

  8.  Articles of Association of Hibernia National Bank.

  9. Additional pertinent information deemed necessary to render this opinion.

                                   EXHIBIT 3
                                 TERMS OF THE
                         AGREEMENT AND PLAN OF MERGER

The Agreement and Plan of Merger, dated as of June 15, 1995, by and between Hibernia Corporation and FNB Bancshares, Inc. (the "Agreement") contains several provisions. The following are key provisions of the Agreement:

  In exchange for each share of FNBI common stock outstanding, FNBI shareholders will receive 92 newly issued shares of Hibernia common stock.

  The parties intend for the merger to qualify as a "reorganization" under the Internal Revenue Code. Thus, the exchange of FNBI stock for Hibernia stock is expected to qualify as a tax-free exchange for Federal income tax purposes. The exchange of cash for fractional shares may have tax consequences.

  No fractional shares will be issued by Hibernia. FNBI shareholders who would otherwise have been entitled to fractional shares (after aggregating all shares owned) will be paid in cash based upon the market value of Hibernia stock as defined above.

  The Agreement may be terminated by either party:

   -  upon the mutual consent of the Board of Directors of each institution;
   - upon a breach by either party of any representation, warranty or covenant; - if the merger is not consummated by February 28, 1996;
   - upon the failure by either party to obtain regulatory or shareholder approvals;
   -  if more than 10% of FNBI's shareholders dissent to the merger;
   - upon the happening of certain material events as noted in the Agreement;
   -  if the pooling-of-interests accounting treatment is prohibited; or,
   -  if a fairness opinion is not issued.

  The exchange ratio will be adjusted to reflect any reclassification, recapitalization, split-up, combination or exchange of shares, or stock dividend which might occur at Hibernia subsequent to the date of the Agreement but prior to the consummation of the merger.

                                   EXHIBIT 4
                         EXPECTED IMPACT OF THE MERGER
                  ON THE SHAREHOLDERS OF FNB BANCSHARES, INC.

The following is a summary of the various analyses undertaken in conjunction with this fairness opinion. This summary is not intended to represent all analyses performed by Southard Financial, but is presented here for the convenience of FNBI and its shareholders.

According to the Agreement, FNBI shareholders would receive 92 equivalent shares of Hibernia stock for each share of FNBI stock exchanged under the Agreement.

Earnings FNBI earned $65.39 per share in 1994. Hibernia earned $0.78 per share in 1994. Had the merger been consummated prior to January 1, 1994, each former FNBI share would have earned $71.76 in 1994 (Hibernia 1994 earnings of $0.78 per share times 92 equivalent shares). This represents an increase of 10% over what FNBI earned in 1994. Further, each former FNBI share would have earned about 1% more in the first half of 1995 ($45.66 per share for FNBI versus $0.49 per share for Hibernia times 92 equivalent shares).

            Based upon the analysts surveyed, Hibernia is expected to earn between $1.00 and $1.05 per share in 1995. FNBI is projected to earn about $90.00 per share in 1995. Assuming that the merger was consummated prior to January 1, 1995, FNBI shareholders would see an increase of about 2% over what FNBI is expected to earn in 1995, absent the merger.

Dividends   Each share of FNBI stock received $15.00 per share in dividends in
            1994. Had the merger been consummated prior to January 1, 1994, each former share of FNBI stock would have received dividends of $17.48 in 1994 (Hibernia 1994 dividends of $0.19 per share times
            92 equivalent shares). This represents about 17% more than the dividends paid to FNBI shareholders in 1994. As of June 30, 1995, Hibernia's annual dividend rate was $0.24 per share.

Book Value  Reported book value of FNBI was $554.47 per share at December 31,
            1994. Reported book value of Hibernia at December 31, 1994 was $5.12 per share. Had the merger been consummated prior to December 31, 1994, each former FNBI stock would have book value of $471.04 (Hibernia book value of $5.12 per share times 92 equivalent shares). This represents 85% of FNBI book value at December 31, 1994. As of June 30, 1995, FNBI shareholders would have seen a decrease of about 14% in their book value ($590.13 per share for FNBI versus $5.50 per share for Hibernia times 92 equivalent shares). This is due to the fact that Hibernia stock was trading at a greater book value multiple (179%) at June 30, 1995 than the multiple it is paying for FNBI stock (156%). (Also, see Exhibit 5a for a discussion of the price/book value multiple of bank equity.)

Liquidity   Unlike FNBI stock, Hibernia shares are traded on the New York Stock
            Exchange. Further, except in the case of officers, directors, and certain principal shareholders ("affiliates") of FNBI, Hibernia shares received will be freely tradeable with no restrictions.

                                   EXHIBIT 5
                       COMPARISON OF THE MERGER PRICING
                         TO PUBLIC MARKET TRANSACTIONS

Southard Financial compared the pricing terms of the Agreement to the pricing of recent acquisitions of banks and bank holding companies across the United States, and to the minority interest prices of publicly traded banks and bank holding companies in the Southeast.

Pricing data for recent acquisitions of banks and bank holding companies (nationwide and in Louisiana and in contiguous states) is summarized as follows:



Transactions Announced  Price/   Price/    Price/             Equity/
   in 1995(1)           Earnings Book Val  Assets      ROAA   Assets    ROAE
----------------------  -------- -------- -------- -------- -------- --------
Nationwide (62)           17.2x    179.3%    16.0%    1.11%    9.14%   12.53%
LA, TX, MS, AR (12)       13.8     193.7     15.9     1.31     8.73    15.36
Louisiana (4)             14.9     230.7     19.1     1.54     8.26    18.47

FNBI                      14.1     155.9     16.7     1.57     8.02%   20.51


(1) Through June 30; only includes transactions for which sufficient data was available

Based upon the current market price of Hibernia's stock of $10.00 per share, the merger of FNBI into Hibernia will take place at 14.1 times 1994 FNBI earnings, 10.2 times projected 1995 FNBI earnings, 166% of December 31, 1994 FNBI book value, and 156% of June 30, 1995 FNBI book value. These multiples are near or below the range of recent market multiples. However, as shown in
Exhibit 5a, FNBI's book value includes a significant amount of marketable securities. Excluding those assets, the price/book value for FNBI's bank equity is about 177%, or more in line with market multiples.

In determining the attractiveness of owning Hibernia stock, it is important to examine Hibernia's recent pricing in comparison with recent pricing multiples for publicly traded banks and bank holding companies. This pricing data is presented below as of June 30, 1995.

                              Price/     Price/      Current    Current
Publicly Traded Banks(1)     Earnings   Book Val       ROAE       Yield
--------------------------  --------   --------      ------     -------
All Banks (198)              11.77x     150.0%       13.08%      3.16%
South Central Banks (48)     12.11      156.9        13.23       3.00
Louisiana Banks (2)           8.91      154.8        18.34       3.56
LA, TX, MS, AR (16)          11.15      158.9        14.74       2.92

Hibernia - 6/30 Price        10.00      178.6        18.92       2.70
Hibernia - 9/25 Price        10.20      181.8        18.92       2.40


         (1) As of June 30, 1995; subject to certain screens performed by Southard Financial

Based upon an analysis of the data provided above, Hibernia's price/earnings multiple is within the range of other publicly traded banks in its region, while the price/book value multiple and return on average equity are above the range and the current dividend yield is below the range.

                                  EXHIBIT 5a
                          MERGER PRICING RELATIVE TO
                             FNBI'S BANKING ASSETS



The balance sheet of FNBI as of June 30, 1995 reflects FNBI's $4.14 million investment in The First National Bank of Lake Providence (the "Bank"), plus U.S. securities of $1.56 million. Due to the significant amount of non-banking assets (marketable securities) held by FNBI, it is appropriate to analyze the price that the Merger represents relative to FNBI's equity investment in the Bank, exclusive of those marketable securities. The analysis below illustrates the book value of FNBI and the market value of FNBI, as indicated by the Merger pricing, before consideration of the non-banking assets.


           FNBI Reported Book Value at June 30, 1995        $5,706,560
           Non-Banking Assets at June 30, 1995               1,562,507
                                                            ----------
           Equity Investment in the Bank                    $4,144,053
                                                            ==========

           Total Value of FNBI in the Merger
            ($10.00 per share x 92 shares x 9,670 shares)   $8,896,400
           Non-Banking Assets at June 30, 1995               1,562,507
                                                            ----------
           Price Paid for Bank Equity                       $7,333,893
                                                            ==========


           Price Paid for Bank Equity                       $7,333,893
           Equity Investment in the Bank                     4,144,053
                                                            ----------
           Price/Book Value Multiple for Bank Equity           176.97%
                                                            ==========


Based upon the analysis presented above, the merger pricing represents a multiple of 177% for the book value of FNBI's equity investment in the Bank, plus a dollar-for-dollar purchase of FNBI's liquid assets.

                                   EXHIBIT 6
                       OVERVIEW OF FNB BANCSHARES, INC.

FNB Bancshares, Inc. is a one-bank holding company whose primary asset is 100% of the common stock of The First National Bank of Lake Providence ("FNB") in East Carroll Parish, Louisiana. Founded in 1902, FNB serves its market area with two full-service banking offices; one in Lake Providence and one in Oak Grove, Louisiana.

First National Bank is located in Lake Providence, Louisiana, which is in the Northeast corner of the state along the Louisiana, Mississippi, and Arkansas state lines. The Bank is the major financial institution in its marketplace and the only locally owned bank.

The East Carroll Parish area economy is dependent on the Lake Providence Port, a Mississippi River shallow access port serving the northeast Louisiana region. The industry base consists of agriculture and agriculture related industries. The largest manufacturing employers in the area include Terral Norris Seed, Terral Agri-Service, Panola Pepper, Ruffin Building Systems, and Allen Canning Company. Hollybrook Warehouse, Bunge Corporation, Cargill, and Monticello Gin & Elevator operate local grain and fiber (cotton) storage operations. The unemployment rate is 12.9% in East Carroll Parish, and per capita income is about $10,900. The population is about 9,700 in East Carroll Parish and about 12,100 in West Carroll Parish.

FNB had total assets of $51.6 million at June 30, 1995, and equity of 8.02% of assets, or below peer averages. Total loans (net of unearned income) were 50.31% of total assets at June 30, or slightly below peer averages. The historical composition of FNB's balance sheet was fairly consistent.

FNB earned $641 thousand (1.32% of average assets) in 1992, $669 thousand (1.34%) in 1993, $604 million (1.16%) in 1994, and $420 thousand (1.57%) in the first half of 1995. Earnings are projected at $870 thousand in 1995, for an ROAA of about 1.60%. FNB's loan loss provision was $100 thousand in 1994 (0.19% of average assets), but was nominal in 1991-93 and the first half of 1995.

Parent company assets, other than the Bank, were $1.57 million at June 30, 1995. As of June 30, 1995, reported book value of the holding company was $5.71 million, or $590.13 per share for the 9,670 shares outstanding. Earnings were $65.39 per share in 1994, $70.59 per share in 1993, and $64.55 per share in 1992. Earnings are projected to be about $90.00 per share in 1995. Dividends of $15.00 per share were paid in 1994, $9.03 in 1993, and $4.03 in 1992. The parent company paid dividends of $10.00 per share in the first half of 1995.

Senior management consists of H. Graham Schneider, 67, Chairman and CEO, and James J. Schneider, 37, President. Both have over 14 years of service with the Bank.

Further details on FNBI and FNB are documented in Southard Financial's files.

                                   EXHIBIT 7
                       OVERVIEW OF HIBERNIA CORPORATION



Hibernia Corporation is a multi-bank holding company headquartered in New Orleans, Louisiana. As of December 31, 1994, Hibernia Corporation was the second largest bank holding company in Louisiana with assets of $6.5 billion and deposits of $5.6 billion. Hibernia's only bank subsidiary was originally chartered in 1870 as Hibernia Bank & Trust, and was rechartered in 1933 as Hibernia National Bank ("HNB"). As of December 31, 1994, HNB had 143 branches located throughout Louisiana. In addition to HNB, Hibernia owns Zachary Taylor Life Insurance Company which is currently inactive. Hibernia's common stock was initially listed on the New York Stock Exchange in 1989.

HNB offers a range of retail and commercial banking services and products, including retail, commercial, international, mortgage and private banking; treasury management; trust; brokerage; and alternative investments, including mutual funds and annuities. The Bank also provides financial risk management products and advisory services to its clients; and offers repurchase agreements, bankers acceptances, Eurodollar access, and safekeeping of securities.

In 1994, Hibernia completed mergers with six Louisiana financial institutions as follows: Commercial Bancshares, Inc. and Bastrop National Bank on July 1, 1994; First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc. on August 1, 1994; and Pioneer Bancshares Corporation and First State Bank and Trust Company on December 1, 1994. American Bank of Norco was merged into Hibernia on March 1, 1995, and STABA Bancshares, Inc. was merged into Hibernia on May 1, 1995. Progressive Bancorporation, Inc. and Bank of St. John were both merged into Hibernia on July 1, 1995. All of these mergers were accounted for as pooling of interests transactions.

Effective April 1, 1995, Hibernia instituted an employee stock ownership plan
(ESOP). Hibernia shares were, and more will be, acquired by the ESOP in open market purchases. Further, Hibernia has a 1987 Stock Option Plan, a Long-Term Incentive Plan, and a 1993 Director's Stock Option Plan, under which a total of 5,683,746 shares were outstanding and 1,565,169 shares were exercisable at June 30, 1995.

Hibernia earned $0.57 per share in 1993, $0.78 per share in 1994, and $0.49 per share in the first half of 1995. The consensus earnings estimate for 1995 is $1.00-$1.05 per share, or 30%-35% above 1994 earnings. It is important to note that Hibernia recorded federal income taxes at lower than statutory rates during 1993-95 due to previously unrecognized deferred tax benefits. The deferred tax benefits are expected to be fully recognized by the end of 1995, and Hibernia's effective tax rate should approach statutory rates in 1996.

                                   EXHIBIT 7
                       OVERVIEW OF HIBERNIA CORPORATION
                                  (Continued)



Return on average assets was 1.73% in the first half of 1995, 1.35% in 1994, and 1.06% in 1993, while return on average equity was 18.92% in the first half of 1995, 15.63% in 1994, and 13.33% in 1993. Dividends of $0.19 per share in
1994 were well above 1993 dividends of $0.03 per share. Hibernia paid dividends of $0.12 per share in the first half of 1995. At June 30, 1995, the dividend yield was 2.70%.

Total shareholders' equity was 8.79% of total assets as of December 31, 1994 and 9.27% at June 30, 1995. Book value per share increased from $4.82 at year-end 1993 to $5.12 at year-end 1994 and to $5.50 at June 30, 1995. Loans represented 50.93% of total assets at year-end 1994 and 57.01% at June 30, 1995. The quality of the loan portfolio improved in recent years, as net charge-offs decreased from a high of 2.51% of average loans in 1991 to 0.22% in 1994, and to 0.09% in the first half of 1995.

In all, Hibernia is in good financial condition. More details on Hibernia are contained in Southard Financial's file.

                                EXHIBIT 8

                     QUALIFICATIONS OF SOUTHARD FINANCIAL

                     AN OVERVIEW OF SOUTHARD FINANCIAL

BACKGROUND        .  Founded in 1987.
                  .  Principals have combined business valuation experience of approximately twenty years.
                  .  Serves clients throughout the United States,  with
                      concentration in the Southeast.
                  .  Broad industry experience.
                  .  Services provided for public and closely-held companies.
                  .  Provides valuation services for over 100 ESOPs, making
                      Southard Financial one of the largest ESOP appraisers in the United States.

PROFESSIONAL
CREDENTIALS       .  Southard Financial's principals, Douglas K. Southard and
                      David A. Harris, are senior members of the American Society of Appraisers (ASA).
                  .  Both principals of Southard Financial are Chartered
                      Financial  Analysts (CFA).
                  .  Both principals are current or former officers of the West
                      Tennessee Chapter of the ASA.

EDUCATIONAL
CREDENTIALS       .  Douglas Southard holds Doctor of Business Administration and Master of Business Administration degrees from Indiana University, with concentrations in finance, economics, and quantitative analysis.
                  .  David Harris holds the Master of Business Administration degree from Memphis State University, with concentrations in finance and business investments.

BUSINESS
ETHICS            .  Southard Financial and its principals adhere to the
                      ethical standards of the Institute of Chartered Financial Analysts and the American Society of Appraisers.
                  .  All reports conform to the Uniform Standards of
                      Professional Appraisal Practice.
                  .  Southard Financial is committed to providing unbiased
                      opinions to be used for decision making.
                  .  Fees for valuation services are not contingent upon the conclusion of value or the completion of a transaction.

                                    BIOSKETCH
                       DOUGLAS K. SOUTHARD, DBA, CFA, ASA

EDUCATIONAL AND PROFESSIONAL CREDENTIALS

      Doctor of Business Administration, 1981, Indiana University
      Master of Business Administration, 1976, Indiana University
      Bachelor of Arts, 1975, Rhodes College (formerly Southwestern at Memphis) Chartered Financial Analyst, 1987, Institute of Chartered Financial
       Analysts (now part of the Association for Investment Management and Research)
      Senior Member, 1987, American Society of Appraisers, Business Valuation

PROFESSIONAL BACKGROUND

      Founder and Principal, Southard Financial, Memphis TN
      Partner, Mercer Capital Management, Inc., Memphis TN (1984-87) Consulting Associate, Mercer Capital Management, Inc., Memphis TN
       (1983-84)
      Principal, Douglas K. Southard, Financial Consultant, Memphis TN
       (1982-83)

ACADEMIC POSITIONS HELD

      Assistant Professor of Finance, Rhodes College, Memphis TN
      Assistant Professor of Finance, Virginia Polytechnic Institute & State
       Univ., Blacksburg VA
      Lecture in Finance, Indiana University, Bloomington IN

RELATED EXPERIENCE

      Frequent Speaker, professional organizations, business valuation topics Expert Witness, business valuation, local, state and federal courts Board of Directors, Management Computing Solutions, Inc., Memphis TN Board of Directors, Columbian Rope Company, Auburn NY
      Advisory Board, MicroAge, Memphis TN
      Former Officer, West Tennessee Chapter, American Society of Appraisers

PUBLICATIONS

      "Using the Capital Asset Pricing Model to Determine Capitalization
        Rates: Adjusting for Differences in Financial Structure, " with Severin
        C. Carlson, Business Valuation Review, June 1991

      "Business Valuation Can Serve in Lifetime Planning, " with Z.C. Mercer,
        Memphis Business Journal, April 1-5, 1985

      "Valuation Process Holds Keys to Executive Wealth," with Z.C. Mercer,
        Memphis Business Journal, March 25-29, 1985

      "What IRA's Are Worth," with Z.C. Mercer, The Southern Banker, June 1984

                                   BIOSKETCH
                            DAVID A. HARRIS, CFA, ASA


EDUCATIONAL AND PROFESSIONAL CREDENTIALS

      Master of Business Administration, 1982, Memphis State University Bachelor of Arts, 1979, Colorado State University
      Senior Member, 1990, American Society of Appraisers, Business Valuation Chartered Financial Analyst, 1989, Institute of Chartered Financial
        Analysts (now part of the Association for Investment Management and Research)


PROFESSIONAL BACKGROUND

      Principal, Southard Financial, Memphis TN
      Associate, Mercer Capital Management, Inc., Memphis TN (1985-90) Financial Analyst, Methodist Hospitals of Memphis, Inc. (1983-85) Cost Analyst, Schering-Plough, Inc., Memphis TN (1982-83)


PROFESSIONAL/COMMUNITY SERVICE

      President, West Tennessee Chapter, American Society of Appraisers
        (1994-95)
      Vice President, West Tennessee Chapter, American Society of Appraisers
        (1993-94)
      Board of Directors, Solomon Schechter Day School of Memphis, Inc.
        (1993-94)
      President, West Tennessee Chapter, American Society of Appraisers
        (1990-91)
      Vice President, Sea Isle Park Neighborhood Association, Memphis TN
        (1992-95)
      Board of Directors,  Sea Isle Park Neighborhood Association, Memphis TN
        (1990-95)
      Business Liaison, Junior Achievement of Memphis TN (1984-85)


RELATED EXPERIENCE

      Expert Witness, business valuation
      Co-Author, "The Perils of Excess," with Z. C. Mercer, ABA Banking Journal,
        October 1987

                                   SOUTHARD
                                   FINANCIAL


                          SERVICES FOR COMMUNITY BANKS

                              Valuation Services

     Minority Stock Appraisals

      .     ESOPs
      .     Dissenting Shareholders
      .     Insider Transactions
      .     Gift & Estate Taxes
      .     Charitable Gifts
      .     Private Placements/Offerings
      .     Other Purposes

     Control Valuations

      .     Pricing Merger/Acquisition Candidates
      .     Negotiating Pricing/Terms
      .     Fairness Opinions for Buyers and Sellers
      .     Evaluation of Offers Received

                         Consulting Services

     Economic Analysis

      .     Branch Feasibility Studies
      .     Holding Company Formations
      .     Expert Witness Testimony

     Financial Analysis

      .     Long-range Financial Plans
      .     Evaluation of Financing Alternatives


                           APPENDIX C
                DESCRIPTION OF DISSENTERS' RIGHTS


                Excerpts From Section 131 of the
               Louisiana Business Corporation Law



C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty per cent of the total voting power, and the merger consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgment aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken.

D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not content that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lost his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                           APPENDIX D

                          TAX OPINION

October 16, 1995


Hibernia Corporation
313 Carondelet Street
New Orleans, Louisiana  70130

FNB Bancshares, Inc.
Post Office Box 832
Lake Providence, Louisiana  71254-0832



Dear Sir or Madam:

This letter is in response to your request that we provide you with our opinion concerning certain federal income tax consequences which would arise from consummation of the proposed merger of FNB Bancshares, Inc. ("FNB") with and into Hibernia Corporation ("Hibernia") (the "FNB Merger"), and the proposed merger of The First National Bank of Lake Providence ("Bank") with and into Hibernia National Bank ("HNB") (the "Bank Merger"). (Hereinafter, the FNB Merger and the Bank Merger are referred to collectively as the "Mergers.")

In rendering this opinion, we have relied upon the facts, summarized below, as they have been presented to us orally by the management of Hibernia and verified, in the Statements of Facts and Representations dated October 16, 1995 provided by the respective managements of FNB, Bank, Hibernia, and HNB; in the Agreement and Plan of Merger made and entered into by and between FNB and Hibernia as of June 15, 1995 (the "Agreement"); in the form of the Agreement to Merge between Bank and HNB (the "Bank Plan of Merger"); and in the Registration Statement (Form S-4), as declared effective by the Securities and Exchange Commission on October 16, 1995 and containing the Proxy Statement - Prospectus of FNB and Hibernia dated October 16, 1995 ("Prospectus"). (These are sometimes hereinafter referred to collectively as "Documents.")

You have represented to us that the facts contained in the Documents provide an accurate and complete description of the facts and circumstances concerning the proposed Mergers. We have made no independent investigation of the factual matters and circumstances and, therefore, have relied upon the facts and representations in the Documents for purposes of this letter. Any changes to the facts or Documents may affect the conclusions stated herein.

We understand that reference to Ernst & Young LLP and our opinion is included in the Prospectus relating to the issuance of Hibernia Common Stock in connection with the proposed Mergers and the special meeting of the FNB shareholders with respect thereto. We consent to such reference in the Prospectus under the captions "Summary," "Proposed Merger-Representations and Warranties:
Conditions to the Merger; Waiver" and "--Material Tax Consequences." We also understand that the form of this letter is included as an appendix to the Form S-4 Registration Statement and the Prospectus. We consent to such inclusion.

STATEMENT OF FACTS

FNB is a corporation organized and existing under the laws of the State of Louisiana, and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended. The presently authorized capital stock of FNB is 500,000 shares of common stock (referred to hereinafter as "FNB Common Stock"). As of the date hereof, 15,000 shares of FNB Common Stock had been issued and 9,670 shares of FNB Common Stock were outstanding, and 5,330 shares of FNB Common Stock were held in FNB's treasury. The shares of FNB Common Stock are held by approximately 62 shareholders. There are no options, warrants, subordinated rights or other rights to purchase FNB Common Stock outstanding as of the date hereof. FNB's assets include 100 percent of the outstanding voting shares of Bank, a national banking association duly organized and existing under the laws of the United States of America.

Bank is a national banking association organized under the laws of the United States of America, engaged principally in the banking business. Bank has 50,000 authorized shares of common stock of which 15,000 shares were issued and outstanding and held by FNB as of the date hereof (referred to as "Bank Common Stock").

Hibernia is a bank holding company organized and existing under the laws of the State of Louisiana with a class of securities registered under the Securities Exchange Act of 1934. The presently authorized capital stock of Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value, and 200,000,000 shares of Class A voting common stock, no par value (the Class A voting common stock being referred to hereinafter as "Hibernia Common Stock"). As of June 30, 1995, no shares of Hibernia's preferred stock were outstanding, 113,431,653 shares of Hibernia Common Stock were outstanding, and 10,746 shares of Hibernia Common Stock were held in Hibernia's treasury.
Hibernia has the following existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer: Hibernia has issued warrants to purchase shares of Hibernia Common Stock pursuant to the terms of the Senior Secured Restructuring Agreement dated May 27, 1992, of which warrants to purchase 213,176 shares of Hibernia Common Stock were outstanding as of June 30, 1995. Additionally, Hibernia has authorized or reserved 1,705,136 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 1,558,213 shares of Hibernia Common Stock were outstanding as of June 30, 1995; 4,477,053 (as adjusted) shares of Hibernia Common Stock for issuance under its Long-Term Incentive Plan, pursuant to which options covering 3,890,533 shares of Hibernia Common Stock were outstanding as of June 30, 1995; 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Directors' Stock Option Plan, pursuant to which options covering 235,000 shares of Hibernia Common Stock are outstanding as of June 30, 1995; and 350,062 shares of Hibernia Common Stock are available for issuance pursuant to Hibernia's Dividend Reinvestment and Stock Purchase Plan. Completed mergers on July 1, 1995 with Progressive Bancorporation, Inc. and Bank of St. John resulted in the issuance of 5,826,949 additional shares of Hibernia Common Stock. Additionally, on March 14, 1995, Hibernia and its Board of Directors authorized an employee stock ownership plan (ESOP) to be funded with $30.0 million of Hibernia Common Stock. The $30.0 million purchase of Hibernia Common Stock will be funded through a loan from HNB. Hibernia Common Stock for the ESOP will be purchased as it becomes available on the open market at market prices, or in private negotiated transactions, other than from former shareholders of FNB Common Stock, at such prices as may be agreed by the parties to the transaction, using funds drawn down on the loan as needed. At June 30, 1995, 2,008,588 shares have been acquired. Hibernia Common Stock is traded on the New York Stock Exchange.

HNB is a nationally chartered commercial bank engaged principally in the banking business. HNB is a wholly owned subsidiary of Hibernia.

BUSINESS PURPOSE

The management of Hibernia has represented to us that Hibernia desires to consummate the Mergers in order to improve its presence in the Louisiana market. As discussed in the Prospectus under the caption, "Proposed Merger-Background of and Reasons for Merger," the FNB and Bank Boards of Directors believe the customers, depositors, and communities served by Bank will benefit from being part of a larger banking entity as a result of the future growth, synergies and cost savings expected to be realized from the Mergers.

PROPOSED TRANSACTIONS

In accordance with the above-stated business purpose, the following transactions have been proposed:

1. After all necessary regulatory and shareholder approvals have been granted, there will be simultaneous mergers (i.e., the Mergers) of FNB with and into Hibernia in accordance with the Louisiana Business Corporation Law ("LBCL"), and Bank with and into HNB in accordance with the provisions of Bank Merger Act, 12 U.S.C. Sections 1828 et. seq. and 12 U.S.C. Section 215a ("Bank Merger Act"). Upon the completion of the FNB Merger, Hibernia will cause the Bank Merger to occur.

2. In the FNB Merger, Hibernia will acquire all of the assets and assume all of the liabilities of FNB in exchange for Hibernia Common Stock and cash. As a result of the FNB Merger, each share of the issued and outstanding FNB Common Stock shall be converted into and become the number of shares of Hibernia Common Stock determined in accordance with the exchange rate. The exchange rate shall be the number that is obtained by dividing 889,640 by the total number of issued and outstanding shares of FNB Common Stock on the closing date.

    Holders of shares of FNB Common Stock outstanding immediately prior to the effective date of the FNB Merger shall cease to be, and shall have no rights as, shareholders of FNB after the FNB Merger.

3. In the Bank Merger, HNB will acquire all the assets and assume all of the liabilities of Bank, in constructive exchange for Hibernia Common Stock. As a result of the Bank Merger, each share of the issued and outstanding Bank Common Stock shall cease to be outstanding and will be canceled. No additional shares of Hibernia Common Stock will actually be issued, nor will shares of HNB Common Stock be issued in the Bank Merger.

4. No fractional shares will be issued. Each holder of FNB Common Stock who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock shall receive in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the average of the mean of high and low prices of one share of Hibernia Common Stock for the five business days preceding the last trading day immediately prior to the Closing Date as reported in The Wall Street Journal.

5. By following certain statutory procedures, shareholders of FNB Common Stock may exercise dissenter's rights entitling them to receive in cash the value of their respective FNB Common Stock in lieu of receiving Hibernia Common Stock in the FNB Merger.



REPRESENTATIONS

For purposes of our evaluation, we have received from the respective managements of FNB, Bank, Hibernia, and HNB, Statements of Facts and Representations, dated October 16, 1995, as set forth below.
References to the "Code" are to the Internal Revenue Code of 1986, as amended.

The following representations have been made in connection with the FNB Merger:

          (a)  The fair market value of the Hibernia Common
               Stock to be received by each shareholder of FNB Common Stock will be approximately equal to the fair market value of the FNB Common
               Stock surrendered in the exchange.

          (b)  There is no plan or intention by the
               shareholders of FNB who own five percent or more of the FNB Common Stock and to the best knowledge of management of FNB, there is no intention on the part of the remaining shareholders of FNB, to sell, exchange, or otherwise dispose of a number of shares of Hibernia Common Stock received in the transaction that would reduce the FNB shareholders' ownership of Hibernia Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all the formerly outstanding stock of FNB as of the same date. For purposes of this representation, any shares of FNB Common Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Hibernia Common Stock, will be treated as outstanding on the date of the transaction. Moreover, shares of FNB Common Stock and shares of Hibernia Common Stock held by former FNB shareholders and otherwise sold, redeemed, or disposed of prior to June 15, 1995 or subsequent to the transaction will be considered in making this representation.

          (c) Hibernia has no plan or intention to reacquire any of its Common Stock issued in the FNB Merger other than to acquire a nominal amount of shares of Common Stock that may be acquired in ordinary business transactions (including, but not limited to, open market purchases in brokers' transactions).

          (d) Hibernia has no plan or intention to sell or otherwise dispose of any of the assets of FNB acquired in the transaction except for dispositions made in the ordinary course of business.

          (e) Any liabilities of FNB assumed by Hibernia and any liabilities to which the transferred assets of FNB are subject were incurred by FNB in the ordinary course of its business.

          (f) Following the transaction, Hibernia will continue, substantially unchanged, the business of FNB operated through FNB's subsidiary, Bank, which will be merged with and into HNB.

          (g)  Except for expenses relating to the
               registration of the Hibernia Common Stock and certain proxy printing and mailing expenses to be paid solely by Hibernia, which are directly related to the Mergers in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, Hibernia, FNB, and the shareholders of FNB will pay their respective expenses, if any, incurred in connection with the transactions.

          (h)  There is no intercorporate indebtedness
               existing between FNB and its affiliate on the one hand and Hibernia and its affiliates on the other hand which was issued, acquired, or will be settled at a discount.

          (i)  No two parties to the transaction are
               investment companies as defined in Section
               368(a)(2)(F)(iii) and (iv) of the Code.

          (j) FNB is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          (k) The fair market value of the assets of FNB to be transferred to Hibernia will equal or exceed the sum of the liabilities assumed by Hibernia plus the amount of liabilities, if any, to which the transferred assets are subject.

          (l) The payment of cash in lieu of fractional shares of Hibernia Common Stock is solely for the purpose of avoiding the expense and inconvenience to Hibernia of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the FNB shareholders instead of issuing fractional shares of Hibernia will not exceed one percent of the total consideration that will be issued in the transaction to the FNB shareholders in exchange for their shares of FNB Common Stock. The fractional share interests of each holder of FNB Common Stock will be aggregated, and no FNB shareholder will receive cash in an amount equal to or greater than the value of one full share of Hibernia Common Stock for its FNB Common Stock.

          (m) None of the compensation received by any shareholder-employees of FNB or Bank will be separate consideration for, or allocable to, any of their shares of FNB Common Stock; none of the shares of Hibernia Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          (n) The FNB Merger will qualify as a statutory merger under the Louisiana Business
               Corporation Law ("LBCL").

          (o) The shareholders of FNB (immediately before the proposed transaction) receiving shares of Hibernia Common Stock will not own (immediately after the proposed transaction) more than fifty percent of the fair market value of Hibernia Common Stock.

The following representations have been made in connection with the Bank Merger:

          (aa) No additional Hibernia Common Stock will be issued or exchanged in the Bank Merger. No
               HNB Common Stock will be issued or exchanged in the Bank Merger.

          (bb) There is no plan or intention by the shareholder of Bank or its shareholders to sell, exchange or otherwise dispose of a number of shares of Hibernia Common Stock constructively received in the transaction that would reduce the Bank shareholder's ownership of Hibernia Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding Common Stock of Bank as of the same date. For purposes of this representation, any shares of Bank Common Stock constructively exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of HNB Common Stock will be treated as outstanding Bank Common Stock on the date of the transaction. Moreover, shares of Bank Common Stock and shares of Hibernia Common Stock held by Bank or its shareholders and otherwise sold, redeemed, or disposed of prior to June 15, 1995 or subsequent to the transaction will be considered in making this representation.

          (cc) HNB will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Bank immediately prior to the Bank Merger. For purposes of this representation, amounts paid by Bank to dissenters, Bank assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer, will be included as assets of Bank held immediately prior to the transaction.

          (dd) Prior to the transaction, Hibernia will be in control of HNB within the meaning of Section 368(c) of the Code wherein "control" is defined to mean the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of the corporation.

          (ee) Following the transaction, HNB will not issue additional shares of its Common Stock that would result in Hibernia losing control of HNB within the meaning of Section 368(c) of the Code.

          (ff) Hibernia has no plan or intention to reacquire any of its Common Stock constructively issued in the Bank Merger.

          (gg) Hibernia has no plan or intention to liquidate HNB; to merge HNB into another corporation; to sell or otherwise dispose of the Common Stock of HNB; or to cause HNB to sell or otherwise dispose of any of the assets of Bank acquired in the transaction, except for dispositions made in the ordinary course of business. As Hibernia consummates other mergers, it is likely that some or all of the merged banks will be merged with and into HNB. At this time, the discussion provided under the caption "Summary - Other Pending Transactions for Hibernia" in the Prospectus provides a complete list of all pending mergers that are covered by definitive agreements as of October 16, 1995. However, no Common Stock of HNB will be issued as consideration in any of the pending mergers.

          (hh) The liabilities of Bank assumed by HNB and the liabilities to which the transferred assets of Bank are subject were incurred by Bank in the ordinary course of its business.

          (ii) Following the transaction, HNB will continue the historic business of Bank or will use a significant portion of Bank's historic business assets in its business.

          (jj) Except for expenses relating to the registration of Hibernia Common Stock and certain proxy printing and mailing expenses to be paid solely by Hibernia, which are directly related to the Mergers in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, Hibernia, HNB, Bank and the shareholder of Bank will pay their respective expenses, if any, incurred in connection with the transaction.

          (kk) There is no intercorporate indebtedness existing between Hibernia and Bank and their affiliates or between HNB and Bank that was issued, acquired, or will be settled at a discount.

          (ll) No two parties to the Bank Merger are investment companies as defined in Section
               368(a)(2)(F)(iii) and (iv) of the Code.

          (mm) Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          (nn) The basis and fair market value of the assets of Bank transferred to HNB will each equal or exceed the sum of the liabilities assumed by HNB, plus the amount of liabilities, if any, to which the transferred assets are subject.

          (oo) The merger of Bank into HNB will qualify as a statutory merger under the Bank Merger Act.

TECHNICAL ANALYSIS

Section 368(a)(1)(A) of the Code provides that a reorganization (a "Type A" reorganization) includes a statutory merger or consolidation. Such a reorganization can only be achieved by strict compliance with the applicable corporation laws of the United States or a state or territory of the United States. A statutory merger occurs wherein one party (the surviving corporation) to the transaction absorbs the other party whose corporate existence ceases. It has been represented by the management of Hibernia that the merger of FNB with and into Hibernia, wherein Hibernia Common Stock is to be exchanged for FNB Common Stock, is to occur as a statutory merger under applicable state and national law.

Section 368(a)(2)(D) of the Code provides that the acquisition by one corporation in exchange for stock of a corporation which is in control of the acquiring corporation, of substantially all of the properties of another corporation, shall not disqualify a transaction under Section 368(a)(1)(A) if (i) no stock of the acquiring corporation is used in the transaction and (ii) the transaction would have otherwise qualified as a Type A reorganization had the merger been into the controlling corporation. It has been represented by the management of Hibernia that the merger of Bank with and into HNB, wherein Hibernia Common Stock is to be constructively exchanged for Bank Common Stock, is to occur as a statutory merger under applicable state and national law.

Revenue Procedure 77-37, 1977-2 C.B. 568 (Section 3.01) provides that, for advance ruling purposes, the "substantially all" requirement of
Section 368(a)(2)(D) is satisfied if there is a transfer of assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the transferor corporation immediately prior to the transfer. Any payments to dissenters and any redemptions and distributions (except for regular dividend distributions) made by the corporation immediately preceding the transfer and which are a part of the Agreement will be considered as assets held by the corporation immediately prior to the transfer. Additionally, the payment of expenses incurred in connection with the Mergers is taken into consideration in applying the "substantially all" test.

In the proposed Bank Merger, it has been represented by the managements of Bank and HNB that HNB will acquire assets representing at least 90 percent of the fair market value of the net assets and 70 percent of the fair market value of the gross assets of Bank and that, for this purpose, the fair market value of the net and gross assets of Bank will be determined before payment by Bank of any expenses incurred by it in connection with the Bank Merger, before payment to any dissenters to the Bank Merger, and before any redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer. Based upon the foregoing representations, the "substantially all" requirement will be met in the Bank Merger.

Additional Requirements

Sections 1.368-1(b) and 1.368-2(g) of the Income Tax Regulations (the "Regulations") provide that the following additional requirements must be met for a transaction to qualify as a reorganization within the meaning of Section 368 of the Code:

          (i)  "continuity of interest" must be present,

          (ii) "continuity of business enterprise" must exist, and

          (iii)  the transaction must be undertaken for
               reasons pertaining to the continuance of the business of a corporation which is a party to the transaction.

Continuity of Interest

In general, the continuity of interest test requires the owners of the reorganized entity to receive and retain a meaningful equity in the surviving entity. See e.g., Pinellas Ice & Cold Storage Co. v. Comm'r, 287 U.S. 462 (1933); Cortland Specialty Company v. Comm'r, 60 F.2d 937 (2d Cir. 1932), cert. denied, 288 U.S. 599 (1932);
Helvering v. Minnesota Tea Co., 296 U.S. 378 (1935).

Revenue Procedure 77-37, 1977-2 C.B. 568 (Section 3.02) provides that, for advance ruling purposes, the continuity of interest requirement is satisfied if there is a continuing interest through stock ownership in the acquiring or transferee corporation (or a corporation in "control" thereof within the meaning of Section 368(c) of the Code) on the part of the former shareholders of the acquired or transferor corporation which is equal in value as of the effective date of the reorganization, to at least 50 percent of the value of all of the formerly outstanding stock of the acquired or transferor corporation as of that date. Sales, redemptions, and other dispositions of stock occurring prior or subsequent to the exchange which are part of the plan of reorganization will be considered in determining whether there is a 50 percent continuing interest through stock ownership as of the effective date of the reorganization.

Based upon our understanding of the facts presented to us orally and as set forth in the Statements of Facts and Representations dated October 16, 1995, the 50 percent continuity of interest test of Revenue Procedure 77-37, supra, will be met in the FNB Merger and the Bank Merger. It has been represented by the management of FNB that the shareholders of FNB have no plan or intention to sell, exchange or otherwise dispose of a number of Hibernia shares to be received in the transaction that will reduce their Hibernia Common Stock holdings to less than the requisite 50 percent continuity of interest. Accordingly, in the FNB Merger there will be a continuing interest through Common Stock ownership in Hibernia on the part of the former shareholders of FNB.

In Revenue Ruling 68-526, 1968-2 C.B. 156, the Internal Revenue Service (the "Service) held that the acquisition of the assets (and assumption of liabilities) of a parent corporation and its 60 percent owned subsidiary constituted separate tax-free reorganizations when the transactions occurred pursuant to one plan of reorganization and for valid business reasons. In Revenue Ruling 76-528, 1976-2 C.B. 103, the Service clarified that the continuity of interest requirement was met in Revenue Ruling 68-526 with respect to the subsidiary acquisition even when the Parent had no assets other than stock of a subsidiary because, in light of the acquisition of the parent's assets, and its dissolution pursuant to the plan of reorganization, the parent's shareholders, in effect, "stepped into the parent's shoes" as the only qualified parties to receive and continue the stock interest formerly held by the parent corporation. Although no assurance can be given that the Service will agree, the rationale of the above Revenue Rulings suggests that the continuity of interest maintained by the FNB shareholders in the FNB Merger is relevant in determining whether the continuity of interest requirement is satisfied in the Bank Merger. See also PLR 9109044 (December 4, 1990) where the Service, after applying the step transaction doctrine, ruled that a sideways merger of a Bank Holding Company and its wholly owned banking subsidiary into an acquiring bank holding company and its banking subsidiary respectively constituted reorganizations under Section 368(a)(1)(C) and Section 368(a)(2)(D).

In the past, the Service has frequently ruled on certain facts that the simultaneous mergers of a parent and its wholly-owned subsidiary into an acquiring parent corporation and its wholly-owned subsidiary, respectively each qualified as a Section 368(a)(1)(A) reorganization (see e.g., PLR 9111025 (December 14, 1990), 9047015 (August 24, 1990)
and 9003053 (October 26, 1989)). In other rulings involving slightly different facts (i.e., minority shareholders in the subsidiary), the Service held that the subsidiary mergers were Section 368(a)(1)(A) reorganizations by reason of Section 368(a)(2)(D) (see e.g., PLR 9109044 (December 4, 1990), 8943067 (August 2, 1989) and 8942090
(July 27, 1989)).

Although private letter rulings are not binding on the Service as precedent, they are cited to illustrate a consistent rulings position. In recent years, while the Service has declined to rule on whether a transaction qualifies as a reorganization pursuant to
Section 368(a)(1)(A) of the Code (see section 3.01(26) of Rev. Proc. 95-3) it has consistently ruled that the receipt by a target parent's shareholders of stock of an acquiring corporation will not prevent a lower tier target's merger from satisfying the continuity of interest requirement of Section 1.368-1(b) of the Regulations. See, for example, PLR 9237031 (June 16, 1992) and PLR 9317027 (January 29,
1993).

Continuity of Business Enterprise

Section 1.368-1(b) of the Regulations also provides that a continuity of business enterprise (as described in Section 1.368-1(d) of the Regulations) is a requisite to a reorganization. Section 1.368-1(d) of the Regulations provides that continuity of business enterprise requires that the acquiring corporation either continue the acquired corporation's historic business or use a significant portion of the acquired corporation's historic assets in a business. The proposed Bank Merger will meet the continuity of business enterprise test of
Section 1.368-1(d) because, based upon the representation of the management of HNB, HNB will continue the historic business of Bank or will use a significant portion of Bank's historic assets in a business.

Revenue Ruling 85-197, 1985-2 C.B. 120, provides that for purposes of the continuity of business enterprise requirement, the historic business of a holding company is the business of its operating subsidiary. Similarly, Revenue Ruling 85-198, 1985-2 C.B. 120, held that the continuity of business enterprise requirement was met upon the merger of two bank holding companies where the business of a former subsidiary of the acquired holding company was continued through a subsidiary of the acquiring corporation. Accordingly, the continuity of business enterprise requirement is met with regard to the FNB Merger because Hibernia through its wholly-owned subsidiary HNB, will continue the banking business indirectly conducted by FNB.

Business Purpose

Section 1.368-2(g) of the Regulations provides that a reorganization must be undertaken for reasons germane to the continuance of the business of a corporation which is a party to the reorganization.
As heretofore indicated in the Business Purpose Section set forth above, there are substantial business reasons for the Mergers. Accordingly, the Mergers each satisfy the business purpose requirement as set forth in the Regulations.

Constructive Exchange of Shares

To avoid the expense and inconvenience of issuing Hibernia shares to itself in the Bank Merger, and because FNB's shareholders will have already received fair value for their shares, the shares of Bank Common Stock obtained by Hibernia in the FNB Merger shall be canceled. (See the preceding discussion regarding Rev. Rul 76-528) In the Bank Merger, which occurs simultaneously, but is to be described in the closing documents covering the Mergers as a step following the FNB Merger, HNB technically would acquire the assets of Bank by issuing shares of Hibernia Common Stock to the Bank shareholder, Hibernia (as the result of the FNB Merger).

The Tax Court has consistently held that the physical transfer of shares is not necessary if it would be a "meaningless gesture," particularly in situations where common ownership is present. See, Fowler Hosiery Co., 36 T.C. 201 (1961), aff'd 301 F.2d 394 (7th Cir.
1962) and William Holton George, 26 T.C. 396 (1956). In fact, the Service has ruled that the absence of an actual physical exchange of shares does not prevent a transaction from qualifying as a tax-free reorganization if such an exchange would have been a "meaningless gesture" or a "useless task." See Rev. Rul. 70-240, 1970-1 C.B. 81 and Rev. Rul. 75-383, 1975-2 C.B. 127. See also Davant v. Commissioner, 366 F.2d 874 (5th Cir. 1966); James Armour, Inc., 43 T.C. 295 (1964); American Manufacturing Co., 55 T.C. 204 (1970). In addition, the Service held in Revenue Ruling 78-47, 1978-1 C.B. 113, that a physical issuance of shares was unnecessary in order to eliminate certain expenses associated with a reorganization.

The Service has also consistently permitted constructive exchanges in private letter rulings. See e.g., PLR 9247019 (August 24, 1992) and 9137029 (June 13, 1991) citing Revenue Ruling 78-47; PLR 9319017 (February 5, 1993) citing Revenue Ruling 70-240; PLR 8750071 (September 17, 1987), 8722021 (February 25, 1987), 8620043 (February
14, 1986), 8403028 (October 17, 1983), and 8306010 (November 4,
1982).

Based on the above, the constructive exchange described herein does not prevent the Bank Merger from qualifying as a tax-free reorganization.

Other Statutory Provisions

Section 368(b) of the Code defines the term "a party to a reorganization" to include a corporation resulting from a reorganization, and both corporations, in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another.

Section 361(a) of the Code provides that no gain or loss shall be recognized to a transferor corporation which is a party to a reorganization on any exchange pursuant to the plan of reorganization solely for stock or securities in another corporation which is a party to the reorganization.

Section 1032 of the Code provides that no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock of such corporation. Revenue Ruling 57-278, 1957-1 C.B. 124, provides that a subsidiary will not recognize gain upon the exchange of its parent's stock for property in connection with a tax-free reorganization. See also Proposed Treasury Regulations (Prop. Treas. Regs.) Section 1.1032-2.

Section 354(a)(1) of the Code provides that no gain or loss shall be recognized if stock or securities in a corporation which is a party to a reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation which is a party to the reorganization.

Cash received by shareholders of FNB Common Stock who dissent, will be treated as received in exchange for his or her stock subject to the provisions and limitations of Section 302. See Treas. Reg. Sec. 1.354-1(d), Ex. (3). If, as a result of such distribution, a shareholder owns no FNB Common Stock either directly or indirectly through the application of Section 318, the redemption will be treated as a complete termination of interest under Section 302(b)(3) and such cash will be treated as a distribution in exchange for stock under Section 302(a).

Section 362(b) of the Code generally provides that if property is acquired by a corporation in connection with the reorganization, then the basis shall be the same as it would be in the hands of the transferor, increased by the amount of gain recognized to the transferor on such transfer.

Section 1223(2) of the Code provides that in determining a taxpayer's holding period for property, there shall be included the period for which such property was held by another person, if such property has, for the purpose of determining gain or loss from a sale or exchange, the same basis in whole or in part in such taxpayer's hands as it would have had in the hands of such other person.

Section 381 of the Code applies to certain transactions, including those transactions to which Section 361 of the Code applies, where there is a transfer in connection with a reorganization described in
Section 368(a)(1)(A) or in Section 368(a)(1)(A) and Section
368(a)(2)(D) of the Code.

FEDERAL INCOME TAX CONSEQUENCES

Based solely upon the Statements of Facts and Representations, the Agreement, and the Bank Plan of Merger, it is our opinion that the following federal income tax consequences will result:

In the merger of FNB with and into Hibernia:

(1) Provided the proposed merger of FNB with and into Hibernia qualifies as a statutory merger under Louisiana law, the FNB Merger will be a reorganization within the meaning of
     Section 368(a)(1)(A) of the Code. FNB and Hibernia will each be a party to a reorganization within the meaning of
     Section 368(b) of the Code.

(2) No gain or loss will be recognized by FNB upon the transfer of its assets to Hibernia in exchange solely for Hibernia Common Stock, cash for dissenters, if any, and the assumption by Hibernia of the liabilities of FNB, since any cash for dissenters will be distributed to the shareholders (Sections 361(a), 361(b), and 357(a) of the Code).

(3) No gain or loss will be recognized by Hibernia on receipt of the FNB assets in exchange for Hibernia Common Stock, cash and the assumption by Hibernia of the liabilities of FNB
     (Section 1032(a) of the Code).

(4) The basis of the assets of FNB in the hands of Hibernia will, in each case, be the same as the basis of those assets in the hands of FNB immediately prior to the transaction
     (Section 362(b) of the Code).

(5) The holding period of the assets of FNB in the hands of Hibernia will, in each case, include the period for which such assets were held by FNB (Section 1223(2) of the Code).

(6) No gain or loss will be recognized by the shareholders of FNB who receive solely Hibernia Common Stock in exchange for their shares of FNB Common Stock (Section 354(a)(1) of the Code).

(7) The cash received by a dissenting shareholder of FNB in exchange for his or her FNB Common Stock will be treated as having been received by such shareholder as a distribution in redemption of his or her stock subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a shareholder owns no FNB Common Stock either directly or indirectly through the application of
     Section 318, the redemption will be treated as a complete termination of interest under Section 302(b)(3) and such cash will be treated as a distribution in exchange for stock under Section 302(a).

(8) The basis of Hibernia Common Stock to be received by the shareholders of FNB Common Stock will be, in each instance, the same as the basis of their stock surrendered in exchange therefor, decreased by the amount of cash received, if any and increased by the amount of gain, if any, recognized in the exchange. (Section 358(a)(1) of the Code).

(9) The holding period of the Hibernia Common Stock to be received by the shareholders of FNB Common Stock in the transaction will include in each instance, the period during which the FNB Common Stock surrendered in exchange therefor is held as a capital asset on the date of the surrender (Section 1223(l) of the Code).

(10) Hibernia will succeed to and take into account those tax attributes of FNB described in Section 381(c) of the Code. (Section 381(a) of the Code and Section 1.381(a)-1 of the Regulations) These items will be taken into account by Hibernia subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder.

(11) As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Regulations, Hibernia will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of FNB as of the date of transfer. Any deficit in the earnings and profits of FNB will be used only to offset the earnings and profits accumulated after the date of transfer.

(12) The payment of cash in lieu of fractional share interests of Hibernia Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Hibernia. These cash payments will be treated as distributions in full payment in exchange for the stock redeemed, subject to the provisions and limitations of
     Section 302(a) of the Code (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574).

In the merger of Bank with and into HNB:

(13) Provided the proposed merger of Bank with and into HNB qualifies as statutory merger under the Bank Merger Act, the acquisition by HNB of substantially all of the assets of Bank solely in constructive exchange for Hibernia Common Stock, cash for dissenters, if any, and the assumption by HNB of the liabilities of Bank, will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Bank, Hibernia and HNB will each be a party to a reorganization within the meaning of
     Section 368(b) of the Code.

(14) No gain or loss will be recognized by either Hibernia or HNB upon the acquisition by HNB of substantially all of the assets of Bank in constructive exchange for Hibernia Common Stock, cash for dissenters, if any, and the assumption of Bank's liabilities (Section 1032(a) of the Code). (See Prop. Treas. Regs. Section 1.1032-2 and Rev. Rul. 57-278, 1957-1 C.B. 124.)

(15) The basis of the assets of Bank acquired by HNB will be the same in the hands of HNB as the basis of such assets in the hands of Bank immediately prior to the exchange (Section
     362(b) of the Code).

(16) The basis of the HNB Common Stock in the hands of Hibernia will be increased by an amount equal to the basis of the Bank assets in the hands of HNB and decreased by the sum of the amount of the liabilities of Bank assumed by HNB and the amount of liabilities to which the assets of Bank are subject (Section 1.358-6(c)(1) of Prop. Treas. Regs.).

(17) The holding period of the assets of Bank received by HNB will, in each instance, include the period for which such assets were held by Bank (Section 1223(2) of the Code).

(18) As provided by Section 381(c) of the Code and Section 1.381(c)(2)-1 of the Regulations, HNB will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Bank as of the date of transfer. Any deficit in the earnings and profits of Bank or HNB will be used only to offset the earnings and profits accumulated after the date of transfer.

(19) The shareholder of HNB will recognize no gain or loss upon the constructive exchange of Bank Common Stock solely for Hibernia Common Stock. (Section 354(a)(1) of the Code.)

(20) Bank will recognize no gain or loss on the transfer of its assets to HNB in constructive exchange for Hibernia Common Stock and the assumption by HNB of the liabilities of Bank, as described above. (Sections 361(a) and 357(a) of the Code.)

(21) FNB and Bank will close their taxable years as of the date of the distribution or transfer. HNB will not close its taxable year merely because of the Bank Merger. (Section
     381(b) of the Code.)

(22) Pursuant to Section 381(a) of the Code and Section 1.381(a)- 1 of the Regulations, HNB will succeed to and take into account the items of Bank described in Section 381(c) of the Code. These items will be taken into account by HNB subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and Regulations promulgated thereunder.

STATE INCOME TAX CONSEQUENCES

(1) The Louisiana income tax treatment to the shareholders of FNB will be substantially the same as the federal income tax treatment to the shareholders of FNB.

SCOPE OF OPINION

The scope of this opinion is expressly limited to the federal income tax issues specifically addressed in (1) through (22) in the section entitled "Federal Income Tax Consequences" above and (1) in the section entitled "State Income Tax Consequences" above.
Specifically, our opinion has not been requested and none is expressed with regard to the federal, foreign, state or local income tax consequences for the shareholders of Hibernia and HNB. We have made no determination nor expressed any opinion as to any limitations, including those which may be imposed under Section 382, on the availability of net operating loss carryovers (or built-in gains or losses), if any, after the Mergers, the application (if any) of the alternative minimum tax to this transaction, nor the application of any consolidated return or employee benefit issues which may arise as a result of the Mergers. Further, we have made no determination as whether FNB dividend distributions have been sufficient to eliminate any undistributed personal holding company tax liability, if applicable. We have made no determination nor expressed any opinion as to the fair market value of any of the assets being transferred in the Mergers nor the common shares being exchanged in the Mergers. Furthermore, our opinion has not been requested and none is expressed with respect to any foreign, state or local tax consequences (other than those enumerated in (1) above of State Income Tax Consequences) to FNB, Bank, Hibernia, and HNB.

Our opinion, as stated above, is based upon the analysis of the Code, the Regulations thereunder, current case law, and published rulings. The foregoing are subject to change, and such change may be retroactively effective. If so, our views, as set forth above, may be affected and may not be relied upon. Further, any variation or differences in the facts or representations recited herein, for any reason, might affect our conclusions, perhaps in an adverse manner, and make them inapplicable. In addition, we have undertaken no obligation to update this opinion for changes in facts or law occurring subsequent to the date hereof.

This letter represents our views as to the interpretation of existing law and, accordingly, no assurance can be given that the Service or the courts will agree with the above analysis.


                                   /s/ ERNST & YOUNG LLP
                                   _______________________________
                                   Ernst & Young LLP




PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The Louisiana Business Corporation Law ("LBCL") contains two provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders whom they serve. Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

     Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinarily prudent men would exercise under similar circumstances in like positions.
Section 91 specifically provides that it is not intended to derogate from any indemnification permitted under Section 83, discussed below.

     Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing issuance of shares in violation of the LBCL. Paragraph E of
Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

     Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation; he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

     The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court. Otherwise, officers and directors may be indemnified in derivative actions only with respect to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action.

     Indemnification of officers and directors may only be made by the corporation if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

     Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or in the defense of any action or suit against him giving rise to a claim of indemnification.

     Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors by a majority of a quorum consisting of disinterested directors. In addition, a corporation may only advance defense costs if it has received an undertaking from the officer or director to repay the amounts advanced unless it is ultimately determined that he or she is entitled to be indemnified as otherwise authorized by Section 83.

     Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of indemnification under Section 83. Also, the indemnification provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

     The Company has adopted an indemnification provision to its articles of incorporation that provides for indemnification of officers and directors under the circumstances permitted by Louisiana law. The Company's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of the Company or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of the Company) by reason of the fact that the person served as an officer or director of the Company or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against the Company if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires the Company to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

     The Company's Articles of Incorporation further provide that no director or officer of the Company shall be personally liable to the Company or its shareholder for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such an limitation.

     The Articles of Association of the Bank include indemnification and limitation of liability provisions identical to those adopted by the Company and described above.


Item 21.  Exhibits and Financial Statement Schedules.

EXHIBIT             DESCRIPTION

 2        Agreement and Plan of Merger (included as
          Appendix A to the Proxy Statement-Prospectus)

 3.1      Exhibit 4.1 to the Registration Statement on
          Form S-3 filed with the Commission by the Registrant (Registration No. 33-23591) is hereby incorporated by reference (Articles of Incorporation of the Registrant, as amended to date)

 3.2      Exhibit 4.2 to the Registration Statement on
          Form S-8 filed with the Commission by the Registrant (Post-Effective Amendment No. 2 to
          Registration No. 2-96194) is hereby
          incorporated by reference (By-Laws of the Registrant, as amended to date)

 5        Opinion of Randolf F. Kassmeier, Esq. re:
          legality of shares

 8 Opinion of Ernst & Young, certified public accountants, regarding certain tax matters
          (included as Appendix D to the Proxy
          Statement-Prospectus)

10.13     Exhibit 10.13 to the Annual Report on Form 10-
          K for the fiscal year ended December 31, 1988, filed with the Commission by the Registrant
          (Commission File No. 0-7220) is hereby
          incorporated by reference (Deferred
          Compensation Plan for Outside Directors of
          Hibernia Corporation and its Subsidiaries, as amended to date)

10.14     Exhibit 10.14 to the Annual Report on Form 10-
          K for the fiscal year ended December 31, 1990, filed with the Commission by the Registrant
          (Commission File No. 0-7220) is hereby
          incorporated by reference (Hibernia
          Corporation Executive Life Insurance Plan)

10.16     Exhibit 4.7 to the Registration Statement on
          Form S-8 filed with the Commission by the Registrant (Registration No. 33-26871) is hereby incorporated by reference (Hibernia
          Corporation 1987 Stock Option Plan, as amended to date)

10.28 Exhibits M and N to the Company's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Warrant
          Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan
          Bank (National Association) and certain other lenders, including the Form of Warrant attached thereto)

10.29 Exhibit L to the Registrant's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Registration
          Rights Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan Bank
          (National Association) and certain other lenders, as amended to date)

10.30 Exhibit 10.30 to a Current Report on Form 8-K dated July 17, 1992 filed by the Registrant with the Commission is hereby incorporated by reference (Stock Purchase Agreement dated as of July 17, 1992 between the Registrant,
          Hibernia National Bank in Texas and Comerica
          Incorporated)

10.31 Exhibit 10.31 to a Current Report on Form 8-K dated September 15, 1992 filed by the Registrant with the Commission is hereby incorporated by reference (Amendment to Stock
          Purchase Agreement dated September 10, 1992 between Registrant and Comerica Incorporated)

10.34 Exhibit C to the Registrant's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (Long-Term
          Incentive Plan of Hibernia Corporation)

10.35 Exhibit A to the Registrant's definitive proxy statement dated March 23, 1993 relating to its 1993 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (1993 Director Stock
          Option Plan of Hibernia Corporation)

10.36     Exhibit 10.36 to the Registrant's Annual
          Report on Form 10-K for the fiscal year ended
          December 31, 1993 filed with the Commission
          (Commission file no. 0-7220) is hereby
          incorporated by reference (Employment
          agreement between Stephen A. Hansel and
          Hibernia Corporation)

10.37     Form of Employment Agreement between H. Graham
          Schneider, James J. Schneider, Raymond G.
          Dickerson, Sharon E. Knight and Hibernia
          Corporation


13 Exhibit 13 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1993 filed with the Commission
          (Commission file No. 0-7220) is hereby
          incorporated by reference (1993 Annual Report to security holders of the Registrant).

22 Exhibit 22 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended
          December 31, 1989 filed with the Commission
          (Commission file no. 0-7220) is hereby
          incorporated by reference (Subsidiaries of the Registrant)

23(a)     Consent of Randolf F. Kassmeier, Esq.
          (included with Exhibit 5)

23(b)     Consent of Ernst & Young
          Consent of Donald, Tucker & Betts
          Consent of Arthur Andersen LLP
          Consent of Postlethwaite Netterville
          Consent of Southard Financial
          Consent of Ernst & Young (included in Exhibit
          8, which is included as Appendix D to the Prospectus)

24        Powers of Attorney

-------

* Previously filed

Item 22.  Undertakings.

     The undersigned registrant hereby undertakes:

     (i) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (ii) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information;

     (iii) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to information called for by the other Items of the applicable form;

     (iv) that every prospectus (a) that is filed pursuant to the preceding paragraph, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (v) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (vi) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on October 16, 1995.



                              HIBERNIA CORPORATION



                              By: /s/ RON E. SAMFORD, JR.
                                   Ron E. Samford, Jr.
                                   Controller and Executive
                                   Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 16, 1995.

Signatures                              Title

       *
_____________________________      Chairman of the Board
Robert H. Boh

       *
_____________________________      Chief Executive Officer
Stephen A. Hansel                  and Director

       *
_____________________________      Chief Financial Officer
Robert W. Close

       *
_____________________________      Chief Accounting Officer
Ron E. Samford, Jr.

       *
_____________________________      Director
W. James Amoss, Jr.

       *
_____________________________      Director
J. Terrell Brown

       *
_____________________________      Director
J. Herbert Boydstun

       *
_____________________________      Director
E. R. "Bo" Campbell

       *
_____________________________      Director
Richard W. Freeman

       *
_____________________________      Director
Robert L. Goodwin

       *
_____________________________      Director
Dick H. Hearin

       *
_____________________________      Director
Robert T. Holleman

       *
_____________________________      Director
Hugh J. Kelly

       *
_____________________________      Director
Elton R. King

       *
_____________________________      Director
Sidney W. Lassen

       *
_____________________________      Director
Donald J. Nalty

       *
_____________________________      Director
William C. O'Malley

       *
_____________________________      Director
Robert T. Ratcliff

       *
_____________________________      Director
H. Duke Shackelford

       *
_____________________________      Director
James H. Stone

       *
_____________________________      Director
Janee M. "Gee" Tucker

       *
_____________________________      Director
Virginia E. Weinmann

       *
_____________________________      Director
E. L. Williamson

       *
_____________________________      Director
Robert E. Zetzmann




*By: /s/ GARY L. RYAN
     Gary L. Ryan
     Attorney-in-Fact




                          EXHIBIT INDEX

Exhibit                                      Sequential Page
                                                  Number


 5        Opinion of Randolf F. Kassmeier, Esq.

10.37     Form of Employment Agreement between H. Graham
          Schneider, James J. Schneider, Raymond G.
          Dickerson, Sharon E. Knight and Hibernia
          Corporation

 23(a)    Consent of Randolf F. Kassmeier, Esq. (included with
          Exhibit 5)

 23(b)    Consent of Ernst & Young
          Consent of Donald, Tucker and Betts
          Consent of Arthur Andersen LLP
          Consent of Postlethwaite & Netterville
          Consent of Southard Financial

 24       Powers of Attorney
________


                            EXHIBIT 5
              OPINION OF RANDOLF F. KASSMEIER, ESQ.





                        October 16, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

     I am Associate Counsel and Secretary of Hibernia Corporation (the "Company") and am delivering this opinion in connection with the registration by the Company of shares of Class A Common Stock (the "Shares) to be issued by the Company in a proposed merger (the "Merger") with FNB Bancshares, Inc. ("FNB") in which the shareholders of FNB will receive the Shares in exchange for their shares of common stock of FNB, to which registration statement (the "Registration Statement") this opinion is attached. The Shares will be reserved for issuance upon the closing of the Merger. The Shares will be issued to shareholders of FNB upon consummation of the Merger pursuant to the registration statement after it has been declared effective by the Securities and Exchange Commission.

     In furnishing this opinion, I or attorneys under my supervision have examined such documents and have made such investigation of matters of fact and law as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

     In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

     Based upon and limited by the foregoing, and based upon legal considerations which I deem relevant and upon laws or regulations in effect as of the date hereof, I am of the opinion that:

     1. The Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Louisiana.

     2. The Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering thereof, will be, validly issued, fully paid and non-assessable.

     I hereby expressly consent to the inclusion of this Opinion as exhibit to the Registration Statement and to the reference to this Opinion therein.

     This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.

                                   Very truly yours,


                                   /s/ RANDOLF F. KASSMEIER
                                   Randolf F. Kassmeier
                                   Associate Counsel and
                                     Assistant Secretary



                          EXHIBIT 10.37

FORM OF EMPLOYMENT AGREEMENTS BETWEEN H. GRAHAM SCHNEIDER, JAMES J. SCHNEIDER, RAYMOND G. DICKERSON, SHARON E. KNIGHT AND HIBERNIA
CORPORATION




  FORM OF EMPLOYMENT AGREEMENT BETWEEN H. GRAHAM SCHNEIDER AND
                      HIBERNIA CORPORATION

                            AGREEMENT

     THIS AGREEMENT is entered into this ___ day of ___________, 199_, by and among H. Graham Schneider ("Employee"), and Hibernia
National Bank, a national banking association ("Hibernia").

                      W I T N E S S E T H:

     WHEREAS, Hibernia intends to acquire by merger FNB Bancshares, Inc. (the "Bank"), of which Employee is the Chairman;

     WHEREAS, Employee is a unique repository of information and knowledge concerning the Bank, its customers and its operations;

     WHEREAS, Hibernia desires to have the benefit of such knowledge and experience and recognizes that such knowledge and experience would be valuable to competitors of Hibernia to the detriment of Hibernia;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1. EMPLOYMENT. Hibernia agrees to employ Employee and Employee agrees to remain in the employ of Hibernia, upon the terms and subject to the conditions provided herein.

     2. POSITION AND TITLE. During the period of his employment hereunder, Employee shall be employed as City Chairman, or such other title as may be mutually agreed by the parties, and shall perform services when and as directed by Hibernia, as more fully described in Section 3 hereof.

     3. DUTIES. Employee's duties shall include those duties that may, from time to time, be delegated to Employee by the President of Hibernia, and such other responsibilities as may, in the sole discretion of the President of Hibernia, be necessary or appropriate to the position of City Chairman. The duties would include, but not necessarily be limited to, assisting in the integration of FNB Bancshares, Inc. into the operations of Hibernia, representing Hibernia in community affairs, participating in activities with the Louisiana Bankers Association, developing new business relationships and assisting in soliciting merger and acquisition candidates. During the period of this employment hereunder, Employee shall devote his business time, attention, skill and efforts to the faithful performance of his duties hereunder. During the term of his employment under this Agreement, Employee may not serve, or continue to serve, on the board of directors or hold any other office or position with any other financial institution within the Affected Area, as defined below.

     4.  COMPENSATION.

         (a) Salary. Hibernia will pay Employee [amount] per year to compensate Employee for the duties and responsibilities performed for Hibernia described in Section 3 above. During the term of his employment, Employee's salary will be paid currently in equal installments twice monthly, on the 15th and the last business day of each month. The foregoing salary may be increased, but not decreased, by the Board of Directors of Hibernia or any committee of such Board to which such responsibility is generally or specifically delegated.


         (b) Benefits. Employee during the term of his employment shall also be entitled to receive such benefits as Hibernia may provide for its employees pursuant to any policy of Hibernia authorized by its Board of Directors.

     5. TERM. Employee's employment under this Agreement shall commence at the Effective Date pursuant to the Agreement and Plan and Merger (the "Agreement") dated June 15, 1995 by and between the Hibernia Corporation and FNB Bancshares, Inc. and shall terminate one year from the Effective Date, (the "Termination Date"), unless terminated sooner in accordance with any provision hereof.

     6.  TERMINATION.

         (a)   Death or Disability.

               (i) Employment shall terminate upon Employee's death.

               (ii) If Employee becomes, in the good faith
                    judgment of Hibernia's Board of Directors, physically or mentally disabled so as to be eligible to receive benefits pursuant to the disability insurance policy provided to Employee pursuant to this Agreement, Hibernia may, at its option, terminate employment upon not fewer than 15 days' written notice.

               If employment is terminated pursuant to this Subsection 6(a), Employee or his heirs, estate, executor and administrator shall be entitled to receive, and Hibernia shall pay to Employee or his heirs, estate, executor or administrator unpaid salary through the Termination Date.

         (b) Termination for Cause. This Agreement may be immediately terminated by Hibernia if: (i) after the Effective Date, Employee knowingly and intentionally commits, or is arrested for or otherwise officially charged with, a felony or a crime involving moral turpitude or any other criminal activity or unethical conduct that, in the good faith opinion of the Board of Directors of Hibernia, would seriously impair Employee's ability to perform his duties hereunder or would impair the business reputation of Hibernia or (ii) in good faith opinion of the Board of Directors of Hibernia, Employee has violated any statute, rule, or regulation under the federal securities or banking laws, the securities of banking laws of nay state, or any provision of this Agreement.

         (c) Termination for Good Reason. Employee may terminate this Agreement at any time for "Good Reason", defined to mean, (i) while Employee is an employee, the assignment to him of any duties or responsibilities which in his reasonable judgement are inconsistent with the position of Employee set forth in Section 2 hereof, (ii) requiring Employee, without his consent, to be based anywhere other than Monroe, Louisiana. If Employee terminates this Agreement for Good Reason, Hibernia shall pay to Employee the remainder of his salary through the Termination Date at the time of termination in a lump sum.

         (d) Termination of Agreement Without Cause. Hibernia may terminate this Agreement without cause at any time after the Effective Date by paying to Employee the full amount of salary in a lump sum to which he would have been entitled through the Termination Date.

     7.  Non-Competition.

         (a) If Hibernia terminates this Agreement for cause, or Employee terminates his employment without Good Reason, or if Employee terminates his employment for Good Reason or Hibernia terminates the Agreement without cause and, in each such case, Hibernia has paid or continues to pay Employee the amounts due him hereunder, then for a period of three years from the Effective Date, Employee shall not:

               (i) become an officer, director, employee or more than 3% shareholder in any financial institution having an office or otherwise doing business within the Affected Area, as defined below;

               (ii) solicit any of Hibernia's depositors or other
                    customers to become depositors or customers of any other financial institution having an office or otherwise doing business within the Affected Area;

         (b) As used herein, the term "Affected Area" shall mean the Parishes of East Carroll and West Carroll in
               Louisiana.

     8. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9. INTEGRATED AGREEMENT. This Agreement, and all other documents and instruments delivered in accordance with the terms hereof, constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

     10. AMENDMENTS. This Agreement may be amended or modified at any time in any or all respects, but only by an instrument in writing executed by the parties hereto.

     11. CHOICE OF LAW. The validity of the Agreement, the construction of its terms, and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Louisiana applicable to contracts made to be performed wholly within such State.

     12. SEVERABILITY. Each provision of the Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into the Agreement without such provision.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              EMPLOYEE


                              ____________________________________
                              H. Graham Schneider


                              HIBERNIA NATIONAL BANK


                              By:  _______________________________




   FORM OF EMPLOYMENT AGREEMENT BETWEEN JAMES J. SCHNEIDER AND
                      HIBERNIA CORPORATION

                            AGREEMENT

     THIS AGREEMENT is entered into this ___ day of ___________, 199_, by and among James J. Schneider ("Employee"), and Hibernia
National Bank, a national banking association ("Hibernia").

                      W I T N E S S E T H:

     WHEREAS, Hibernia intends to acquire by merger FNB Bancshares, Inc. (the "Bank"), of which Employee is the President;

     WHEREAS, Employee is a unique repository of information and knowledge concerning the Bank, its customers and its operations;

     WHEREAS, Hibernia desires to have the benefit of such knowledge and experience and recognizes that such knowledge and experience would be valuable to competitors of Hibernia to the detriment of Hibernia;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1. EMPLOYMENT. Hibernia agrees to employ Employee and Employee agrees to remain in the employ of Hibernia, upon the terms and subject to the conditions provided herein.

     2. POSITION AND TITLE. During the period of his employment hereunder, Employee shall be employed as City President, or such other title as may be mutually agreed by the parties, and shall perform services when and as directed by Hibernia, as more fully described in Section 3 hereof.

     3. DUTIES. Employee's duties shall include those duties that may, from time to time, be delegated to Employee by the President of Hibernia, and such other responsibilities as may, in the sole discretion of the President of Hibernia, be necessary or appropriate to the position of City President. The duties would include, but not necessarily be limited to, assisting in the integration of FNB Bancshares, Inc. into the operations of Hibernia, representing Hibernia in community affairs, participating in activities with the Louisiana Bankers Association, developing new business relationships and assisting in soliciting merger and acquisition candidates. During the period of this employment hereunder, Employee shall devote his business time, attention, skill and efforts to the faithful performance of his duties hereunder. During the term of his employment under this Agreement, Employee may not serve, or continue to serve, on the board of directors or hold any other office or position with any other financial institution within the Affected Area, as defined below.

     4.  COMPENSATION.

         (a) Salary. Hibernia will pay Employee [amount] per year to compensate Employee for the duties and responsibilities performed for Hibernia described in Section 3 above. During the term of his employment, Employee's salary will be paid currently in equal installments twice monthly, on the 15th and the last business day of each month. The foregoing salary may be increased, but not decreased, by the Board of Directors of Hibernia or any committee of such Board to which such responsibility is generally or specifically delegated.


         (b) Benefits. Employee during the term of his employment shall also be entitled to receive such benefits as Hibernia may provide for its employees pursuant to any policy of Hibernia authorized by its Board of Directors.

     5. TERM. Employee's employment under this Agreement shall commence at the Effective Date pursuant to the Agreement and Plan and Merger (the "Agreement") dated June 15, 1995 by and between the Hibernia Corporation and FNB Bancshares, Inc. and shall terminate three years from the Effective Date, (the "Termination Date"), unless terminated sooner in accordance with any provision hereof.

     6.  TERMINATION.

         (a)   Death or Disability.

               (i) Employment shall terminate upon Employee's death.

               (ii) If Employee becomes, in the good faith
                    judgment of Hibernia's Board of Directors, physically or mentally disabled so as to be eligible to receive benefits pursuant to the disability insurance policy provided to Employee pursuant to this Agreement, Hibernia may, at its option, terminate employment upon not fewer than 15 days' written notice.

               If employment is terminated pursuant to this Subsection 6(a), Employee or his heirs, estate, executor and administrator shall be entitled to receive, and Hibernia shall pay to Employee or his heirs, estate, executor or administrator unpaid salary through the Termination Date.

         (b) Termination for Cause. This Agreement may be immediately terminated by Hibernia if: (i) after the Effective Date, Employee knowingly and intentionally commits, or is arrested for or otherwise officially charged with, a felony or a crime involving moral turpitude or any other criminal activity or unethical conduct that, in the good faith opinion of the Board of Directors of Hibernia, would seriously impair Employee's ability to perform his duties hereunder or would impair the business reputation of Hibernia or (ii) in good faith opinion of the Board of Directors of Hibernia, Employee has violated any statute, rule, or regulation under the federal securities or banking laws, the securities of banking laws of nay state, or any provision of this Agreement.

         (c) Termination for Good Reason. Employee may terminate this Agreement at any time for "Good Reason", defined to mean, (i) while Employee is an employee, the assignment to him of any duties or responsibilities which in his reasonable judgement are inconsistent with the position of Employee set forth in Section 2 hereof, (ii) requiring Employee, without his consent, to be based anywhere other than Monroe, Louisiana. If Employee terminates this Agreement for Good Reason, Hibernia shall pay to Employee the remainder of his salary through the Termination Date at the time of termination in a lump sum.

         (d) Termination of Agreement Without Cause. Hibernia may terminate this Agreement without cause at any time after the Effective Date by paying to Employee the full amount of salary in a lump sum to which he would have been entitled through the Termination Date.

     7.  Non-Competition.

         (a) If Hibernia terminates this Agreement for cause, or Employee terminates his employment without Good Reason, or if Employee terminates his employment for Good Reason or Hibernia terminates the Agreement without cause and, in each such case, Hibernia has paid or continues to pay Employee the amounts due him hereunder, then for a period of three years from the Effective Date, Employee shall not:

               (i) become an officer, director, employee or more than 3% shareholder in any financial institution having an office or otherwise doing business within the Affected Area, as defined below;

               (ii) solicit any of Hibernia's depositors or other
                    customers to become depositors or customers of any other financial institution having an office or otherwise doing business within the Affected Area;

         (b) As used herein, the term "Affected Area" shall mean the Parishes of East Carroll and West Carroll in
               Louisiana.

     8. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9. INTEGRATED AGREEMENT. This Agreement, and all other documents and instruments delivered in accordance with the terms hereof, constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

     10. AMENDMENTS. This Agreement may be amended or modified at any time in any or all respects, but only by an instrument in writing executed by the parties hereto.

     11. CHOICE OF LAW. The validity of the Agreement, the construction of its terms, and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Louisiana applicable to contracts made to be performed wholly within such State.

     12. SEVERABILITY. Each provision of the Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into the Agreement without such provision.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              EMPLOYEE


                              ____________________________________
                              James J. Schneider


                              HIBERNIA NATIONAL BANK


                              By:  _______________________________




  FORM OF EMPLOYMENT AGREEMENT BETWEEN RICHARD G. DICKERSON AND
                      HIBERNIA CORPORATION

                            AGREEMENT

     THIS AGREEMENT is entered into this ___ day of ___________, 199_, by and among Richard G. Dickerson ("Employee"), and Hibernia National Bank, a national banking association ("Hibernia").

                      W I T N E S S E T H:

     WHEREAS, Hibernia intends to acquire by merger FNB Bancshares, Inc. (the "Bank"), of which Employee is the Vice President;

     WHEREAS, Employee is a unique repository of information and knowledge concerning the Bank, its customers and its operations;

     WHEREAS, Hibernia desires to have the benefit of such knowledge and experience and recognizes that such knowledge and experience would be valuable to competitors of Hibernia to the detriment of Hibernia;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1. EMPLOYMENT. Hibernia agrees to employ Employee and Employee agrees to remain in the employ of Hibernia, upon the terms and subject to the conditions provided herein.

     2. POSITION AND TITLE. During the period of his employment hereunder, Employee shall be employed as Vice President, or such other title as may be mutually agreed by the parties, and shall perform services when and as directed by Hibernia, as more fully described in Section 3 hereof.

     3. DUTIES. Employee's duties shall include those duties that may, from time to time, be delegated to Employee by the President of Hibernia, and such other responsibilities as may, in the sole discretion of the President of Hibernia, be necessary or appropriate to the position of Vice President. The duties would include, but not necessarily be limited to, assisting in the integration of FNB Bancshares, Inc. into the operations of Hibernia, representing Hibernia in community affairs, participating in activities with the Louisiana Bankers Association, developing new business relationships and assisting in soliciting merger and acquisition candidates. During the period of this employment hereunder, Employee shall devote his business time, attention, skill and efforts to the faithful performance of his duties hereunder. During the term of his employment under this Agreement, Employee may not serve, or continue to serve, on the board of directors or hold any other office or position with any other financial institution within the Affected Area, as defined below.

     4.  COMPENSATION.

         (a) Salary. Hibernia will pay Employee [amount] per year to compensate Employee for the duties and responsibilities performed for Hibernia described in Section 3 above. During the term of his employment, Employee's salary will be paid currently in equal installments twice monthly, on the 15th and the last business day of each month. The foregoing salary may be increased, but not decreased, by the Board of Directors of Hibernia or any committee of such Board to which such responsibility is generally or specifically delegated.


         (b) Benefits. Employee during the term of his employment shall also be entitled to receive such benefits as Hibernia may provide for its employees pursuant to any policy of Hibernia authorized by its Board of Directors.

     5. TERM. Employee's employment under this Agreement shall commence at the Effective Date pursuant to the Agreement and Plan and Merger (the "Agreement") dated June 15, 1995 by and between the Hibernia Corporation and FNB Bancshares, Inc. and shall terminate two years from the Effective Date, (the "Termination Date"), unless terminated sooner in accordance with any provision hereof.

     6.  TERMINATION.

         (a)   Death or Disability.

               (i) Employment shall terminate upon Employee's death.

               (ii) If Employee becomes, in the good faith
                    judgment of Hibernia's Board of Directors, physically or mentally disabled so as to be eligible to receive benefits pursuant to the disability insurance policy provided to Employee pursuant to this Agreement, Hibernia may, at its option, terminate employment upon not fewer than 15 days' written notice.

               If employment is terminated pursuant to this Subsection 6(a), Employee or his heirs, estate, executor and administrator shall be entitled to receive, and Hibernia shall pay to Employee or his heirs, estate, executor or administrator unpaid salary through the Termination Date.

         (b) Termination for Cause. This Agreement may be immediately terminated by Hibernia if: (i) after the Effective Date, Employee knowingly and intentionally commits, or is arrested for or otherwise officially charged with, a felony or a crime involving moral turpitude or any other criminal activity or unethical conduct that, in the good faith opinion of the Board of Directors of Hibernia, would seriously impair Employee's ability to perform his duties hereunder or would impair the business reputation of Hibernia or (ii) in good faith opinion of the Board of Directors of Hibernia, Employee has violated any statute, rule, or regulation under the federal securities or banking laws, the securities of banking laws of nay state, or any provision of this Agreement.

         (c) Termination for Good Reason. Employee may terminate this Agreement at any time for "Good Reason", defined to mean, (i) while Employee is an employee, the assignment to him of any duties or responsibilities which in his reasonable judgement are inconsistent with the position of Employee set forth in Section 2 hereof, (ii) requiring Employee, without his consent, to be based anywhere other than Monroe, Louisiana. If Employee terminates this Agreement for Good Reason, Hibernia shall pay to Employee the remainder of his salary through the Termination Date at the time of termination in a lump sum.

         (d) Termination of Agreement Without Cause. Hibernia may terminate this Agreement without cause at any time after the Effective Date by paying to Employee the full amount of salary in a lump sum to which he would have been entitled through the Termination Date.

     7.  Non-Competition.

         (a) If Hibernia terminates this Agreement for cause, or Employee terminates his employment without Good Reason, or if Employee terminates his employment for Good Reason or Hibernia terminates the Agreement without cause and, in each such case, Hibernia has paid or continues to pay Employee the amounts due him hereunder, then for a period of three years from the Effective Date, Employee shall not:

               (i) become an officer, director, employee or more than 3% shareholder in any financial institution having an office or otherwise doing business within the Affected Area, as defined below;

               (ii) solicit any of Hibernia's depositors or other
                    customers to become depositors or customers of any other financial institution having an office or otherwise doing business within the Affected Area;

         (b) As used herein, the term "Affected Area" shall mean the Parishes of East Carroll and West Carroll in
               Louisiana.

     8. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9. INTEGRATED AGREEMENT. This Agreement, and all other documents and instruments delivered in accordance with the terms hereof, constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

     10. AMENDMENTS. This Agreement may be amended or modified at any time in any or all respects, but only by an instrument in writing executed by the parties hereto.

     11. CHOICE OF LAW. The validity of the Agreement, the construction of its terms, and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Louisiana applicable to contracts made to be performed wholly within such State.

     12. SEVERABILITY. Each provision of the Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into the Agreement without such provision.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              EMPLOYEE


                              ____________________________________
                              Raymond G. Dickerson


                              HIBERNIA NATIONAL BANK


                              By:  _______________________________




    FORM OF EMPLOYMENT AGREEMENT BETWEEN SHARON E. KNIGHT AND
                      HIBERNIA CORPORATION

                            AGREEMENT

     THIS AGREEMENT is entered into this ___ day of ___________, 199_, by and among Sharon E. Knight ("Employee"), and Hibernia
National Bank, a national banking association ("Hibernia").

                      W I T N E S S E T H:

     WHEREAS, Hibernia intends to acquire by merger FNB Bancshares, Inc. (the "Bank"), of which Employee is the Secretary;

     WHEREAS, Employee is a unique repository of information and knowledge concerning the Bank, its customers and its operations;

     WHEREAS, Hibernia desires to have the benefit of such knowledge and experience and recognizes that such knowledge and experience would be valuable to competitors of Hibernia to the detriment of Hibernia;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1. EMPLOYMENT. Hibernia agrees to employ Employee and Employee agrees to remain in the employ of Hibernia, upon the terms and subject to the conditions provided herein.

     2. POSITION AND TITLE. During the period of his employment hereunder, Employee shall be employed as Senior Vice President, or such other title as may be mutually agreed by the parties, and shall perform services when and as directed by Hibernia, as more fully described in Section 3 hereof.

     3. DUTIES. Employee's duties shall include those duties that may, from time to time, be delegated to Employee by the President of Hibernia, and such other responsibilities as may, in the sole discretion of the President of Hibernia, be necessary or appropriate to the position of Senior Vice President. The duties would include, but not necessarily be limited to, assisting in the integration of FNB Bancshares, Inc. into the operations of Hibernia, representing Hibernia in community affairs, participating in activities with the Louisiana Bankers Association, developing new business relationships and assisting in soliciting merger and acquisition candidates. During the period of this employment hereunder, Employee shall devote his business time, attention, skill and efforts to the faithful performance of his duties hereunder. During the term of his employment under this Agreement, Employee may not serve, or continue to serve, on the board of directors or hold any other office or position with any other financial institution within the Affected Area, as defined below.

     4.  COMPENSATION.

         (a) Salary. Hibernia will pay Employee [amount] per year to compensate Employee for the duties and responsibilities performed for Hibernia described in Section 3 above. During the term of his employment, Employee's salary will be paid currently in equal installments twice monthly, on the 15th and the last business day of each month. The foregoing salary may be increased, but not decreased, by the Board of Directors of Hibernia or any committee of such Board to which such responsibility is generally or specifically delegated.


         (b) Benefits. Employee during the term of his employment shall also be entitled to receive such benefits as Hibernia may provide for its employees pursuant to any policy of Hibernia authorized by its Board of Directors.

     5. TERM. Employee's employment under this Agreement shall commence at the Effective Date pursuant to the Agreement and Plan and Merger (the "Agreement") dated June 15, 1995 by and between the Hibernia Corporation and FNB Bancshares, Inc. and shall terminate two years from the Effective Date, (the "Termination Date"), unless terminated sooner in accordance with any provision hereof.

     6.  TERMINATION.

         (a)   Death or Disability.

               (i) Employment shall terminate upon Employee's death.

               (ii) If Employee becomes, in the good faith
                    judgment of Hibernia's Board of Directors, physically or mentally disabled so as to be eligible to receive benefits pursuant to the disability insurance policy provided to Employee pursuant to this Agreement, Hibernia may, at its option, terminate employment upon not fewer than 15 days' written notice.

               If employment is terminated pursuant to this Subsection 6(a), Employee or his heirs, estate, executor and administrator shall be entitled to receive, and Hibernia shall pay to Employee or his heirs, estate, executor or administrator unpaid salary through the Termination Date.

         (b) Termination for Cause. This Agreement may be immediately terminated by Hibernia if: (i) after the Effective Date, Employee knowingly and intentionally commits, or is arrested for or otherwise officially charged with, a felony or a crime involving moral turpitude or any other criminal activity or unethical conduct that, in the good faith opinion of the Board of Directors of Hibernia, would seriously impair Employee's ability to perform his duties hereunder or would impair the business reputation of Hibernia or (ii) in good faith opinion of the Board of Directors of Hibernia, Employee has violated any statute, rule, or regulation under the federal securities or banking laws, the securities of banking laws of nay state, or any provision of this Agreement.

         (c) Termination for Good Reason. Employee may terminate this Agreement at any time for "Good Reason", defined to mean, (i) while Employee is an employee, the assignment to him of any duties or responsibilities which in his reasonable judgement are inconsistent with the position of Employee set forth in Section 2 hereof, (ii) requiring Employee, without his consent, to be based anywhere other than Monroe, Louisiana. If Employee terminates this Agreement for Good Reason, Hibernia shall pay to Employee the remainder of his salary through the Termination Date at the time of termination in a lump sum.

         (d) Termination of Agreement Without Cause. Hibernia may terminate this Agreement without cause at any time after the Effective Date by paying to Employee the full amount of salary in a lump sum to which he would have been entitled through the Termination Date.
     7.  Non-Competition.

         (a) If Hibernia terminates this Agreement for cause, or Employee terminates his employment without Good Reason, or if Employee terminates his employment for Good Reason or Hibernia terminates the Agreement without cause and, in each such case, Hibernia has paid or continues to pay Employee the amounts due him hereunder, then for a period of three years from the Effective Date, Employee shall not:

               (i) become an officer, director, employee or more than 3% shareholder in any financial institution having an office or otherwise doing business within the Affected Area, as defined below;

               (ii) solicit any of Hibernia's depositors or other
                    customers to become depositors or customers of any other financial institution having an office or otherwise doing business within the Affected Area;

         (b) As used herein, the term "Affected Area" shall mean the Parishes of East Carroll and West Carroll in
               Louisiana.

     8. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9. INTEGRATED AGREEMENT. This Agreement, and all other documents and instruments delivered in accordance with the terms hereof, constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

     10. AMENDMENTS. This Agreement may be amended or modified at any time in any or all respects, but only by an instrument in writing executed by the parties hereto.

     11. CHOICE OF LAW. The validity of the Agreement, the construction of its terms, and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Louisiana applicable to contracts made to be performed wholly within such State.

     12. SEVERABILITY. Each provision of the Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into the Agreement without such provision.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              EMPLOYEE


                              ____________________________________
                              Sharon E. Knight


                              HIBERNIA NATIONAL BANK


                              By:  _______________________________





                        EXHIBIT 23 (b)(i)

                  CONSENT OF ERNST & YOUNG LLP



                 Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Prospectus of Hibernia Corporation for the registration of 887,640 shares of its common stock to be issued pursuant to its proposed merger with FNB Bancshares, Inc. and to the incorporation by reference therein of our reports (i) dated January 9, 1995, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 and (ii) dated January 9, 1995, except for the pooling of interests with the 1995 Pooled Companies described in Note 2, as to which the date is July 1, 1995, with respect to the supplemental consolidated financial statements of Hibernia Corporation included in its Current Report on Form 8-K dated October 12, 1995, both filed with the Securities and Exchange Commission.


                                     /s/ERNST & YOUNG LLP
                                        Ernst & Young LLP


New Orleans, Louisiana
October 16, 1995





                        EXHIBIT 23(b)(ii)
               CONSENT OF DONALD, TUCKER AND BETTS
             (A Professional Accounting Corporation)
                  Certified Public Accountants


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of Hibernia Corporation for the registration of its common stock to be issued pursuant to its proposed merger with FNB Bancshares, Inc. and to the inclusion herein of our audit reports with respect to the consolidated financial statements of FNB Bancshares, Inc. also included therein, filed with the Securities and Exchange Commission. Our audit reports are dated as follows: for the year ended December 31, 1994, reported dated January 9, 1995; for the year ended December 31, 1993.



                                   /s/ Donald, Tucker and Betts
                                       DONALD, TUCKER AND BETTS



Monroe, Louisiana
October 16, 1995





                       EXHIBIT 23(b)(iii)
                 CONSENT OF ARTHUR ANDERSEN LLP

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Form S-4 registration statement of Hibernia Corporation (Hibernia) of the following reports included in Hibernia's Form 8-K dated October 12, 1995: our report dated February 10, 1995, with respect to the consolidated balance sheets of Progressive Bancorporation, Inc. and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994; our report dated February 22, 1995, except with respect to the matter discussed in
Note 2 to the financial statements, as to which the date is March 1, 1995, with respect to the balance sheets of American Bank as of December 31, 1994 and 1993, and the related statements of income, shareholders' equity and cash flows for the years then ended; and our report dated March 29, 1995, with respect to the balance sheets of Bank of St. John as of December 31, 1994 and 1993, and the related statements of income, shareholders' equity and cash flows for the years then ended. We also consent to all references to our Firm included in this registration statement.



                                   /s/ ARTHUR ANDERSEN LLP
                                       Arthur Andersen LLP


New Orleans, Louisiana
October 6, 1995




                        EXHIBIT 23(b)(iv)
             CONSENT OF POSTLETHWAITE & NETTERVILLE


We consent to the incorporation by reference in the Form S-4 registration statement of Hibernia Corporation (Hibernia) of our reported dated January 27, 1995, with respect to the consolidated statement of condition of Staba Bancshares, Inc. and Subsidiary as of December 31, 1994 and 1993 and the related consolidated statements of operations, changes in stockholders equity and cash flows for each of the three years in the period ended December 31, 1994. We also consent to all references to our Firm included in this registration statement.

/s/ POSTLETHWAITE & NETTERVILLE
    Postlethwaite & Netterville

Donaldsonville, Louisiana
October 12, 1995




                        EXHIBIT 23(b)(v)
                  CONSENT OF SOUTHARD FINANCIAL


We hereby consent to the inclusion in this registration statement on Form S-4 of our opinion dated September 29, 1995 and to all references to our firm in the registration statement.




                                   /s/ DAVID A. HARRIS
                                   David A. Harris



Memphis, Tennessee
September 29, 1995




                           EXHIBIT 24

                       POWERS OF ATTORNEY



                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ W. JAMES AMOSS, JR.
                              ___________________________________
                              W. James Amoss, Jr.
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ ROBERT H. BOH
                              ___________________________________
                              Robert H. Boh
                              Chairman and Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ J. HERBERT BOYDSTUN
                              ___________________________________
                              J. Herbert Boydstun
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ J. TERRELL BROWN
                              ___________________________________
                              J. Terrell Brown
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ E. R. "BO" CAMPBELL
                              ___________________________________
                              E. R. "Bo" Campbell
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ RICHARD W. FREEMAN, JR.
                              ___________________________________
                              Richard W. Freeman, Jr.
                              Director
                              HIBERNIA CORPORATION







                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ ROBERT L. GOODWIN
                              ___________________________________
                              Robert L. Goodwin
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned President, Chief Executive Officer and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ STEPHEN A. HANSEL
                              ___________________________________
                              Stephen A. Hansel
                              President, Chief Executive Officer
                              and Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ DICK H. HEARIN
                              ___________________________________
                              Dick H. Hearin
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ ROBERT T. HOLLEMAN
                              ___________________________________
                              Robert T. Holleman
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ HUGH J. KELLY
                              ___________________________________
                              Hugh J. Kelly
                              Vice Chairman and Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ ELTON R. KING
                              ___________________________________
                              Elton R. King
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ SIDNEY W. LASSEN
                              ___________________________________
                              Sidney W. Lassen
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ DONALD J. NALTY
                              ___________________________________
                              Donald J. Nalty
                              Vice Chairman and Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ WILLIAM C. O'MALLEY
                              ___________________________________
                              William C. O'Malley
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ ROBERT T. RATCLIFF
                              ___________________________________
                              Robert T. Ratcliff
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ H. DUKE SHACKELFORD
                              ___________________________________
                              H. Duke Shackelford
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ JAMES H. STONE
                              ___________________________________
                              James H. Stone
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ JANEE M. "GEE" TUCKER
                              ___________________________________
                              Janee M. "Gee" Tucker
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ VIRGINIA EASON WEINMANN
                              ___________________________________
                              Virginia Eason Weinmann
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ ERNEST L. WILLIAMSON
                              ___________________________________
                              Ernest L. Williamson
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ ROBERT E. ZETZMANN
                              ___________________________________
                              Robert E. Zetzmann
                              Director
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Controller of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ RON E. SAMFORD, JR.
                              ___________________________________
                              Ron E. Samford, Jr.
                              Controller
                              HIBERNIA CORPORATION






                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Treasurer and Chief Financial Officer of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and FNB Bancshares, Inc. ("FNB") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of FNB and merge FNB into the Corporation, authorized by resolutions adopted by the Board of Directors June 27, 1995, and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of June, 1995.


                              /s/ ROBERT W. CLOSE
                              ___________________________________
                              Robert W. Close
                              Treasurer and Chief Financial Officer
                              HIBERNIA CORPORATION